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                                                                 EXHIBIT 10.23.1

                                     FORM OF
                            MEZZANINE LOAN AGREEMENT
                                (FIXED RATE POOL)

                            DATED AS OF JUNE __, 2004

                                     BETWEEN

                          LODGIAN MEZZANINE FIXED, LLC
                                   AS BORROWER

                                       AND

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                                    AS LENDER

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                                TABLE OF CONTENTS

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                                                                                                        PAGE
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ARTICLE I  DEFINITIONS............................................................................        1

         SECTION 1.1       Certain Defined Terms..................................................        1
         SECTION 1.2       Accounting Terms.......................................................       20
         SECTION 1.3       Other Definitional Provisions..........................................       20

ARTICLE II  TERMS OF THE LOAN.....................................................................       21

         SECTION 2.1       Loan...................................................................       21
         SECTION 2.2       Interest...............................................................       21
         SECTION 2.3       Reserved...............................................................       22
         SECTION 2.4       Payments...............................................................       22
         SECTION 2.5       Maturity...............................................................       23
         SECTION 2.6       Prepayment.............................................................       23
         SECTION 2.7       Outstanding Balance....................................................       24
         SECTION 2.8       Taxes..................................................................       24
         SECTION 2.9       Reasonableness of Charges..............................................       25
         SECTION 2.10      Reserved...............................................................       25
         SECTION 2.11      Servicing/Special Servicing............................................       25
         SECTION 2.12      Mortgage Loan Event of Default.........................................       25
         SECTION 2.13      Mezzanine Lender Approvals.............................................       25

ARTICLE III  CONDITIONS TO LOAN...................................................................       26

         SECTION 3.1       Conditions to Funding of the Loan on the Closing Date..................       26

ARTICLE IV  REPRESENTATIONS AND WARRANTIES........................................................       30

         SECTION 4.1       Organization, Powers, Capitalization, Good Standing, Business..........       31
         SECTION 4.2       Authorization of Borrowing, etc........................................       31
         SECTION 4.3       Financial Statements...................................................       32
         SECTION 4.4       Indebtedness and Contingent Obligations................................       32
         SECTION 4.5       Title to the Properties and Collateral.................................       32
         SECTION 4.6       Zoning; Compliance with Laws...........................................       33
         SECTION 4.7       Leases; Agreements.....................................................       33
         SECTION 4.8       Condition of the Properties............................................       34
         SECTION 4.9       Representations and Warranties of the Mortgage Borrowers...............       35
         SECTION 4.10      Payment of Taxes.......................................................       35
         SECTION 4.11      Adverse Contracts......................................................       35
         SECTION 4.12      Performance of Agreements..............................................       35
         SECTION 4.13      Governmental Regulation................................................       35
         SECTION 4.14      Employee Benefit Plans.................................................       36
         SECTION 4.15      Broker's Fees..........................................................       36
         SECTION 4.16      Litigation; Adverse Facts..............................................       36
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         SECTION 4.17      Solvency...............................................................       36
         SECTION 4.18      Disclosure.............................................................       36
         SECTION 4.19      Use of Proceeds and Margin Security....................................       37
         SECTION 4.20      Security Interests.....................................................       37
         SECTION 4.21      Investments............................................................       37
         SECTION 4.22      Defaults...............................................................       37
         SECTION 4.23      No Plan Assets.........................................................       37
         SECTION 4.24      Governmental Plan......................................................       37
         SECTION 4.25      Not Foreign Person.....................................................       37
         SECTION 4.26      No Collective Bargaining Agreements....................................       38
         SECTION 4.27      Bankruptcy.............................................................       38
         SECTION 4.28      No Prohibited Persons..................................................       38

ARTICLE V  COVENANTS OF BORROWER PARTIES..........................................................       38

         SECTION 5.1       Financial Statements and Other Reports.................................       38
         SECTION 5.2       Existence; Qualification...............................................       43
         SECTION 5.3       Payment of Impositions and Claims......................................       43
         SECTION 5.4       Maintenance of Insurance...............................................       44
         SECTION 5.5       Operation and Maintenance of the Properties; Casualty..................       44
         SECTION 5.6       Inspection.............................................................       46
         SECTION 5.7       O&M Plan...............................................................       46
         SECTION 5.8       Intentionally Deleted..................................................       46
         SECTION 5.9       Compliance with Laws and Contractual Obligations.......................       46
         SECTION 5.10      Further Assurances.....................................................       46
         SECTION 5.11      Performance of Agreements and Leases...................................       47
         SECTION 5.12      Leases.................................................................       47
         SECTION 5.13      Management; Franchise Agreements.......................................       48
         SECTION 5.14      Material Agreements....................................................       50
         SECTION 5.15      Deposits; Application of Receipts......................................       50
         SECTION 5.16      Estoppel Certificates..................................................       50
         SECTION 5.17      Indebtedness...........................................................       51
         SECTION 5.18      No Liens...............................................................       51
         SECTION 5.19      Contingent Obligations.................................................       52
         SECTION 5.20      Restriction on Fundamental Changes.....................................       52
         SECTION 5.21      Transactions with Related Persons......................................       52
         SECTION 5.22      Bankruptcy, Receivers, Similar Matters.................................       52
         SECTION 5.23      ERISA..................................................................       53
         SECTION 5.24      Press Release..........................................................       53
         SECTION 5.25      Ground Leases..........................................................       53
         SECTION 5.26      Condominium Property...................................................       56
         SECTION 5.27      Lender's Expenses......................................................       57
         SECTION 5.28      Distributions..........................................................       57
         SECTION 5.29      Cancellation of Indebtedness; Settlement of Claims.....................       58
         SECTION 5.30      Modification of Mortgage Documents.....................................       58
         SECTION 5.31      Prohibited Persons.....................................................       58

ARTICLE VI  RESERVES..............................................................................       58
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
         SECTION 6.1       Security Interest in Reserves; Other Matters Pertaining to Reserves....       58
         SECTION 6.2       Funds Deposited with Lender............................................       59
         SECTION 6.3       FF&E Reserve...........................................................       59
         SECTION 6.4       Capital Improvement Reserve; Required Capital Improvements.............       59
         SECTION 6.5       Hazardous Materials Remediation Reserve................................       59
         SECTION 6.6       Conditions to Disbursements from Hazardous Materials...................       60
         SECTION 6.7       Cash Trap Reserve......................................................       62
         SECTION 6.8       Substitute Cash Management Agreement...................................       62

ARTICLE VII  LOCK BOX; CASH MANAGEMENT............................................................       63

         SECTION 7.1       Establishment of Lock Box Account......................................       63
         SECTION 7.2       Application of Funds in Lock Box Account...............................       63
         SECTION 7.3       Application of Funds After Event of Default............................       63
         SECTION 7.4       Mortgage Loan Lock Box.................................................       64

ARTICLE VIII  DEFAULT, RIGHTS AND REMEDIES........................................................       64

         Section 8.1       Event of Default.......................................................       64
         Section 8.2       Acceleration and Remedies..............................................       67
         Section 8.3       Performance by Lender..................................................       68
         Section 8.4       Evidence of Compliance.................................................       69

ARTICLE IX  SINGLE-PURPOSE, BANKRUPTCY-REMOTE REPRESENTATIONS, WARRANTIES AND COVENANTS...........       70

         Section 9.1       Applicable to the Borrower.............................................       70
         Section 9.2       Applicable to the Borrower and Member..................................       72

ARTICLE X  RESTRUCTURING LOAN, SECONDARY MARKET TRANSACTIONS......................................       73

         Section 10.1      Secondary Market Transactions Generally................................       73
         Section 10.2      Cooperation; Limitations...............................................       73
         Section 10.3      Information............................................................       74
         Section 10.4      Additional Provisions..................................................       75

ARTICLE XI  RESTRICTIONS ON LIENS, TRANSFERS; ASSUMABILITY; RELEASE OF PROPERTIES.................       75

         Section 11.1      Restrictions on Transfer and Encumbrance...............................       75
         Section 11.2      Transfers of Beneficial Interests in the Borrower......................       76
         Section 11.3      Assumability...........................................................       76
         Section 11.4      Release of Collateral..................................................       80
         Section 11.5      Sale of Building Equipment.............................................       81
         Section 11.6      Immaterial Transfers and Easements, etc................................       81

ARTICLE XII  RECOURSE; LIMITATIONS ON RECOURSE....................................................       81

         Section 12.1      Limitations on Recourse................................................       81
         Section 12.2      Partial Recourse.......................................................       81
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         Section 12.3      Miscellaneous..........................................................       82

ARTICLE XIII  WAIVERS OF DEFENSES OF GUARANTORS AND SURETIES......................................       82

         Section 13.1      Waivers................................................................       82

ARTICLE XIV  MISCELLANEOUS........................................................................       84

         Section 14.1      Expenses and Attorneys' Fees...........................................       84
         Section 14.2      Indemnity..............................................................       85
         Section 14.3      Amendments and Waivers.................................................       86
         Section 14.4      Retention of the Borrower's Documents..................................       86
         Section 14.5      Notices................................................................       86
         Section 14.6      Survival of Warranties and Certain Agreements..........................       87
         Section 14.7      Failure or Indulgence Not Waiver; Remedies Cumulative..................       87
         Section 14.8      Marshaling; Payments Set Aside.........................................       87
         Section 14.9      Severability...........................................................       88
         Section 14.10     Headings...............................................................       88
         Section 14.11     APPLICABLE LAW.........................................................       88
         Section 14.12     Successors and Assigns.................................................       88
         Section 14.13     Sophisticated Parties, Reasonable Terms, No Fiduciary Relationship.....       88
         Section 14.14     Reasonableness of Determinations.......................................       89
         Section 14.15     Limitation of Liability................................................       89
         Section 14.16     No Duty................................................................       89
         Section 14.17     Entire Agreement.......................................................       89
         Section 14.18     Construction; Supremacy of Loan Agreement..............................       90
         Section 14.19     Consent to Jurisdiction................................................       90
         Section 14.20     Waiver of Jury Trial...................................................       90
         Section 14.21     Counterparts; Effectiveness............................................       91
         Section 14.22     Servicer...............................................................       91
         Section 14.23     Obligations of Borrower Parties........................................       91
         Section 14.24     Additional Inspections; Reports........................................       91
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                         LIST OF EXHIBITS AND SCHEDULES

Exhibit A          -    Properties
Exhibit B          -    Environmental Reports
Exhibit C          -    Franchise Agreements

Exhibit D          -    Allocated Loan Amount/Aggregate Allocated Loan Amount
Exhibit E          -    Management Agreements
Exhibit F          -    Mortgage Borrowers
Exhibit G          -    Property Improvement Plans
Exhibit H          -    [Reserved]
Exhibit I          -    Acceptable Franchisors
Exhibit J          -    [Reserved]
Exhibit K          -    Zoning Reports


Schedule 2.4       -    Scheduled Mezzanine Principal Payments
Schedule 3.1(A)    -    List of Loan Documents
Schedule 4.1(C)    -    Organizational Chart for Borrower Parties
Schedule 4.2       -    Consents
Schedule 4.5       -    Condemnation Proceedings
Schedule 4.5(A)    -    Rights to Purchase/Rights of First Offer
Schedule 4.7(B)    -    Rent Roll
Schedule 4.7(E)    -    Franchise Defaults
Schedule 4.9       -    Litigation
Schedule 4.14      -    ERISA Plans
Schedule 4.26      -    Collective Bargaining Agreements
Schedule 5.14      -    Material Agreements

                            MEZZANINE LOAN AGREEMENT

            This MEZZANINE LOAN AGREEMENT (this "LOAN AGREEMENT") is dated as of June ___, 2004 and entered into by and between LODGIAN MEZZANINE FIXED, LLC, a Delaware limited liability company (the "BORROWER"), and MERRILL LYNCH MORTGAGE LENDING, INC., a Delaware corporation (together with its successors and assigns, "LENDER").

            NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Borrower and Lender agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.1 CERTAIN DEFINED TERMS. The terms defined below are used in this Loan Agreement as so defined. Terms defined in the preamble and recitals to this Loan Agreement are used in this Loan Agreement as so defined. All terms not otherwise defined herein shall have the meaning given such terms in the respective Mortgage Loan Agreements.

      "ACCEPTABLE FRANCHISOR" and "ACCEPTABLE FRANCHISE NAME" means the franchisors identified on EXHIBIT I.

      "ACCEPTABLE MANAGER" means Lodgian Management Corp. or any other Affiliate of the Mortgage Borrowers and, upon receipt of a Rating Confirmation, another reputable hotel management company with at least five (5) years experience managing hotel properties similar to the Properties and which at the time of its engagement is managing at least 5,000 hotel rooms (exclusive of the Properties).

      "ACCOUNT COLLATERAL" means all of the Borrower's right, title and interest in and to the Accounts, the Reserves, all monies and amounts which may from time to time be on deposit therein, all monies, checks, notes, instruments, documents, deposits, and credits from time to time in the possession of Lender representing or evidencing such Accounts and Reserves, if any, and all earnings and investments held therein and proceeds thereof.

      "ACCOUNTS" means, collectively, the Deposit Account, the Lock Box Account, all accounts maintained by or for the benefit of Mortgage Lender pursuant to the terms of the Mortgage Loan Documents and any other accounts pledged to Lender pursuant to this Loan Agreement or any other Loan Document.

      "AFFILIATE" means in relation to any Person, any other Person: (i) directly or indirectly controlling, controlled by, or under common control with, the first Person; (ii) directly or indirectly owning or holding fifty percent (50%) or more of any equity interest in the first Person; or (iii) fifty percent (50%) or more of whose voting stock or other equity interest is directly or indirectly owned or held by the first Person. In addition, the Affiliates of each Borrower Party include, without limitation, all other Borrower Parties, irrespective of whether they now or hereafter satisfy the foregoing criteria. For purposes of this definition, "CONTROL" (including with correlative meanings, the terms "CONTROLLING", "CONTROLLED BY" and "UNDER

[Fixed Mezz Loan Agreement]

COMMON CONTROL WITH") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Where expressions such as "[name of party] or any Affiliate" are used, the same shall refer to the named party and any Affiliate of the named party. Further, the Affiliates of any Person that is an entity shall include all natural persons who are officers, directors, managing members, or general partners of the entity Person.

      "AGGREGATE ALLOCATED LOAN AMOUNT" means the aggregate portion of the applicable Mortgage Loan and the Loan allocated to each Property as set forth on EXHIBIT D.

      "AGGREGATE OUTSTANDING PRINCIPAL BALANCE" means, at the time of determination, the aggregate outstanding principal balance of the Loan and each of the Mortgage Loans.

      "ALLOCATED LOAN AMOUNT" means the portion of the Loan allocated to each Property as set forth on EXHIBIT D.

      "APPROVAL PROCEDURES" has the meaning set forth in Section 2.13(A).

      "APPROVED ACCOUNTING FIRM" means Ernst and Young, PriceWaterhouseCoopers, Deloitte & Touche or KPMG Peat Marwick or any successor entity.

      "ASSIGNMENTS OF MANAGEMENT AGREEMENTS" means, collectively, those certain Conditional Assignments of Hotel Management Agreements of even date herewith executed by the Borrower and the applicable Manager, constituting an assignment of each Management Agreement as Collateral for the Loan, as same may be amended or modified from time to time.

      "ASSUMPTION" has the meaning set forth in Section 11.3.

      "BANKRUPTCY CODE" means Title 11 of the United States Code, as amended from time to time, and all rules and regulations promulgated thereunder.

      "BEVERAGE COMPANY" means any Person (other than the Borrower and the Mortgage Borrowers) holding, or entitled to any proceeds from, any liquor license or other beverage permit for the sale of alcoholic beverages at any Property.

      "BOARD OF MANAGERS" means the board of managers, or similar governing entity, established for the governance of the condominium association established pursuant to the terms of the Condominium Property Documents.

      "BORROWER" has the meaning set forth in the preamble.

      "BORROWER PARTY" and "BORROWER PARTIES" means, individually or collectively, the Borrower, Member and Guarantor.

      "BORROWER PARTY SECRETARY" has the meaning set forth in Section 3.1.

      "BUSINESS DAY" means any day excluding (i) Saturday, (ii) Sunday, (iii) any day which is a legal holiday under the laws of the State of New York, the state or states where the servicing offices of the Servicer, and, if the Loan becomes a "specially serviced loan" pursuant to the terms of any trust and servicing agreement entered into in connection with any Securitization backed in whole or in part by the Loan, the special servicer, are located or the state in which the corporate trust office of the trustee in connection with any such Securitization is located, and (iv) any day on which banking institutions located in such state are generally not open for the conduct of regular business.

      "CALCULATION DATE means (x) prior to the occurrence of a Cash Trap Event, the last day of each calendar quarter, and (y) during the continuance of a Cash Trap Event, the last day of each calendar month.

      "CAPEX/FF&E BUDGET" means the expenditures for Replacements and other expenditures for FF&E and Capital Expenditures set forth in an annual budget approved by Lender in writing (such approval not to be unreasonably withheld or delayed as long as the budget is consistent with the form of the CapEx/FF&E Budget provided to Lender prior to Closing), covering the planned FF&E expenditures and Capital Expenditures for the period covered by such budget, as same may be amended pursuant to Section 5.1(D) hereof.

      "CAPITAL EXPENDITURES" means expenditures for Capital Improvements.

      "CAPITAL IMPROVEMENTS" means capital improvements, repairs or alterations (including any improvements, repairs or alterations required pursuant to a Property Improvement Plan), FF&E and other capital items (whether paid in cash or property or accrued as liabilities) made by the Mortgage Borrowers that, in conformity with GAAP, would not be included in the Mortgage Borrowers' annual financial statements as an Operating Expense of the Properties.

      "CASH MANAGEMENT AGREEMENT" means the Mezzanine Cash Management Agreement of even date herewith among the Borrower, Lender, Manager, and Lock Box Account Bank.

      "CATEGORY" means the applicable Tier 1 Hotel, the Tier 2 Hotel or the Tier 3 Hotel category.

      "CLAIMS" has the meaning set forth in Section 5.3.

      "CLOSING" means the funding of the Loan and the consummation of the other transactions contemplated by this Loan Agreement.

      "CLOSING DATE" means the date on which the Closing occurs.

      "COLLATERAL" means rights, interests, and property of every kind, real and personal, tangible and intangible, which is granted, pledged, liened, or encumbered as security for the Loan or any of the other Obligations under this Loan Agreement, the Pledge Agreement, the Cash Management Agreement or the other Loan Documents, including the Account Collateral.

      "COLLATERAL RELEASE" has the meaning set forth in Section 11.4.

      "COLLATERAL RELEASE PRICE" has the meaning set forth in Section 11.4.

      "COMPLIANCE CERTIFICATE" has the meaning set forth in Section 5.1.

      "CONDOMINIUM BORROWER" has the meaning given such term in the Pool 3 Mortgage Loan Agreement.

      "CONDOMINIUM DEFAULT" has the meaning set forth in the Pool 3 Mortgage Loan Agreement.

      "CONTINGENT OBLIGATION", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person: (A) with respect to any indebtedness, lease, dividend or other obligation of another if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (B) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (C) under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect against fluctuations in interest rates; or (D) under any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect that Person against fluctuations in currency values. Contingent Obligations shall include (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making (other than the Loan), discounting with recourse or sale with recourse by such Person of the obligation of another, (ii) the obligation to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, and (iii) any liability of such Person for the obligations of another through any agreement to purchase, repurchase or otherwise acquire such obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

      "CONTRACTUAL OBLIGATION", as applied to any Person, means any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject, other than the Loan Documents.

      "DEBT SERVICE SUB-ACCOUNT" has the meaning set forth in Section 7.1.

      "DEFAULT" means any breach or default under any of the Loan Documents, whether or not the same is an Event of Default, and also any condition or event that, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

      "DEFAULT RATE" has the meaning set forth in Section 2.2.

      "DEPOSIT ACCOUNT" has the meaning given such term in the Cash Management Agreement.

      "DISCLOSURE DOCUMENTS" has the meaning set forth in Section 10.3.

      "DOLLAR EQUIVALENTS" means (a) commercial paper rated P-1 or better by Moody's or A-1 or better by S&P or similarly rated by any successor to either of such rating services, (b) obligations of the United States government or any agency thereof which are backed by the full faith and credit of the United States, or (c) deposits, including certificates of deposit, in any commercial bank or trust company (i) which is registered to do business in any state of the United States, (ii) which has capital and surplus in excess of $100,000,000 and
(iii) the short-term debt of which is rated A-1 or better by S&P or P-1 or better by Moody's or is similarly rated by any successor thereof, provided that each such item of commercial paper, each such obligation, and each such time deposit has a maturity date not later than thirty days after the date of purchase thereof.

      "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

      "ELIGIBLE ACCOUNT" means a separate and identifiable account from all other funds held by the holding institution, which account is either (i) an account maintained with an Eligible Bank or (ii) a segregated trust account maintained by a corporate trust department of a federal depository institution or a state chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations ss. 9.10(b), which, in either case, has corporate trust powers and is acting in its fiduciary capacity or is otherwise acceptable to the Rating Agencies.

      "ELIGIBLE BANK" means a bank that satisfies the Rating Criteria.

      "EMPLOYEE BENEFIT PLAN" means any employee benefit plan within the meaning of Section 3(3) of ERISA (including any Multiemployer Plan) (i) which is maintained for employees of the Borrower or any ERISA Affiliate, (ii) which has at any time within the preceding six (6) years been maintained for the employees of the Borrower or any current or former ERISA Affiliate or (iii) for which the Borrower or any ERISA Affiliate has any liability, including contingent liability.

      "ENVIRONMENTAL INDEMNITY" means the Environmental Indemnity of even date herewith from the Borrower and Guarantor to Lender, as same may be amended or modified from time to time.

      "ENVIRONMENTAL LAWS" shall have the meaning given such term in each of the Mortgage Loan Agreements.

      "ENVIRONMENTAL REPORTS" means those certain environmental reports and audits for the Properties as described on EXHIBIT B.

      "ERISA" means the Employee Retirement Income Security Act of 1974, and all rules and regulations promulgated thereunder.

      "ERISA AFFILIATE" means, in relation to any Person, any other Person under common control with the first Person, within the meaning of Section 4001(a)(14) of ERISA.

      "EVENT OF DEFAULT" has the meaning set forth in Section 8.1.

      "EXCESS CASH FLOW" has the meaning given such term in the Mortgage Loan Cash Management Agreements.

      "EXCESS INTEREST" has the meaning set forth in Section 2.2.

      "EXCULPATED PARTIES" has the meaning set forth in Section 12.2.

      "EXTRAORDINARY RECEIPTS SUB-ACCOUNT" has the meaning given such term in the Mortgage Loan Cash Management Agreements.

      "FF&E" means all machinery, furniture, furnishings, equipment, fixtures (including, without limitation, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures), inventory and articles of personal property and accessions, renewals and replacements thereof and substitutions therefor (including, without limitation, beds, bureaus, chiffonniers, chests, chairs, desks, lamps, mirrors, bookcases, tables, rugs, carpeting, drapes, draperies, venetian blinds, screens, paintings, hangings, pictures, divans, couches, luggage carts, luggage racks, stools, sofas, chinaware, linens, pillows, blankets, glassware, foodcarts, cookware, dry cleaning facilities, dining room wagons, tools, keys or other entry systems, bars, bar fixtures, liquor and drink dispensers, ice makers, radios, clock radios, television sets, intercom and paging equipment, electric and electronic equipment, dictating equipment, private telephone systems, medical equipment, potted plants, heating, lighting and plumbing fixtures, fire prevention and extinguishing apparatus, cooling and air-conditioning systems, elevators, escalators, fittings, plants, apparatus, stoves, ranges, refrigerators, laundry machines, tools, machinery, engines, dynamos, motors, boilers, incinerators, switchboards, conduits, compressors, vacuum cleaning systems, floor cleaning, waxing and polishing equipment, call systems, brackets, electrical signs, bulbs, bells, fuel, conveyors, cabinets, lockers, shelving, spotlighting equipment, dishwashers, garbage disposals, washer and dryers), other customary hotel equipment and other tangible property of every kind and nature whatsoever owned by the Mortgage Borrowers, or in which the Mortgage Borrowers have or shall have an interest, now or hereafter located at the Properties, or appurtenant thereto, and useable in connection with the present or future operation and occupancy of the Properties and all building equipment, material and supplies of any nature whatsoever owned by the Mortgage Borrowers, or in which Mortgage Borrowers have or shall have an interest, now or hereafter located at the Properties, or appurtenant thereto, and useable in connection with the present or future operation, enjoyment and occupancy of the Properties.

      "FF&E RESERVE" means the reserve established pursuant to Section 6.4 of each of the Mortgage Loan Agreements.

      "FINANCIAL STATEMENTS" means statements of operations and retained earnings, statements of cash flow and balance sheets.

      "FINANCING STATEMENTS" means the Uniform Commercial Code Financing Statements naming the Borrower as debtor, and Lender as secured party, required under applicable state law to perfect the security interests created hereunder or under the other Loan Documents.

      "FITCH" means Fitch, Inc.

      "FORCE MAJEURE" means acts of god, governmental restrictions, stays, judgments, orders, decrees, enemy actions, civil commotion, fire, casualty, strikes or work stoppages which are industry-wide and not aimed at the Borrower or its Affiliates, or other causes beyond the reasonable control of the Borrower and/or its Affiliates, but the Borrower's lack of funds in and of itself shall not be deemed a cause beyond the control of the Borrower.

      "FRANCHISE AGREEMENTS" means, collectively, those certain agreements described in EXHIBIT C and any replacement franchise agreement which may hereafter be entered into in accordance with the terms and conditions hereof by any of the Mortgage Borrowers, as the case may be, as franchisee, pursuant to which the Mortgage Borrowers, as the case may be, have the right to operate the Properties under names and hotel systems controlled by the applicable Franchisor.

      "FRANCHISOR" means the current hotel franchisor or licensor with respect to any of the Properties or any other successor franchisor or licensor permitted pursuant to Section 5.13.

      "FRANCHISOR LETTER" means, with respect to each Property, a comfort letter(s), and/or similar instrument(s) from the related Franchisor to Mortgage Lender and Lender acknowledging the Loan and providing certain assurances, reasonably satisfactory to Lender, with respect thereto.

      "GAAP" means generally accepted accounting principles as set forth in Statement on Auditing Standards No. 69 entitled "The Meaning of Presenting Fairly in Conformity with Generally Accepted Accounting Principles in the Independent Auditor's Report" issued by the Auditing Standards Board of the Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board to the extent such principles are applicable to the facts and circumstances as of the date of determination.

      "GOVERNMENTAL AUTHORITY" means, with respect to any Person, any federal or state government or other political subdivision thereof and any entity, including any regulatory or administrative authority or court, exercising executive, legislative, judicial, regulatory or administrative or quasi-administrative functions of or pertaining to government, and any arbitration board or tribunal in each case having jurisdiction over such applicable Person or such Person's property, and any stock exchange on which shares of capital stock of such Person are listed or admitted for trading.

      "GROUND LEASE DEFAULT" has the meaning given such term in each of the Pool 1 Mortgage Loan Agreement, the Pool 2 Mortgage Loan Agreement, and the Pool 3 Mortgage Loan Agreement.

      "GROUND LEASED PROPERTIES" has the meaning given such term in each of the Pool 1 Mortgage Loan Agreement, the Pool 2 Mortgage Loan Agreement, and the Pool 3 Mortgage Loan Agreement.

      "GROUND LEASES" has the meaning given such term in each of the Pool 1 Mortgage Loan Agreement, the Pool 2 Mortgage Loan Agreement, and the Pool 3 Mortgage Loan Agreement.

      "GROUND LESSOR" means each of the lessors under the Ground Leases.

      "GUARANTOR" means Lodgian, Inc., a Delaware corporation.

      "GUARANTY" means the Guaranty of Recourse Obligations and the Environmental Indemnity.

      "GUARANTY OF RECOURSE OBLIGATIONS" means the Guaranty of Recourse Obligations of even date herewith from Guarantor to Lender, as same may be amended or modified from time to time.

      "HAZARDOUS MATERIALS REMEDIATION RESERVE" means the Reserve established pursuant to Section 6.6 of each of the Mortgage Loan Agreements.

      "IMPOSITIONS" means (i) all real estate and personal property taxes, and vault charges and all other taxes, levies, assessments and other similar charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of every kind and nature whatsoever (including any payments in lieu of taxes), which at any time prior to, at or after the execution hereof may be assessed, levied or imposed by, in each case, a governmental authority upon any of the Properties or the rents relating thereto or upon the ownership, use, occupancy or enjoyment thereof, and any interest, cost or penalties imposed by such governmental authority with respect to any of the foregoing and (ii) all rent and other amounts payable by the Mortgage Borrowers under each of the Ground Leases and under the Condominium Property Documents. Impositions shall not include (x) any sales or use taxes payable by the Mortgage Borrowers, (y) taxes payable by tenants or guests occupying any portions of the Properties, or
(z) taxes or other charges payable by any Manager or Franchisor unless such taxes are being paid on behalf of the Mortgage Borrowers.

      "IMPOSITIONS AND INSURANCE RESERVE" means the reserve established pursuant to Section 6.3 of each of the Mortgage Loan Agreements.

      "IMPROVEMENTS" means all buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements of every kind and nature now or hereafter located on the Properties.

      "INDEBTEDNESS" or "INDEBTEDNESS" means, for any Person, without duplication: (i) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (ii) all unfunded amounts under a loan agreement, letter of credit (unless secured in full by Dollars), or other credit facility for which such Person would be liable if such amounts were advanced thereunder, (iii) all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests but not any preferred return or special dividend paid solely from, and to the extent of, excess cash flow after the payment of all operating expenses, capital improvements and debt service on all Indebtedness, (iv) all obligations under leases that constitute capital leases for which such Person is liable, and (v) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss.

      "INDEMNIFIED LIABILITIES" has the meaning set forth in Section 14.2.

      "INDEMNITEES" has the meaning set forth in Section 14.2.

      "INDEPENDENT DIRECTOR" means an individual who shall not have been at the time of such individual's appointment or at any time while serving as a director of Member, the Borrower, the Mortgage Borrowers or any of their respective Affiliates, and may not have been at any time during the preceding five years
(i) a stockholder, director (other than as an independent director/member), officer, employee, partner, attorney or counsel of Member, Guarantor, the Borrower, the Mortgage Borrowers or any Affiliate of any of them (except that such individual may be an independent director of any other Affiliate of the foregoing), (ii) a customer, supplier or other Person who derives any of its purchases or revenues from its activities with Member, Guarantor, the Borrower, the Mortgage Borrowers or any Affiliate of any of them (other than a company that provides professional independent directors and which also may provide other ancillary corporate, partnership, company or trust services to Member, the Borrower, the Mortgage Borrowers or their Affiliates in the ordinary course of business (for example, The Corporation Trust Company)), (iii) a Person or other entity controlling or under common control with any such stockholder, partner, customer, supplier or other Person, or (iv) a member of the immediate family of any such stockholder, director, officer, employee, partner, customer, supplier or other Person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.

      "INSURANCE POLICIES" has the meaning set forth in Section 5.4.

      "INSURANCE PREMIUMS" means the annual insurance premiums for the insurance policies required to be maintained by the Mortgage Borrowers pursuant to Section 5.4.

      "INTERESTED PARTIES" has the meaning set forth in Section 10.3.

      "INTEREST RATE" has the meaning set forth in Section 2.2.

      "INVOLUNTARY BORROWER BANKRUPTCY" has the meaning set forth in Section
5.22.

      "IRC" means the Internal Revenue Code of 1986, and any rule or regulation promulgated thereunder from time to time, in each case as amended from time to time.

      "IRS" means the Internal Revenue Service or any successor thereto.

      "KNOWLEDGE": whenever in this Loan Agreement or any of the Loan Documents, or in any document or certificate executed on behalf of any Borrower Party pursuant to this Loan Agreement or any of the Loan Documents, reference is made to the knowledge of the Borrower or any other Borrower Party (whether by use of the words "knowledge" or "known", or other words of similar meaning, and whether or not the same are capitalized), such shall be deemed to refer to the knowledge (without independent investigation or inquiry unless otherwise specified) of (i) the individuals who have significant responsibility for any policy making, major decisions or financial affairs of the applicable entity; (ii) the general manager for the applicable Property; (iii) the regional vice president of operations for Guarantor, the president of the Borrower and

Member, with respect to operational issues of any of the Mortgage Borrowers, any of the Properties, or the Borrower; (iv) the chief operating officer of Guarantor, with respect to representations regarding Guarantor; and (v) the person signing such document or certificate.

      "LEASE" means any lease, tenancy, license, assignment and/or other rental or occupancy agreement or other agreement or arrangement (including, without limitation, any and all guaranties of any of the foregoing) heretofore or hereafter entered into affecting the use, enjoyment or occupancy of, or the conduct of any activity upon or in, the Properties or any portion thereof, including any extensions, renewals, modifications or amendments thereof.

      "LENDER" is defined in the preamble.

      "LENDER'S CONSULTANT" has the meaning set forth in Section 6.6.

      "LETTER OF CREDIT" means an irrevocable, unconditional, transferable, clean sight draft letter of credit (either an evergreen letter of credit or one which does not expire until at least thirty (30) days after the Maturity Date (the "LC EXPIRATION DATE")), in favor of Lender, entitling Lender to draw thereon in New York, New York based solely on a statement executed by an officer or authorized signatory of Lender, in form and substance reasonably acceptable to Lender and issued by an Eligible Bank. If at any time (a) the institution issuing any such Letter of Credit shall cease to be an Eligible Bank, or (b) if the Letter of Credit is due to expire prior to the LC Expiration Date, Lender shall have the right immediately to draw down the same in full and hold the proceeds thereof in accordance with the provisions of this Loan Agreement, unless the Borrower shall deliver a replacement Letter of Credit from an Eligible Bank within (i) as to (a) above, twenty (20) days after Lender delivers written notice to the Borrower that the institution issuing the Letter of Credit has ceased to be an Eligible Bank, or (ii) as to (b) above, within twenty (20) days prior to the expiration date of said Letter of Credit.

      "LIEN" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind, whether voluntary or involuntary, (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

      "LLC INTERESTS" has the meaning given such term in the Pledge Agreement.

      "LOAN" has the meaning set forth in Section 2.1.

      "LOAN AGREEMENT" means this Mezzanine Loan Agreement, as same may be amended, modified or restated from time to time (including all schedules, exhibits, annexes and appendices hereto).

      "LOAN DOCUMENTS" means this Loan Agreement, the Note, the Assignments of Management Agreements, the Pledge Agreement, the Guaranty, the Financing Statements, the Cash Management Agreement and any and all other documents and agreements from the Borrower, Member, Guarantor or Manager accepted by Lender for the purposes of evidencing and/or securing the Loan, excluding the Mortgage Loan Documents.

      "LOCK BOX ACCOUNT" and "LOCK BOX ACCOUNT BANK" are defined in Section 7.1.

      "LP INTERESTS" has the meaning given such term in the Pledge Agreement.

      "MANAGEMENT AGREEMENTS" means those certain Management Agreements described in EXHIBIT E, between each Mortgage Borrower, and the applicable Manager described therein and any management agreement which may hereafter be entered into in accordance with the terms and conditions hereof, pursuant to which any subsequent Manager may hereafter manage one or more of the Properties.

      "MANAGEMENT FEE" means the fees earned by all Managers pursuant to the terms of the Management Agreements.

      "MANAGERS" means the managers described in EXHIBIT E or an Acceptable Manager as may hereafter be charged with management of one or more of the Properties approved by Lender in accordance with the terms and conditions hereof.

      "MATERIAL ADVERSE EFFECT" means, as determined by Lender in its reasonable discretion, (A) a material adverse effect (which may include economic or political events) upon the business, operations, properties, assets or condition (financial or otherwise) of the Borrower, the Mortgage Borrowers or Guarantor, or (B) the impairment of the ability of the Borrower, the Mortgage Borrowers or Guarantor to perform their respective obligations under any Loan Documents, or
(C) the impairment of the ability of Lender to enforce or collect any of the Obligations as such Obligations become due or of Mortgage Lender to enforce or collect any of the obligations under the Mortgage Loan Documents as such obligations become due. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then occurring events and existing conditions would result in a Material Adverse Effect.

      "MATERIAL AGREEMENT" means any contract or agreement relating to the ownership, management, development, use, operation, leasing, maintenance, repair or improvement of the Properties under which there is an obligation of the Mortgage Borrowers, in the aggregate, to pay, or under which any Mortgage Borrower receives in compensation, more than $500,000 per annum, other than (i) the Management Agreements, (ii) any Franchise Agreements, and (iii) any agreement under which (x) there is an obligation of the Mortgage Borrowers, in the aggregate, to pay, or under which any Mortgage Borrower (or all of the Mortgage Borrowers, in the aggregate) receives in compensation, not more than $1,000,000 per annum and (y) which is terminable by the Mortgage Borrowers on not more than sixty (60) days prior written notice without any fee or penalty.

      "MATERIAL ALTERATION" means any improvement or alteration to any Property (other than decorative work such as painting, wallpapering and carpeting), the cost of which exceeds the greater of (x) five percent (5%) of the Aggregate Allocated Loan Amount with respect to the applicable Property or (y) $250,000, and is not otherwise already approved by Lender as part of the CapEx/FF&E Budget then in effect or which otherwise does not constitute Work.

      "MATERIAL LEASE" means any Lease of space in a Property which (i) is with an Affiliate of the Mortgage Borrowers, (ii)(a) either provides for annual rent or other payments in an amount equal to or greater than $100,000, or has a term (including all extensions and renewals which are unilaterally exercisable by the tenant thereunder) of more than ten (10) years, and (b) may not be cancelled by either party thereto on thirty (30) days' notice without payment of a termination fee, penalty or other cancellation fee, (iii) demises in excess of 2000 square feet of space, or (iv) obligates the Mortgage Borrowers to make any improvements to the Property either directly or through cash allowances (including, without limitation, free rent, tenant improvement allowances, or landlord's construction work) to the applicable tenant in excess of $25,000. For purposes of this definition only, in determining the square footage demised under any Lease, all space in the applicable Property which may in the future be demised to the tenant under such Lease by reason of such tenant exercising any right or option contained in such Lease shall be included in the calculation of the square footage demised under such Lease.

      "MATURITY DATE" means July 1, 2009 or such other date on which the final payment of principal of the Note becomes due and payable as herein provided, whether at such stated maturity date, by acceleration, or otherwise.

      "MAXIMUM RATE" has the meaning set forth in Section 2.2.

      "MEMBER" means, as of the date hereof, Lodgian Financing Mezzanine, LLC, a Delaware limited liability company, and thereafter any other entity which hereafter becomes the managing member or sole member of the Borrower under its limited liability company operating agreement.

      "MEMBERSHIP CERTIFICATES" has the meaning given such term in the Pledge Agreement.

      "MERRILL LYNCH" has the meaning set forth in Section 10.3.

      "MEZZANINE LOAN SUBSTITUTION" has the meaning set forth in Section 11.3.

      "MOODY'S" means Moody's Investors Service.

      "MORTGAGE BORROWERS" means, collectively, the Pool 1 Mortgage Borrowers, the Pool 2 Mortgage Borrowers, the Pool 3 Mortgage Borrowers, and the Pool 4 Mortgage Borrowers.

      "MORTGAGE LENDER" means Merrill Lynch Mortgage Lending, Inc., its successors and assigns, as lender with respect to each of the Mortgage Loans under the respective Mortgage Loan Documents.

      "MORTGAGE LOAN AGREEMENTS" means, collectively, the Pool 1 Mortgage Loan Agreement, the Pool 2 Mortgage Loan Agreement, the Pool 3 Mortgage Loan Agreement, and the Pool 4 Mortgage Loan Agreement.

      "MORTGAGE LOAN CASH MANAGEMENT AGREEMENTS" means, collectively, the Cash Management Agreements of even date herewith, among Mortgage Lender, Manager, Mortgage Loan Lock Box Account Bank and the respective Mortgage Borrowers, delivered pursuant to terms of the respective Mortgage Loan Agreements, and any replacements thereof entered into with a successor Agent in accordance with the terms thereof.

      "MORTGAGE LOAN DOCUMENTS" means the documents executed and delivered by the Mortgage Borrowers and certain Affiliates thereof to Mortgage Lender in connection with the respective Mortgage Loans.

      "MORTGAGE LOAN LOCK BOX ACCOUNTS" means, collectively, the Lock Box Accounts established for each of the Mortgage Loans pursuant to the terms of the respective Mortgage Loan Cash Management Agreements.

      "MORTGAGE LOAN LOCK BOX ACCOUNT BANK" means each bank that is designated as the "Lock Box Account Bank" under the respective Mortgage Loan Agreements on the date hereof, and any successor thereto.

      "MORTGAGE LOANS" means, collectively, the Pool 1 Mortgage Loan, the Pool 2 Mortgage Loan, the Pool 3 Mortgage Loan and the Pool 4 Mortgage Loan from Mortgage Lender to the applicable Mortgage Borrowers governed by the applicable Mortgage Loan Agreements.

      "MORTGAGES" means, collectively, (i) those certain Mortgages, Assignments of Leases and Security Agreements, (ii) those certain Deeds of Trust, Assignments of Leases and Security Agreements, and (iii) those certain Deeds to Secure Debt, Assignment of Leases and Security Agreements of even date herewith from the applicable Mortgage Borrowers to Mortgage Lender (or deed trustee on behalf of Mortgage Lender, as applicable), constituting Liens on their respective Properties as collateral for each of the Mortgage Loans under the respective Mortgage Loan Documents as same may be modified or amended from time to time.

      "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in Section 3(37) or Section 4001(a)(3) of ERISA to which the Borrower or any Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) years, or for which the Borrower or any Affiliate has any liability, including contingent liability.

      "NET CASH FLOW" means Net Operating Income for any period less (i) a base management fee equal to the greater of (A) the actual base management fee for such period and (B) 4.0% of Operating Revenues for such period, (ii) a reserve for FF&E equal to 4.0% of Operating Revenues for such period, and (iii) fees due to all Franchisors for such period.

      "NET OPERATING INCOME" or "NOI" has the meaning given such term in the Mortgage Loan Agreements.

      "NOTE" has the meaning set forth in Section 2.1.

      "OBLIGATIONS" means the Loan and all obligations, liabilities and indebtedness of every nature to be paid or performed by the Borrower under the Loan Documents, including the principal amount of the Loan, interest accrued thereon and all fees, costs and expenses, and other sums now or hereafter owing, due or payable and whether before or after the filing of a proceeding under the Bankruptcy Code by or against the Borrower, and the performance of all other terms, conditions and covenants under the Loan Documents.

      "OPERATING BUDGET" means, collectively, for any period, the Mortgage Borrowers' budgets setting forth the Mortgage Borrowers' best estimate, after due consideration, of all Operating Revenues and Operating Expenses and any other revenues, costs and expenses for each of the Properties for such period, which budgets have been approved by Lender in accordance herewith, as same may be amended pursuant to Section 5.1(D) hereof.

      "OPERATING EXPENSES" has the meaning given such term in each of the Mortgage Loan Agreements.

      "OPERATING REVENUES" has the meaning given such term in each of the Mortgage Loan Agreements.

      "OWNERSHIP INTERESTS" has the meaning set forth in Section 9.1.

      "PARTIAL MORTGAGE LOAN ASSUMPTION" shall mean a Permitted Assumption (as such term is defined in each of the Mortgage Loan Agreements) with respect to less than all of the Mortgage Loans then outstanding.

      "PAYMENT DATE" means the first (1st) day of each calendar month occurring during the term of the Loan (or if such day is not a Business Day, the immediately succeeding Business Day).

      "PERMITTED ASSUMPTION" has the meaning set forth in Section 11.3.

      "PERMITTED ENCUMBRANCES" has the meaning given such term in each of the Mortgage Loan Agreements.

      "PERMITTED INDEBTEDNESS" has the meaning set forth in Section 5.17.

      "PERMITTED INVESTMENTS" has the meaning given such term in the Cash Management Agreement.

      "PERMITTED OWNERSHIP INTEREST TRANSFERS" has the meaning set forth in
Section 11.2.

      "PERMITTED TRANSFEREE" means any Person (provided such Person satisfies the requirements of Article IX hereof) controlled by, and more than 51% of which is owned by, one of the following:

      (i) a pension fund, pension trust or pension account that (a) has total real estate assets of at least $2.5 Billion and (b) is managed by a Person who controls real estate equity assets (not including the Properties) having a fair market value of at least $1.25 Billion; or

      (ii) a pension fund advisor who (a) immediately prior to such transfer, controls at least $1 Billion of real estate equity assets and (b) is acting on behalf of one or more pension funds that, in the aggregate, satisfy the requirements of clause (i) of this definition; or

      (iii) an insurance company which is subject to supervision by the insurance commissioner, or a similar official or agency, of a state or territory of the United States

(including the District of Columbia) (a) with a net worth, as of the date immediately prior to the date of the transfer, of at least $1 Billion and (b) who, immediately prior to such transfer, controls real estate equity assets (not including the Properties) having a fair market value of at least $2.5 Billion; or

      (iv) a corporation organized under the banking laws of the United States or any state or territory of the United States (including the District of Columbia) (a) with a combined capital and surplus of at least $1 Billion and (b) who, immediately prior to such transfer, controls real estate equity assets (not including the Properties) having a fair market value of at least $5 Billion; or

      (v) any other Person (a) with a long-term unsecured debt rating from the Rating Agencies of at least investment grade and (b) that owns or operates at least 15,000 hotel rooms, (ii) has a net worth, as of the date immediately prior to the date of such transfer, of at least $750 Million and (iii) immediately prior to such transfer, controls real estate equity assets (not including the Properties) having a fair market value of at least $1.5 Billion.

      "PERSON" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof and their respective permitted successors and assigns (or in the case of a governmental Person, the successor functional equivalent of such Person).

      "PLEDGE AGREEMENT" means, that certain Pledge and Security Agreement dated as of the date hereof given by the Borrower, as pledgor, in favor of Lender, as secured party, with respect to 100% of the LLC Interests (other than those LLC Interests in Macon Hotel Associates, LLC that are held by outside investors), 100% of the LP Interests (other than those LP Interests in Servico Centre Associates, Ltd. consisting of limited partnership interests that are held by individuals) and 100% of the Stock Interests.

      "POOL 1 LOAN AGREEMENT" means the Loan and Security Agreement of even date herewith, between the Pool 1 Mortgage Borrowers and Mortgage Lender, evidencing and securing the Pool 1 Mortgage Loan.

      "POOL 2 LOAN AGREEMENT" means the Loan and Security Agreement of even date herewith, between the Pool 2 Mortgage Borrowers and Mortgage Lender, evidencing and securing the Pool 2 Mortgage Loan.

      "POOL 3 LOAN AGREEMENT" means the Loan and Security Agreement of even date herewith, between the Pool 3 Mortgage Borrowers and Mortgage Lender, evidencing and securing the Pool 3 Mortgage Loan.

      "POOL 4 LOAN AGREEMENT" means the Loan and Security Agreement of even date herewith, between the Pool 4 Mortgage Borrowers and Mortgage Lender, evidencing and securing the Pool 4 Mortgage Loan.

      "POOL 1 MORTGAGE BORROWERS" means, collectively, each of the Mortgage Borrowers identified on EXHIBIT F as "Pool 1 Mortgage Borrowers", provided that, following a Collateral Release, "POOL 1 MORTGAGE BORROWERS" means each of such Mortgage Borrowers remaining as a party to the Pool 1 Loan Agreement.

      "POOL 2 MORTGAGE BORROWERS" means, collectively, each of the Mortgage Borrowers identified on EXHIBIT F as "Pool 2 Mortgage Borrowers", provided that, following a Collateral Release, "POOL 2 MORTGAGE BORROWERS" means each of such Mortgage Borrowers remaining as a party to the Pool 2 Loan Agreement.

      "POOL 3 MORTGAGE BORROWERS" means, collectively, each of the Mortgage Borrowers identified on EXHIBIT F as "Pool 3 Mortgage Borrowers", provided that, following a Collateral Release, "POOL 3 MORTGAGE BORROWERS" means each of such Mortgage Borrowers remaining as a party to the Pool 3 Loan Agreement.

      "POOL 4 MORTGAGE BORROWERS" means, collectively, each of the Mortgage Borrowers identified on EXHIBIT F as "Pool 1 Mortgage Borrowers", provided that, following a Collateral Release, "POOL 4 MORTGAGE BORROWERS" means each of such Mortgage Borrowers remaining as a party to the Pool 4 Loan Agreement.

      "POOL 1 MORTGAGE LOAN" means that certain loan in the original principal amount of $__________ being made on the date hereof from Mortgage Lender to the Pool 1 Mortgage Borrowers, pursuant to the terms and conditions of the Pool 1 Loan Agreement.

      "POOL 2 MORTGAGE LOAN" means that certain loan in the original principal amount of $__________ being made on the date hereof from Mortgage Lender to the Pool 2 Mortgage Borrowers, pursuant to the terms and conditions of the Pool 2 Loan Agreement.

      "POOL 3 MORTGAGE LOAN" means that certain loan in the original principal amount of $__________ being made on the date hereof from Mortgage Lender to the Pool 3 Mortgage Borrowers, pursuant to the terms and conditions of the Pool 3 Loan Agreement.

      "POOL 4 MORTGAGE LOAN" means that certain loan in the original principal amount of $__________ being made on the date hereof from Mortgage Lender to the Pool 4 Mortgage Borrowers, pursuant to the terms and conditions of the Pool 4 Loan Agreement.

      "PREPAYMENT CONSIDERATION" has the meaning set forth in Section 2.6.

      "PROPERTIES" and "PROPERTY" means, collectively or individually, the properties (including land and Improvements) described in EXHIBIT A, together with all Improvements now or hereafter located thereon and all related facilities, amenities and FF&E owned by the applicable Mortgage Borrowers and which shall be encumbered by and are more particularly described in the respective Mortgages; provided that, following a Property Release, "PROPERTIES" and "PROPERTY means each of the Properties or the Property, as applicable, that remain encumbered by the Mortgages as Collateral for the Mortgage Loans.

      "PROPERTY IMPROVEMENT PLAN" means, collectively, those certain property improvement plans for the Properties described on EXHIBIT G and any future Property Improvement Plans required to be implemented by the applicable Franchisor.

      "PROPERTY RELEASE" has the meaning given such term in each of the Mortgage Loan Agreements.

      "RATING AGENCY" means, prior to a Securitization, any of S&P, Moody's and Fitch or any other nationally-recognized statistical rating organization designated by Lender in its sole discretion, and, after a Securitization, each Rating Agency which has rated the Securities that are the subject of the Securitization.

      "RATING CONFIRMATION" with respect to the transaction or matter in question, means: (i) if all or any portion of the Loan, by itself or together with other loans, has been the subject of a Securitization, then each applicable Rating Agency shall have confirmed in writing that such transaction or matter shall not result in a downgrade, qualification, or withdrawal of any rating then in effect for any certificate or other securities issued in connection with such Securitization; and (ii) if all of the Loan has not been the subject of a Securitization, then Lender shall have determined in its reasonable discretion (taking into consideration such factors as Lender may in good faith determine, including the attributes of the loan pool in which the Loan might reasonably be expected to be securitized) that no rating for any certificate or other securities that would be issued in connection with a Securitization of such portion of the Loan will be downgraded, qualified, or withheld by reason of such transaction or matter.

      "RATING CRITERIA" with respect to any Person, means that (i) the short-term unsecured debt obligations of such Person are rated at least "A-1" by S&P, "P-1" by Moody's and "F-1" by Fitch, if deposits are held by such Person for a period of less than one month, or (ii) the long-term unsecured debt obligations of such Person are rated at least "AA-" by S&P (or "A" if the short-term unsecured debt obligations of such Person are rated at least "A-1"), "Aa2" by Moody's and "AA-" by Fitch, if deposits are held by such Person for a period of one month or more.

      "RECEIPTS" means all revenues, receipts and other payments of every kind arising from ownership or operation of the Properties, including without limitation, all warrants, stock options, or equity interests in any tenant, licensee or other Person occupying space at, or providing services related to or for the benefit of, the Properties, received by the Mortgage Borrowers or any Related Person of the Mortgage Borrowers in lieu of rent or other payment.

      "RELATED PERSON" means any Person in which the Borrower or the Guarantor holds greater than a ten percent (10%) equity interest.

      "RELEASE PRICE" means an amount equal to one hundred twenty-five percent (125%) of the Allocated Loan Amount of the applicable Property.

      "REMAINING NOTE" has the meaning set forth in Section 11.3.

      "RENT ROLLS" has the meaning set forth in Section 3.1.

      "RENTS" has the meaning given such term in the Mortgages.

      "REPLACEMENTS" has the meaning given such term in Section 6.4 of each of the Mortgage Loan Agreements.

      "RESERVE SUB-ACCOUNTS" has the meaning given such term in Section 7.1 of each of the Mortgage Loan Agreements.

      "RESERVES" means the reserves established by or on behalf of Mortgage Lender pursuant to the Mortgage Loan Documents including the reserves established pursuant to Article VI of each of the Mortgage Loan Agreements, and the reserves held by or on behalf of Lender pursuant to this Loan Agreement or the other Loan Documents.

      "RESTORATION" has the meaning given such term in each of the Mortgage Loan Agreements.

      "REVPAR" means average room revenues per available room per day.

      "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

      "SCHEDULED MEZZANINE PRINCIPAL PAYMENTS" means the monthly payments of principal for each Payment Date as set forth on Schedule 2.4 attached hereto; which payment amounts were calculated based upon a twenty-five (25) year amortization schedule.

      "SECONDARY MARKET TRANSACTION" has the meaning set forth in Section 10.1.

      "SECURITIES" (whether or not capitalized) means any stock, shares, voting trust certificates, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

      "SECURITIZATION" means a rated offering of securities representing direct or indirect interests in the Loan or the right to receive income therefrom.

      "SERVICER" means a servicer or servicers selected by Lender from time to time in its sole discretion to service the Loan.

      "SERVICING FEE" has the meaning set forth in Section 2.11.

      "SPECIFIED APPROVAL" means any request for Lender approval required to be submitted by the Borrower under Section 5.1(D) [Budgets]; Section 5.5(A) [Material Alterations]; Section 5.12 [Leases]; Section 5.13
[Management/Franchise Agreements]; Section 11.1 [Transfers]; or Section 11.3 [Assumptions].

      "STOCK INTERESTS" has the meaning given such term in the Pledge Agreement.

      "SUB-ACCOUNTS" has the meaning set forth in Section 7.1.

      "SUBSTITUTE BORROWER" has the meaning set forth in Section 11.3.

      "SUBSTITUTE NOTE" has the meaning set forth in Section 11.4.

      "SUPPLEMENTAL FINANCIAL INFORMATION" means (i) a comparison of the budgeted income and expenses and the actual income and expenses for the prior calendar year or corresponding calendar quarter for such prior year, (ii) a calculation of the average daily rate, RevPAR and average occupancy statistics for the Properties for the applicable period and (iii) such other financial reports as the subject entity shall routinely and regularly prepare.

      "SURVEY" has the meaning set forth in Section 3.1.

      "TAX LIABILITIES" has the meaning set forth in Section 2.9.

      "TIER 1 HOTEL" means any of the Properties subject to a Franchise Agreement with an Acceptable Franchisor, or under a Franchisor brand, as applicable, identified in the "Tier 1" category on EXHIBIT I.

      "TIER 2 HOTEL" means any of the Properties subject to a Franchise Agreement with an Acceptable Franchisor, or under a Franchisor brand, identified in the "Tier 2" category on EXHIBIT I.

      "TIER 3 HOTEL" means any of the Properties subject to a Franchise Agreement with an Acceptable Franchisor, or under a Franchisor brand, identified in the "Tier 3" category on EXHIBIT I.

      "TITLE COMPANIES" means LandAmerica Title Insurance Company, Stewart Title Company of New York and/or such other national title insurance company as may be acceptable to Lender.

      "TITLE POLICIES" means the mezzanine title insurance policy, or similar title insurance policy, issued by the Title Companies to Lender in connection with the Closing.

      "TRANSFER" has the meaning set forth in Section 11.2.

      "TRANSFEREE BORROWER" has the meaning set forth in Section 11.3.

      "UNCURED FRANCHISE DEFAULT" means (x) the voluntary or involuntary termination of any Franchise Agreement, (y) the failure to pay to any Franchisor any amount due under any Franchise Agreement (a "FRANCHISE PAYMENT DEFAULT") and the continuance thereof beyond any applicable notice and grace period under such Franchise Agreement or the occurrence of one or more breaches or defaults (other than Franchise Payment Defaults), and the continuance thereof beyond all applicable notice and grace periods, if any, under such Franchise Agreements (or such other cure periods as may be provided by the applicable Franchisors in writing) covering Properties with Allocated Loan Amounts of ten percent (10%) or more of the outstanding principal balance of the Loan; provided, however, no Uncured Franchise Default shall be deemed to have occurred under clause (x) above with respect to any Property following the voluntary or involuntary termination of the applicable Franchise Agreement if (a) within ten (10) Business Days of the termination of such Franchise Agreement (and at the time of delivery of each report pursuant to Section 5.1(A)(v)), the Borrower delivers to Lender evidence reasonably satisfactory to Lender that the applicable Mortgage Borrower is diligently pursuing efforts to enter into a new Franchise Agreement with an Acceptable Franchisor for the applicable Property and shall thereafter diligently and continuously pursue such efforts to enter into a new Franchise Agreement, (b) at the time of such termination no other Property shall be in operation without being subject to a Franchise Agreement, (c) the Allocated Loan Amount of the Property is not more than five percent (5%) of the outstanding principal balance of the Loan or such Property shall not be in operation for more than five (5) consecutive days without being subject to a Franchise Agreement, and (d) no Property shall be without a Franchise Agreement in place for a period in excess of six (6) months from the termination of the applicable Franchise Agreement.

      "UNIFORM SYSTEM" means the Uniform System of Accounts for the Lodging Industry promulgated by the American Hotel and Motel Association, as in effect from time to time.

      "WAIVING PARTY" has the meaning set forth in Section 13.1.

      "WORK" has the meaning given such term in each of the Mortgage Loan Agreements.

      "WORK RESERVES" has the meaning given such term in Section 6.7 of each of the Mortgage Loan Agreements.

      "ZONING REPORTS" means those certain zoning and site requirements summaries for the Properties as described on EXHIBIT K.

SECTION 1.2 ACCOUNTING TERMS.

      For purposes of this Loan Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP or the Uniform System, as the case may be.

SECTION 1.3 OTHER DEFINITIONAL PROVISIONS.

      References to "ARTICLES", "SECTIONS", "SUBSECTIONS", "EXHIBITS" and "SCHEDULES" shall be to Articles, Sections, Subsections, Exhibits and Schedules, respectively, of this Loan Agreement unless otherwise specifically provided. Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Loan Agreement, "HEREOF", "HEREIN", "HERETO", "HEREUNDER" and the like mean and refer to this Loan Agreement as a whole and not merely to the specific article, section, subsection, paragraph or clause in which the respective word appears; words importing any gender include the other genders; references to "WRITING" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "INCLUDING", "INCLUDES" and "INCLUDE" shall be deemed to be followed by the words "without limitation"; and any reference to any statute or regulation may include any amendments of same and any successor statutes and regulations. Further, (i) any reference to any agreement or other document may include subsequent amendments, assignments, and other modifications thereto, and (ii) any reference to any Person may include such Person's respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons.

                                   ARTICLE II
                                TERMS OF THE LOAN

SECTION 2.1 LOAN.

      (A) LOAN. Subject to the terms and conditions of this Loan Agreement and in reliance upon the representations and warranties of the Borrower contained herein, Lender agrees to lend to the Borrower, and the Borrower agrees to borrow from Lender, a loan in the original principal amount of $______ (the "LOAN").

      (B) NOTE. On the Closing Date, the Borrower shall execute and deliver to Lender a Mezzanine Note, dated of even date herewith (as amended, modified or restated, and any replacement or substitute notes therefor, by means of multiple notes or otherwise, collectively, the "NOTE"), made by the Borrower to the order of Lender, in the original principal amount of $______.

      (C) USE OF PROCEEDS. The proceeds of the Loan funded at Closing may be used to (i) refinance existing indebtedness; (ii) pay all recording and filing fees and taxes, title insurance premiums, the reasonable out-of-pocket costs and expenses incurred by Lender and Mortgage Lender, including reasonable legal fees and expenses of counsel to Lender and Mortgage Lender, and other costs and expenses approved by Lender (which approval will not be unreasonably withheld) related to the Loan; (iii) provide for general corporate purposes, including, without limitation, payment of transaction costs and expenses incurred by the Borrower and capital contributions to the Mortgage Borrowers. The remaining proceeds of the Loan, if any, shall be disbursed to or as otherwise directed by the Borrower.

SECTION 2.2 INTEREST.

      (A) RATE OF INTEREST. The outstanding principal balance of the Loan shall bear interest at a rate per annum equal to ___% (the "INTEREST RATE").

      (B) DEFAULT RATE. Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default and in any event from and after the Maturity Date of the Loan and until the Loan and all other Obligations are satisfied in full, the outstanding principal balance of the Loan and all other Obligations shall bear interest until paid in full at a rate per annum that is four percent (4.0%) in excess of the Interest Rate otherwise applicable under this Loan Agreement and the Note (the "DEFAULT RATE").

      (C) COMPUTATION OF INTEREST. Interest on the Loan and all other Obligations owing to Lender shall be computed on the basis of a 360-day year, and shall be charged for the actual number of days elapsed during any month or other accrual period. Interest shall be payable in arrears.

      (D) INTEREST LAWS. Notwithstanding any provision to the contrary contained in this Loan Agreement or the other Loan Documents, the Borrower shall not be required to pay, and Lender shall not be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by law ("EXCESS INTEREST"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Loan Agreement or in any of the other Loan Documents, then in such event: (1) the provisions of this subsection shall govern and control; (2) the Borrower shall not be obligated to pay any Excess Interest; (3) any Excess Interest that Lender may have received hereunder shall be, at Lender's option, (a) applied as a credit against either or both of the outstanding principal balance of the Loan or accrued and unpaid interest thereunder (not to exceed the maximum amount permitted by law), (b) refunded to the payor thereof, or (c) any combination of the foregoing; (4) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "MAXIMUM RATE"), and this Loan Agreement and the other Loan Documents shall be deemed to have been and shall be, reformed and modified to reflect such reduction; and (5) the Borrower shall not have any action against Lender for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any Obligation is calculated at the Maximum Rate rather than the applicable rate under this Loan Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Obligations shall, to the extent permitted by law, remain at the Maximum Rate until Lender shall have received or accrued the amount of interest which Lender would have received or accrued during such period on Obligations had the rate of interest not been limited to the Maximum Rate during such period. If the Default Rate shall be finally determined to be unlawful, then the Interest Rate shall be applicable during any time when the Default Rate would have been applicable hereunder, provided however that if the Maximum Rate is greater or lesser than the Interest Rate, then the foregoing provisions of this paragraph shall apply.

      (E) LATE CHARGES. If an Event of Default regarding non-payment of principal, interest or other sums due hereunder or under any of the other Loan Documents shall occur, then the Borrower shall pay to Lender, in addition to all sums otherwise due and payable, a late fee in an amount equal to five percent (5.0%) of such principal, interest or other sums due hereunder or under any other Loan Document, such late charge to be immediately due and payable without demand by Lender.

SECTION 2.3 RESERVED.

SECTION 2.4 PAYMENTS.

      (A) PAYMENTS OF INTEREST AND PRINCIPAL. The Borrower shall make payments of interest and principal on the Note as follows:

            (i) The Borrower shall make a payment to Lender of interest only on the Closing Date for the period from the Closing Date through and including the last day of the calendar month in which the Closing occurs; and

            (ii) On each Payment Date commencing on August 1, 2004, and on each Payment Date thereafter through but not including the Maturity Date, the Borrower shall make a payment of interest on the Loan for the prior calendar month, and in addition, shall make a payment of principal on the Loan in an amount equal to the Scheduled Mezzanine Principal Payment for such Payment Date.

      (B) DATE AND TIME OF PAYMENT. The Borrower shall receive credit for payments on the Loan which are transferred to the account of Lender as provided below (i) on the day that such funds are received by Lender if such receipt occurs by 2:00 p.m. (New York time) on such day, or (ii) on the next succeeding Business Day after such funds are received by Lender if such receipt occurs after 2:00 p.m. (New York time). Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day.

      (C) MANNER OF PAYMENT; APPLICATION OF PAYMENTS. The Borrower promises to pay all of the Obligations relating to the Loan as such amounts become due or are declared due pursuant to the terms of this Loan Agreement. All payments by the Borrower on the Loan shall be made without deduction, defense, set off or counterclaim and in immediately available funds delivered to Lender by wire transfer to such accounts at such banks as Lender may from time to time designate. Prior to an Event of Default, each payment shall be applied first to pay late charges and the charges and expenses of Lender, Servicer and any special servicer as provided hereunder, second to accrued and unpaid interest, and the balance to principal. Prior to an Event of Default, to the extent sufficient funds are contained in the Lock Box Account, or an Account or a Sub-Account thereof, to make the required monthly payments to the applicable Reserves and Sub-Account, if any, on such Payment Date, the Borrower shall be deemed to have satisfied its obligation to make such payments. Upon the occurrence and during the continuance of an Event of Default, payments shall be applied to the Obligations in such order as Lender shall determine in its sole and absolute discretion.

SECTION 2.5 MATURITY. To the extent not sooner due and payable in accordance with the Loan Documents, the then outstanding principal balance of the Loan, all accrued and unpaid interest thereon, and all other sums then owing to Lender hereunder and under the Note, the Pledge Agreement and the other Loan Documents, shall be due and payable on the Maturity Date.

SECTION 2.6 PREPAYMENT.

      (A) LIMITATION ON PREPAYMENT; PREPAYMENT CONSIDERATION DUE ON ACCELERATION. The Borrower shall have no right to prepay the Loan in whole or in part at any time, except as expressly set forth in this provision. On and after May 1, 2009, the Borrower may prepay the Loan in whole, but not in part, without payment of any Prepayment Consideration, provided that (i) the Borrower shall provide to Lender not less than fifteen (15) days' prior written notice of such prepayment, (ii) together with such prepayment the Borrower also shall pay all accrued and unpaid interest and all other Obligations and (iii) if such prepayment occurs on any day other than the first (1st) day of a calendar month, then together therewith the Borrower also shall pay to Lender the amount of interest that would have accrued on the amount being prepaid from and including the date of such prepayment to end of such calendar month.

      (B) PREPAYMENT CONSIDERATION DUE. If any prepayment of all or any portion of the Loan shall occur prior to May 1, 2009, on account of acceleration of the Loan (whether or not due to an Event of Default), or otherwise, then except only as expressly provided herein to the contrary, the Borrower shall be required to pay the Prepayment Consideration on the amount prepaid to Lender together with such prepayment, as liquidated damages and compensation for costs incurred, and in addition to all other amounts due and owing to Lender. Notwithstanding the foregoing, no Prepayment Consideration will be due in connection with (i) any principal prepayment resulting from the application of insurance or condemnation proceeds required by Lender pursuant to this Loan Agreement in the absence of an Event of Default, and (ii) Scheduled Mezzanine Principal Payments. The foregoing designation of any amount of Prepayment Consideration in this Agreement shall not create a right to prepay at any time or in any circumstances where this Agreement does not expressly state that such a right exists.

      (C)   DEFINITIONS. The following terms shall have the meanings indicated:

            "PREPAYMENT CONSIDERATION" shall mean an amount equal to the greater of (i) one percent (1%) of the Loan balance at the time of prepayment and (ii) the Yield Maintenance Amount.

            "YIELD MAINTENANCE AMOUNT" shall mean the positive difference, if any, between (i) the present value on the date of prepayment (by acceleration or otherwise) of all future installments of principal and interest which the Borrowers would otherwise be required to pay under the Note from the date of such prepayment until the Maturity Date absent such prepayment, including the unpaid principal amount which might otherwise be due upon the Maturity Date absent such prepayment, with such present value being determined by the use of a discount rate equal to the yield to maturity (adjusted to a "Mortgage Equivalent Basis" pursuant to the standards and practices of the Securities Industry Association), on the date of such prepayment of the United States Treasury Security having the term to maturity closest to what otherwise would have been the remaining term hereof absent such prepayment and (ii) the principal balance of the Loan on the date of such prepayment.

SECTION 2.7 OUTSTANDING BALANCE. The balance on Lender's books and records shall be presumptive evidence (absent manifest error) of the amounts owing to Lender by the Borrower; provided that any failure to record any transaction affecting such balance or any error in so recording shall not limit or otherwise affect the Borrower's obligation to pay the Obligations.

SECTION 2.8 TAXES. Any and all payments or reimbursements made hereunder or under the Note shall be made free and clear of and without deduction for any and all taxes, withholding taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto arising out of or in connection with the transactions contemplated by the Loan Documents (all such taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto (excluding taxes imposed on net income in accordance with the following sentence) herein "TAX LIABILITIES"). Notwithstanding the foregoing, the Borrower shall not be liable for taxes imposed on the net income of Lender by the jurisdiction under the laws of which Lender is organized or doing business or any political subdivision thereof and taxes imposed on its net income by the jurisdiction of Lender's applicable lending office or any political subdivision thereof. If the Borrower shall be required by law to deduct any such Tax Liabilities (or amounts in estimation or reimbursement for the same) from or in respect of any sum payable hereunder to Lender, then the sum payable hereunder shall be increased as may be necessary so that, after making all required deductions, Lender receives an amount equal to the sum it would have received had no such deductions been made.

SECTION 2.9 REASONABLENESS OF CHARGES. The Borrower Parties agree that (i) the actual costs and damages that Lender would suffer by reason of an Event of Default (exclusive of the attorneys' fees and other costs incurred in connection with enforcement of Lender's rights under the Loan Documents) or a prepayment would be difficult and needlessly expensive to calculate and establish, and (ii) the amounts of the Default Rate, the late charges, and the Prepayment Consideration are reasonable, taking into consideration the circumstances known to the parties at this time, and (iii) such Default Rate and late charges and Lender's reasonable attorneys' fees and other costs and expenses incurred in connection with enforcement of Lender's rights under the Loan Documents shall be due and payable as provided herein, and (iv) such interest at the Default Rate, late charges, Prepayment Consideration, and the obligation to pay Lender's reasonable attorneys' fees and other enforcement costs do not, individually or collectively, constitute a penalty.

SECTION 2.10 RESERVED.

SECTION 2.11 SERVICING/SPECIAL SERVICING. Lender may change the Servicer from time to time without the consent of the Borrower, on prior written notice to the Borrower. The Borrower expressly acknowledges and agrees that the Servicer's fees (the "SERVICING FEE"), which shall in no event exceed five one-hundredths of one percent (.05%) per annum on the outstanding principal balance of the Loan, payable in monthly installments, and if the Loan becomes a specially serviced loan, any fees of the special servicer, shall be payable by the Borrower and shall constitute a portion of the Obligations; provided, however, that at no time shall the Borrower be liable for Servicing Fees or special servicing fees in excess of those fees charged to Lender by the Servicer or any special servicer.

SECTION 2.12 MORTGAGE LOAN EVENT OF DEFAULT. Notwithstanding anything to the contrary contained herein or the other Loan Documents, if compliance by the Borrower with the provisions of this Loan Agreement would cause an Event of Default under (and as defined in) any Mortgage Loan Agreement to occur, after the giving of notice or passage of any grace periods provided for in the applicable Mortgage Loan Agreement, the Borrower shall notify the Lender in writing and the Borrower shall not be in default hereunder or under the other Loan Documents by reason of its failure to comply with such provisions. Lender reserves the right to modify any such provisions to prevent the occurrence of an Event of Default under any Mortgage Loan Agreement, in which case failure to comply with such modified provisions shall not be excused hereby. Furthermore, the Borrower acknowledges and agrees that this Section 2.12 shall in no way relieve the Borrower from the obligation to perform any obligation under the Loan Agreement or the other Loan Documents that may be performed by the payment of a sum of money.

SECTION 2.13 MEZZANINE LENDER APPROVALS. (A) Lender and the Borrower acknowledge and agree that both Mortgage Lender and Lender have certain approval rights with respect to the operation of the Properties and other matters pursuant to the Mortgage Loan Documents and the Loan Documents, including approval of Managers, Franchisors, Leases, alterations and annual budgets. Notwithstanding anything to the contrary contained herein or in the other Loan

Documents, until such time as each of the Mortgage Loans has been satisfied, and to the extent Lender and Mortgage Lender shall have approval rights covering the same matters, the Borrower shall submit such requests for approval in the following manner and shall be subject to the following procedures (the "APPROVAL PROCEDURES"): (i) the Borrower shall (x) with respect to any Specified Approval, deliver to Lender any such request for any Specified Approval at least fifteen
(15) days prior to the date a corresponding request for approval shall be submitted by the Mortgage Borrowers to the applicable Mortgage Lender under the applicable Mortgage Loan Agreement (it being agreed that the Borrower shall not permit the Mortgage Borrowers to submit a corresponding request for approval to the applicable Mortgage Lender until such fifteen (15) day period has expired), and (y) with respect to all other requests for approval, shall deliver such requests simultaneously to both Lender and the applicable Mortgage Lender, (ii) following the initial submission requesting any Specified Approval to Lender, the Borrower shall cooperate with Lender during such fifteen (15) day period and respond to any comments or suggested changes recommended by Lender prior to the Mortgage Borrowers submitting a corresponding request for approval to such Mortgage Lender, (iii) if the Borrower or the Mortgage Borrowers intend to submit a request for approval to such Mortgage Lender that differs in any respect from the matters as approved (or disapproved) by Lender, the Borrower shall, or shall cause the Mortgage Borrowers to, submit to such Mortgage Lender with any such request, a copy of all correspondence and materials from Lender relating to Lender's approval or disapproval of the request for the Specified Approval, and (iv) provided the Borrower complies, and causes the Mortgage Borrowers to comply, with the foregoing, the Borrower shall be entitled to rely on the approval or requirements given by such Mortgage Lender in accordance with the terms of the applicable Mortgage Loan Documents.

      (B) Until such time as each Mortgage Loan has been satisfied, if and to the extent the consent or approval of any Mortgage Lender is required in order for the Borrower to perform its obligations under the Loan Documents without violating the provisions of the Mortgage Loan Documents, the Borrower shall not be deemed in default hereunder, but shall seek all consents and approvals of the Lender in accordance with the terms and provisions of this Loan Agreement and the other Loan Documents and shall seek all required consents or approvals of the applicable Mortgage Lender under the Mortgage Loan Documents to permit the Borrower to comply with its obligations under the Loan Documents; and the Borrower shall not be in default if such Mortgage Lender does not grant such approval or consent.

                                   ARTICLE III
                               CONDITIONS TO LOAN

SECTION 3.1 CONDITIONS TO FUNDING OF THE LOAN ON THE CLOSING DATE. The obligation of Lender to fund the Loan is subject to the prior or concurrent satisfaction or waiver of the conditions set forth below, and to satisfaction of any other conditions specified herein or elsewhere in the Loan Documents. With respect to facts and circumstances actually known to Lender at Closing, by funding the Loan Lender shall be deemed to have acknowledged that each of the conditions set forth below has been satisfied or waived (except as otherwise set forth in any other agreement in writing between the Borrower and Lender). Where in this Section any documents, instruments or information are to be delivered to Lender, then the condition shall not be satisfied unless (i) the same shall be in form and substance satisfactory to Lender, and (ii) if so required by Lender, the Borrower shall deliver to Lender a certificate duly executed by the

Borrower stating that the applicable document, instrument or information is true and complete and does not omit to state any information without which the same might reasonably be deemed materially misleading.

      (A) LOAN DOCUMENTS. On or before the Closing Date, the Borrower shall execute and deliver and cause to be executed and delivered to Lender all of the Loan Documents specified in SCHEDULE 3.1(A) to which it is a party, together with such other Loan Documents as may be reasonably required by Lender, each, unless otherwise noted, of even date herewith, duly executed, in form and substance satisfactory to Lender and in quantities designated by Lender (except for the Note, of which only one shall be signed), which Loan Documents shall become effective upon the Closing.

      (B) DEPOSITS. The deposits required pursuant to the terms of each of the Mortgage Loan Agreements and this Loan Agreement, including without limitation, the initial deposits into the Reserves and Accounts, shall have been made (and at the Borrower's option, the same may be made from the proceeds of the Loan).

      (C) PERFORMANCE OF AGREEMENTS, TRUTH OF REPRESENTATIONS AND WARRANTIES. Each Borrower Party and all other Persons executing any agreement on behalf of any Borrower Party shall have performed in all material respects all agreements which this Loan Agreement provides shall be performed on or before the Closing Date. The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of the Closing Date.

      (D) CLOSING CERTIFICATE. On or before the Closing Date, Lender shall have received certificates of even date herewith executed on behalf of the Borrower by the chief financial officer (or similar officer of the Borrower) stating that: (i) on such date, to the Borrower's Knowledge no Default exists;
(ii) no material adverse change in the financial condition or operations of the business of the Borrower, Mortgage Borrowers or the projected cash flow of either of them or of the Properties, in each case taken as a whole, has occurred since the delivery to Lender of any financial statements, budgets, proformas, or similar materials (or if there has been any change, specifying such change in detail), and that, to the Borrower's Knowledge after due inquiry, such financial materials fairly present the financial condition and results of operations of the Borrower, the Mortgage Borrowers, and the Properties, in each case taken as a whole, and all other materials delivered to Lender are complete and accurate in all material respects; and (iii) the representations and warranties set forth in this Loan Agreement are true and correct in all material respects on and as of such date with the same effect as though made on and as of such date (or if any such representations or warranties require qualification, specifying such qualification in detail) and (iv) to the Borrower's Knowledge after due inquiry, there are no material facts or conditions concerning the Properties or any Borrower Party that have not been disclosed to Lender which could have a Material Adverse Effect.

      (E) OPINIONS OF COUNSEL. On or before the Closing Date, Lender shall have received from Morris, Manning & Martin, LLP or other legal counsel for the Borrower satisfactory to Lender, written legal opinions, each in form and substance acceptable to Lender, as to such matters as Lender shall request, including opinions to the effect that (i) each of the Borrower Parties is duly formed, validly existing, and in good standing in its state of organization,
(ii) this

Loan Agreement and the Loan Documents have been duly authorized, executed and delivered and are enforceable in accordance with their terms subject to customary qualifications for bankruptcy, general equitable principles, and other customary assumptions and qualifications; (iii) the Cash Management Agreement has been duly authorized, executed and delivered by the Borrower and is enforceable in accordance with its terms and the security interests in favor of Lender in the Account Collateral have been validly created and perfected; and
(iv) neither Borrower nor Member would be consolidated in any bankruptcy proceeding affecting Guarantor or certain other Affiliates of the Borrower Parties specified by Lender. Also on or before the Closing Date, Lender shall have received the following legal opinions, each in form and substance acceptable to Lender: (a) an opinion of the Borrower's counsel as to the enforceability of, and the creation and perfection of Liens under, the Pledge Agreement and such other matters as Lender may reasonably request; (b) opinions of Richards, Layton & Finger or other Delaware legal counsel, acceptable to Lender, for the Borrower that, among other matters, (1) under Delaware law (x) the prior unanimous written consent of Member (and the unanimous written consent of the board of directors of Member including the Independent Directors, or the unanimous prior written consent of the board of managers' of the Borrower, including the Independent Directors) would be required for a voluntary bankruptcy filing by the Borrower, (y) the prior unanimous written consent of the board of directors of Member (including the Independent Directors) would be required for a voluntary bankruptcy filing by Member, (z) such unanimous consent requirements are enforceable against Member in accordance with their terms; (2) under Delaware law, the bankruptcy or dissolution of Member would not cause the dissolution of the Borrower and the bankruptcy or dissolution of Guarantor would not cause the dissolution of Member; (3) under Delaware law, creditors of Member shall have no legal or equitable remedies with respect to the assets of the Borrower and creditors of Guarantor shall have no legal or equitable remedies with respect to the assets of Member; and (4) a federal bankruptcy court would hold that Delaware law governs the determination of what Persons have authority to file a voluntary bankruptcy petition on behalf of the Borrower and Member; and (c) such other legal opinions as Lender may reasonably request.

      (F) TITLE POLICIES. On or before the Closing Date, Lender shall have received the Title Policies. The Title Policies shall be in form and substance satisfactory to Lender.

      (G) CERTIFICATES OF FORMATION AND GOOD STANDING. On or before the Closing Date, Lender shall have received copies of the organizational documents and filings of each Borrower Party, together with good standing certificates (or similar documentation) (including verification of tax status) from the state of its formation and from all states in which the laws thereof require such Person to be qualified and/or licensed to do business. Each such certificate shall be dated not more than 30 days prior to the Closing Date, as applicable, and certified by the applicable Secretary of State or other authorized governmental entity. In addition, on or before the Closing Date the secretary or corresponding officer of each Borrower Party, or the secretary or corresponding officer of the partner, trustee, or other Person as required by such Borrower Party's organizational documents (as the case may be, the "BORROWER PARTY SECRETARY") shall have delivered to Lender a certificate stating that the copies of the organizational documents as delivered to Lender are true and complete and are in full force and effect, and that the same have not been amended except by such amendments as have been so delivered to Lender.

      (H) CERTIFICATES OF INCUMBENCY AND RESOLUTIONS. On or before the Closing Date, Lender shall have received certificates of incumbency and resolutions of each Borrower Party and its constituents as requested by Lender, approving and authorizing the Loan and the execution, delivery and performance of the Loan Documents, certified as of the Closing Date by the Borrower Party Secretary as being in full force and effect without modification or amendment.

      (I) FINANCIAL STATEMENTS. On or before the Closing Date, Lender shall have received such financial statements and other financial information as shall be satisfactory to Lender for each Borrower Party (including for Guarantor) and for the Properties. If any such statements are not available for the Properties, then the Borrower shall cause the Mortgage Borrowers to provide such financial reports as are available. All such financial statements shall be certified to Lender by the applicable Borrower Party (through its chief financial officer or other officer charged with similar duties), which certification shall be in form and substance reasonably satisfactory to Lender.

      (J) OPERATING AND CAPEX/FF&E BUDGETS. On or before the Closing Date, Lender shall have received and approved the Operating Budget and CapEx/FF&E Budget for the Properties for the remainder of the current calendar year.

      (K) AGREEMENTS. On or before the Closing Date, Lender shall have received a list of all Material Agreements and, to the extent requested by Lender, copies thereof.

      (L) MANAGEMENT AGREEMENT; FRANCHISE AGREEMENTS. On or before the Closing Date, Lender shall have received copies of the Management Agreements and any leasing brokerage agreements pertaining to the Properties and the Assignments of Management Agreements, duly executed by each Manager and the applicable Mortgage Borrower. On or before the Closing Date, Lender shall have received copies of the existing Franchise Agreements (including any Property Improvement Plan) and Franchisor Letters for each of the Properties duly executed by the applicable Franchisors.

      (M) RENT ROLL. Prior to the Closing, Lender shall have received from the Borrower a rent roll for each of the Properties (collectively, the "RENT ROLL") in form and substance satisfactory to Lender. The Rent Roll shall constitute a true, correct, and complete list of each and every Material Lease, together with all extensions and amendments thereof, and shall accurately and completely disclose all annual and monthly rents payable by all tenants, including all percentage rents, if any, and expiration dates of such Material Leases, and the amount of security deposit being held by the Mortgage Borrowers under each Material Lease, if any.

      (N) MATERIAL LEASES. Prior to the Closing, Lender shall have received true, correct and complete copies of the Material Leases, as amended.

      (O) ENVIRONMENTAL ASSESSMENT. Lender shall have received the Environmental Reports relating to each of the Properties, together with a letter from each preparer thereof entitling Lender and its successors and assigns to rely upon said Environmental Report.

      (P) PROPERTY CONDITION REPORT. On or before the Closing Date, Lender shall have received a property condition report for each of the Properties, which shall be prepared by an engineer or other consultant satisfactory to Lender and otherwise shall be in form and substance satisfactory to Lender in its sole discretion (the "PROPERTY CONDITION REPORTS"). Such reports shall set forth any items of deferred maintenance at the Properties.

      (Q) APPRAISAL. On or before the Closing Date, Lender shall have received an independent appraisal of each of the Properties from a state certified appraiser engaged by Lender. Each such appraisal shall conform in all respects to the criteria for appraisals set forth in the Financial Institutions Reform and Recovery Act of 1989 and the regulations promulgated thereunder (as if Lender were an institution under the jurisdiction thereof) and the Uniform Standards of Professional Appraisal Practices of the Appraisal Foundation.

      (R) SEARCHES. Prior to the Closing Date, Lender shall have received copies of Uniform Commercial Code, judgment, tax lien, bankruptcy and litigation search reports with respect to the Borrower, Guarantor and Member, all dated not more than thirty (30) days prior to the Closing Date.

      (S) LEGAL FEES; CLOSING EXPENSES. The Borrower shall have paid any and all reasonable legal fees and expenses of counsel to Lender, together with all recording fees and taxes, title insurance premiums, and other reasonable costs and expenses related to the Closing.

      (T) COMMITMENT CONDITIONS. If a commitment letter or similar agreement shall have been issued by Lender for the Loan, such additional conditions as shall be specified in such commitment shall have been satisfied.

      (U) OTHER REVIEW. Lender shall have completed all other review of the Borrower Parties, the Properties, and such other items as it reasonably determines relevant, and shall have determined based upon such review to fund the Loan. The Borrower Parties shall have satisfied such other reasonable criteria as Lender may reasonably specify.

      (V) GROUND LEASES; GROUND LESSOR ESTOPPELS. On or before the Closing Date, Lender shall have received (i) true and complete copies of each of the Ground Leases, certified by the Borrower, and (ii) estoppels and agreements acceptable to Lender, duly executed by each Ground Lessor.

      (W) CONDOMINIUM PROPERTY AGREEMENTS. On or before the Closing Date, Lender shall have received an estoppel and agreement of the Board of Managers with respect to the Condominium Property Documents in form and substance reasonably acceptable to Lender.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

      In order to induce Lender to enter into this Loan Agreement and to make the Loan, the Borrower represents and warrants to Lender that the statements set forth in this Article IV, after giving effect to the Closing, will be, true, correct and complete in all material respects as of the Closing Date.

SECTION 4.1 ORGANIZATION, POWERS, CAPITALIZATION, GOOD STANDING, BUSINESS.

      (A) ORGANIZATION AND POWERS. Each Borrower Party is duly organized, validly existing and in good standing under the laws of the state of its formation. Each Borrower Party has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, and to enter into each Loan Document to which it is a party and to perform the terms thereof.

      (B) QUALIFICATION. Each Borrower Party is duly qualified and in good standing in the state of its formation. In addition, each Borrower Party is duly qualified and in good standing in each state where necessary to carry on its present business and operations, except in jurisdictions in which the failure to be qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

      (C) ORGANIZATION. The organizational chart set forth as SCHEDULE 4.1(C) accurately sets forth the direct and indirect ownership structure of the Borrower, Mortgage Borrowers and Member. The Borrower owns all direct and indirect interests in the Mortgage Borrowers (other than, with respect to Servico Centre Associates, Ltd., the interests held by the individual limited partners consisting of 50% of the ownership interests in Servico Centre Associates, Ltd. and, with respect to Macon Hotel Associates, LLC, the interests held by non-managing members consisting of 40% of the Ownership interests in Macon Hotel Associates, LLC) and has the power and authority to control the actions of the Mortgage Borrowers.

SECTION 4.2 AUTHORIZATION OF BORROWING, ETC.

      (A) AUTHORIZATION OF BORROWING. The Borrower has the power and authority to incur the Indebtedness evidenced by the Note. The execution, delivery and performance by each Borrower Party of each of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby have been duly authorized by all necessary limited liability company, partnership, trustee, corporate or other action, as the case may be.

      (B) NO CONFLICT. The execution, delivery and performance by each Borrower Party of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby do not and will not: (1) violate (x) any provision of law applicable to any Borrower Party; (y) the partnership agreement, certificate of limited partnership, certificate of incorporation, bylaws, declaration of trust, operating agreement or other organizational documents, as the case may be, of each Borrower Party; or (z) any order, judgment or decree of any Governmental Authority binding on any Borrower Party or any of its Affiliates; (2) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of any Borrower Party or any of its Affiliates (except where such breach will not cause a Material Adverse Effect); (3) result in or require the creation or imposition of any material Lien (other than the Lien of the Loan Documents) upon the Collateral or assets of any Borrower Party; or (4) except as set forth on SCHEDULE 4.2, require any approval or consent of any Person under any material Contractual Obligation of any Borrower Party, which approvals or consents as set forth on SCHEDULE 4.2 have been obtained on or before the dates required under such material Contractual Obligation, but in no event later than the Closing Date.

      (C) GOVERNMENTAL CONSENTS. The execution and delivery by each Borrower Party of the Loan Documents to which it is a party, and the consummation of the transactions contemplated thereby do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority.

      (D) BINDING OBLIGATIONS. This Loan Agreement is, and the Loan Documents, including the Note, when executed and delivered will be, the legally valid and binding obligations of each Borrower Party that is a party thereto, enforceable against each of the Borrower Parties, as applicable, in accordance with their respective terms, subject to bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditor's rights. No Borrower Party has any defense or offset to any of its obligations under the Loan Documents to which it is a party. No Borrower Party has any claim against Lender or any Affiliate of Lender.

SECTION 4.3 FINANCIAL STATEMENTS. All financial statements concerning the Borrower, its Affiliates, the Mortgage Borrowers and the Properties which have been furnished by or on behalf of the Borrower or the Mortgage Borrowers to Lender pursuant to this Loan Agreement present fairly the financial condition of the Persons covered thereby as of the dates thereof and the results of their operations for the periods then ended, and, to Borrower's Knowledge after due inquiry, have been prepared in accordance with GAAP consistently applied (except as disclosed therein). Since the date of the financial statements delivered to Lender, there has been no material adverse change in the financial condition, operations or business of the Borrower Parties or the Properties from that set forth in said financial statements.

SECTION 4.4 INDEBTEDNESS AND CONTINGENT OBLIGATIONS. As of the Closing, neither the Borrower nor the Mortgage Borrowers shall have any outstanding Indebtedness or Contingent Obligations other than the Obligations or any other Permitted Indebtedness.

SECTION 4.5 TITLE TO THE PROPERTIES AND COLLATERAL. Each of the Mortgage Borrowers has good and marketable fee simple title (or, in the case of the Ground Leased Properties, leasehold title) to its Property, free and clear of all Liens except for the Permitted Encumbrances. The Mortgage Borrowers own and will own at all times all FF&E relating to the Properties (other than personal property which is either owned by tenants of such Property, not used or necessary for the operation of the applicable Property, or leased by the Mortgage Borrowers as permitted hereunder), subject only to Permitted Encumbrances. The Borrower is the record and beneficial owner and owns good and indefeasible title to the Collateral, free and clear of all Liens. There are no outstanding options to purchase or rights of first refusal affecting the Collateral. To the Borrower's Knowledge, except as set forth on Schedule 4.5, there are no proceedings in condemnation or eminent domain affecting any of the Properties, and to the actual Knowledge of the Borrower, none is threatened. Except as set forth on Schedule 4.5(A), no Person has any option or other right to purchase all or any portion of any of the Properties or any interest therein. To the Borrower's Knowledge, there are no mechanic's, materialman's or other similar liens or claims which have been filed for work, labor or materials affecting the Properties. None of the Permitted Encumbrances, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Pledge Agreement and this Loan Agreement, materially and adversely affect the value of any of the Collateral or impair the Borrower's ability to pay its obligations in a timely manner.

SECTION 4.6 ZONING; COMPLIANCE WITH LAWS. To the Borrower's Knowledge, except as set forth in the Zoning Reports for the Properties delivered to Lender, the Properties and the use thereof comply in all material respects with all applicable zoning, subdivision and land use laws, regulations and ordinances, all applicable health, fire, building codes, parking laws and all other laws, statutes, codes, ordinances, rules and regulations applicable to the Properties, or any of them, including without limitation the Americans with Disabilities Act. To the Borrower's Knowledge, there are no illegal activities relating to controlled substances on the Properties. To the Borrower's Knowledge, except as set forth in the Zoning Reports for the Properties delivered to Lender, all material permits, licenses and certificates for the lawful use, occupancy and operation of each component of the Properties in the manner in which it is currently being used, occupied and operated, including, but not limited to liquor licenses and certificates of occupancy, or the equivalent, have been obtained and are current and in full force and effect. To the Borrower's Knowledge, except as set forth in the Zoning Reports for the Properties delivered to Lender, in the event that all or any part of the Improvements located on the Properties is destroyed or damaged, said Improvements can be legally reconstructed to their condition prior to such damage or destruction, and thereafter exist for the same use without violating any zoning or other ordinances applicable thereto and without the necessity of obtaining any variances or special permits, other than customary demolition, building and other construction related permits. To the Borrower's Knowledge, no legal proceedings are pending or threatened with respect to the zoning of the Properties. To the Borrower's Knowledge, except as set forth in the Title Policies and/or the Survey, each as defined in and delivered to the Mortgage Lender pursuant to the Mortgage Loan Agreement, neither the zoning nor any other right to construct, use or operate the Properties is in any way dependent upon or related to any real estate other than the Properties. The Borrower will not permit any tract map, parcel map, condominium plan, condominium declaration, or plat of subdivision will be recorded by the Mortgage Borrowers with respect to the Properties without Lender's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned.

SECTION 4.7 LEASES; AGREEMENTS.

      (A) LEASES; AGREEMENTS. The Borrower has delivered to Lender true and complete copies (in all material respects) of all (i) Leases for more than five hundred (500) square feet of space at any Property and (ii) Material Agreements affecting the operation and management of the Properties, and such Leases and Material Agreements have not been modified or amended except pursuant to amendments or modifications delivered to Lender. Except for the rights of each of the current Managers pursuant to the existing Management Agreements, no Person has any right or obligation to manage any of the Properties or to receive compensation in connection with such management. Except for the parties to any leasing brokerage agreement that has been delivered to Lender, no Person has any right or obligation to lease or solicit tenants for the Properties or (except for cooperating outside brokers) to receive compensation in connection with such leasing.

      (B) RENT ROLL, DISCLOSURE. A true and correct copy of the Rent Roll is attached hereto as SCHEDULE 4.7(B) and, except for the Material Leases described in the Rent Roll, if any, the Properties are not subject to any Material Leases. Except only as specified in the Rent Roll, or as otherwise disclosed to Lender in the estoppel certificates delivered to Lender at Closing, to the Borrower's Knowledge, (i) the Material Leases are in full force and effect; (ii) the Mortgage

Borrowers have not given any notice of default to any tenant under any Lease which remains uncured; (iii) no tenant has any set off, claim or defense to the enforcement of any Lease; (iv) no tenant is in arrears in the payment of rent, additional rent or any other charges whatsoever due under any Material Lease, or is materially in default in the performance of any other obligations under such Material Lease; (v) the Mortgage Borrowers have completed all work or alterations required of the landlord or lessor under each Material Lease, and all of the other obligations of landlord or lessor under the Material Leases have been performed; and (vi) there are no rent concessions (whether in form of cash contributions, work agreements, assumption of an existing tenant's other obligations, or otherwise) or extensions of time whatsoever not reflected in such Rent Roll. There are no legal proceedings commenced (or, to the Knowledge of the Borrower, threatened) against the Mortgage Borrowers by any tenant or former tenant. No rental in excess of one month's rent has been prepaid under any of the Material Leases. To the Borrower's Knowledge, each of the Material Leases is valid and binding on the parties thereto in accordance with its terms.

      (C) NO RESIDENTIAL UNITS. There are no residential units in any of the Properties and, to the Borrower's Knowledge, no person (other than a site manager employed by Manager) occupies any part of the Properties for dwelling purposes other than on a transient basis.

      (D) MANAGEMENT AGREEMENTS. The Borrower has delivered to Lender a true and complete copy of each Management Agreement relating to the Properties to which the Mortgage Borrowers are a party that will be in effect on the Closing Date, and such Management Agreements have not been modified or amended except pursuant to amendments or modifications delivered to Lender. Each such Management Agreement is in full force and effect and no default by the Mortgage Borrowers or Manager exists thereunder.

      (E) FRANCHISE AGREEMENTS. The Borrower has delivered to Lender a true and complete copy of the Franchise Agreements relating to each of the Properties to which the Mortgage Borrowers are a party, and such Franchise Agreements have not been modified or amended except pursuant to amendments or modifications delivered to Lender. To the Borrower's Knowledge, (i) each Franchise Agreement is in full force and effect and (ii) except as set forth on SCHEDULE 4.7(E), no material default by the Mortgage Borrowers, Manager or the applicable Franchisors exists thereunder. The defaults listed on SCHEDULE 4.7(E), individually and in the aggregate, do not and will not have a Material Adverse Effect. Except for the Property Improvement Plans set forth on EXHIBIT G attached hereto, there are no other property improvement plans or similar capital improvement plans or obligations required by any Franchisor pursuant to any Franchise Agreement, in effect for any of the Properties.

SECTION 4.8 CONDITION OF THE PROPERTIES. To the Borrower's Knowledge, except as set forth in the Property Condition Reports for the Properties delivered to Lender, all Improvements including, without limitation, the roof and all structural components, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior doors, parking facilities, sidewalks and landscaping are in good condition and repair. Except as disclosed in the Property Condition Reports, (i) the Borrower is not aware of any latent or patent structural or other material defect or deficiency in the Properties and, (ii) to the Borrower's Knowledge, city water supply, storm and sanitary sewers, and electrical, gas (if applicable) and telephone facilities are available to each of the Properties within the boundary lines of the applicable

Property (except as may be shown on the applicable Survey), are fully connected to the Improvements and are fully operational, are sufficient to meet the reasonable needs of the applicable Property as now used or presently contemplated to be used, and no other utility facilities are necessary to meet the reasonable needs of the applicable Property as now used or presently contemplated. Except as may be shown on the Surveys, to the Borrower's Knowledge no part of any Property is within a flood plain and none of the Improvements create encroachments over, across or upon any Property's boundary lines, rights of way or easements, and no building or other improvements on adjoining land create such an encroachment which could reasonably be expected to have a Material Adverse Effect. All public roads and streets necessary for service of and access to each Property for the current and contemplated uses thereof have been completed and are serviceable and are physically and legally open for use by the public. To the Borrower's Knowledge after due inquiry, and except as disclosed in the Property Condition Reports, any septic system located at the Properties is in good and safe condition and repair and in compliance with all applicable law.

SECTION 4.9 REPRESENTATIONS AND WARRANTIES OF THE MORTGAGE BORROWERS. All of the representations and warranties of the Mortgage Borrowers or any Affiliate of the Mortgage Borrowers made under the Mortgage Loan Documents are true, complete and correct in all material respects.

SECTION 4.10 PAYMENT OF TAXES. All federal, state and local tax returns and reports of the Borrower required to be filed have been timely filed (or the Borrower has timely filed for an extension and the applicable extension has not expired), and all taxes, assessments, fees and other governmental charges (including any payments in lieu of taxes) upon the Borrower and upon its properties, assets, income and franchises which are due and payable have been paid. To the Borrower's Knowledge, no taxes which are due and payable remain unpaid and no claims are being asserted with respect to any such taxes.

SECTION 4.11 ADVERSE CONTRACTS. Except for the Loan Documents, none of the Borrower or Member is a party to or bound by, nor is any property of such Person subject to or bound by, any contract or other agreement which restricts such Person's ability to conduct its business in the ordinary course as currently conducted that, either individually or in the aggregate, has a Material Adverse Effect or could reasonably be expected to have a Material Adverse Effect.

SECTION 4.12 PERFORMANCE OF AGREEMENTS. The Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation of the Borrower which could reasonably be expected to have a Material Adverse Effect, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default which could reasonably be expected to have a Material Adverse Effect.

SECTION 4.13 GOVERNMENTAL REGULATION. The Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

SECTION 4.14 EMPLOYEE BENEFIT PLANS. Except as set forth on Schedule 4.14 no Borrower Party maintains or contributes to, or has any obligation (including a contingent obligation) under, any Employee Benefit Plans.

SECTION 4.15 BROKER'S FEES. No broker's or finder's fee, commission or similar compensation will be payable by or pursuant to any contract or other obligation of the Borrower Party with respect to the making of the Loan or any of the other transactions contemplated hereby or by any of the Loan Documents. The Borrower shall indemnify, defend, protect, pay and hold Lender harmless from any and all broker's or finder's fees claimed to be due in connection with the making of the Loan arising from the Borrower Parties' actions.

SECTION 4.16 LITIGATION; ADVERSE FACTS. Except as set forth on SCHEDULE 4.16, there are no judgments outstanding against the Borrower or any Mortgage Borrower, or affecting any of the Collateral or any property of the Borrower or of the Mortgage Borrowers, nor is there any action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration now pending or, to the Borrower's Knowledge, threatened against the Borrower or any Mortgage Borrower, that could reasonably be expected to result in a Material Adverse Effect. To the Borrower's Knowledge after due inquiry, the actions, charges, claims, demand, suits, proceedings, petitions, investigations and arbitrations set forth on SCHEDULE 4.16 are not reasonably expected to result, either individually or in the aggregate, in any Material Adverse Effect.

SECTION 4.17 SOLVENCY. The Borrower (a) has not entered into the transaction or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the Loan, the aggregate fair saleable value of the Borrower's assets exceeds and will, immediately following the making of the Loan, exceed the Borrower's total liabilities, including, without limitation, subordinated, unliquidated, disputed and Contingent Obligations. The aggregate fair saleable value of the Borrower's assets is and will, immediately following the making of the Loan, be greater than the Borrower's probable total liabilities, including the maximum amount of its Contingent Obligations on its debts as such debts become absolute and matured. The Borrower's assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. The Borrower does not intend to, and does not believe that it will, incur Indebtedness and liabilities (including Contingent Obligations and other commitments) beyond its ability to pay such Indebtedness and liabilities as they mature (taking into account the timing and amounts of cash to be received by the Borrower and the amounts to be payable on or in respect of obligations of the Borrower).

SECTION 4.18 DISCLOSURE. No financial statements furnished to Lender by or on behalf of any Borrower Party contains any untrue representation, warranty or statement of a material fact, or omits to state a material fact necessary in order to make the statements contained therein not misleading. No Loan Document or any other document, certificate or written statement for use in connection with the Loan and prepared by any Borrower Party, or any information provided by any Borrower Party and contained in, or used in preparation of, any document or certificate for use in connection with the Loan, contains any untrue representation, warranty or statement of a material fact, or omits to state a material fact necessary in order to make the statements

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

contained therein not misleading. There is no material fact actually known to the Borrower that has had or could reasonably be expected to have a Material Adverse Effect and that has not been disclosed in writing to Lender by the Borrower.

SECTION 4.19 USE OF PROCEEDS AND MARGIN SECURITY. The Borrower shall use the proceeds of the Loan only for the purposes set forth herein and consistent with all applicable laws, statutes, rules and regulations. No portion of the proceeds of the Loan shall be used by the Borrower or any Person in any manner that might cause the borrowing or the application of such proceeds to violate Regulation T, Regulation U or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System.

SECTION 4.20 SECURITY INTERESTS. Upon execution and delivery of the Pledge Agreement, delivery to Lender of the certificates, if any, representing the LLC Interests, the LP Interests and the Stock Interests, and the filing of the Financing Statements with the Secretary of State of the State of Delaware, Lender shall have a first priority perfected security interest in the Collateral, subject to the Permitted Encumbrances.

SECTION 4.21 INVESTMENTS. The Borrower does not have any (i) direct or indirect interest in, including without limitation stock, partnership interest or other securities of, any other Person (other than Beverage Companies) not pledged to Lender pursuant to the terms of the Pledge Agreement, or (ii) direct or indirect loan, advance or capital contribution to any other Person, including all indebtedness and accounts receivable from that other Person.

SECTION 4.22 DEFAULTS. To the Borrower's Knowledge, except as disclosed to Lender in writing herein or in any of the Loan Documents, no Default exists.

SECTION 4.23 NO PLAN ASSETS. The Borrower is not and will not be (i) an employee benefit plan as defined in Section 3(3) of ERISA which is subject to ERISA, (ii) a plan as defined in Section 4975(e)(1) of the IRC which is subject to Section 4975 of the IRC, or (iii) an entity whose underlying assets constitute "plan assets" of any such employee benefit plan or plan for purposes of Title I of ERISA of Section 4975 of the IRC; provided that, in making such representation, the Borrower has assumed that (i) no portion of the Loan shall be funded with plan assets of any employee benefit plan that is subject to Title I of ERISA or any plan that is covered by Section 4975 of the Code unless the Lender is eligible to apply one or more exemptions such that the Loan will not constitute a nonexempt prohibited transaction under Section 406 of ERISA or that could subject a Borrower Party or its Affiliates to an excise tax under Section 4975 of the IRC; and (ii) such assumption in the preceding clause is true and correct with respect to any party to which Lender transfers or assigns any portion of the Loan.

SECTION 4.24 GOVERNMENTAL PLAN. The Borrower is not and will not be a "governmental plan" within the meaning of Section 3(32) of ERISA and transactions by or with the Borrower are not and will not be subject to state statutes applicable to the Borrower's regulating investments of and fiduciary obligations with obligations with respect to governmental plans.

SECTION 4.25 NOT FOREIGN PERSON. The Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the IRC.

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

SECTION 4.26 NO COLLECTIVE BARGAINING AGREEMENTS. Except as set forth on
SCHEDULE 4.26, no Borrower Party is a party to any collective bargaining agreement.

SECTION 4.27 BANKRUPTCY. No Borrower Party is a debtor, and no property of any of them (including any Property) is property of the estate, in any voluntary or involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or other similar law now or hereafter in effect. No Borrower Party and no property of any of them is under the possession or control of a receiver, trustee or other custodian. No Borrower Party has made any assignment for the benefit of creditors. No such assignment or bankruptcy or similar case or proceeding is now contemplated. Notwithstanding the foregoing, Lender acknowledges that case #01-16402 involving Impac Hotels I, L.L.C. remains pending in the Bankruptcy Court for the Southern District of New York. Borrower represents that the Plan of Reorganization for this case has been approved by the bankruptcy court and that the case remains open solely for the purpose of resolution of certain unsecured claims, which remaining claims are payable solely out of a disputed claims reserve established by Guarantor pursuant to the Plan of Reorganization.

SECTION 4.28 NO PROHIBITED PERSONS. Neither any Borrower Party nor any of their respective officers, directors, partners, members, Affiliates or, to the knowledge of the Borrower, shareholders is an entity or person: (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 ("EO13224"); (ii) whose name appears on the United States Treasury Department's Office of Foreign Assets Control ("OFAC") most current list of "Specifically Designated National and Blocked Persons" (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf); (iii) who commits, threatens to commit or supports "terrorism", as that term is defined in EO 13224; or (iv) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses (i) through (iv) above are herein referred to as a "PROHIBITED PERSON").

                                    ARTICLE V
                          COVENANTS OF BORROWER PARTIES

      The Borrower covenants and agrees that until payment in full of the Loan, all accrued and unpaid interest and all other Obligations, the Borrower shall perform and comply with all covenants in this Article V.

SECTION 5.1 FINANCIAL STATEMENTS AND OTHER REPORTS.

      (A)   FINANCIAL STATEMENTS.

            (i) ANNUAL REPORTING. Within one hundred twenty (120) days after the end of each calendar year, the Borrower shall, and shall cause Mortgage Borrowers (on a consolidated basis) to, provide true and complete copies of their Financial Statements for such year to Lender, and within ninety (90) days after the end of each calendar year, Guarantor shall provide true and complete copies of its Financial Statements for such year to Lender. All such Financial Statements shall be audited by an Approved Accounting Firm or by other independent certified public accountants reasonably acceptable to Lender, and shall bear the unqualified certification of such accountants that such Financial Statements present fairly in all material

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

respects the financial position of the subject company. The annual Financial Statements shall be accompanied by Supplemental Financial Information for such calendar year. Such annual Financial Statements shall be accompanied by a certification executed by the entity's chief executive officer or chief financial officer (or other officer with similar duties), satisfying the criteria set forth in Section 5.1(A)(viii) below, and a Compliance Certificate (as defined below).

            (ii) QUARTERLY REPORTING - THE BORROWER. Within forty-five (45) days after the end of each calendar quarter, the Borrower shall provide copies of its Financial Statements for such quarter to Lender (including the Financial Statements of Mortgage Borrowers on a consolidated basis), together with a certification executed on behalf of the Borrower by its chief executive officer or chief financial officer (or other officer with similar duties) in accordance with the criteria set forth in Section 5.1(A)(viii) below. Such quarterly Financial Statements shall be accompanied by Supplemental Financial Information and a Compliance Certificate for such quarter.

            (iii) QUARTERLY REPORTING - GUARANTOR. Within forty-five (45) days after the end of each calendar quarter, Guarantor shall provide copies of its Financial Statements for such quarter to Lender, together with a certification executed on behalf of Guarantor by its chief executive officer or chief financial officer (or other officer with similar duties) in accordance with the criteria set forth in Section 5.1(A)(viii) below.

            (iv) LEASING REPORTS. Within forty-five (45) days after the end of each calendar year, the Borrower shall provide, or cause the Mortgage Borrowers to provide, to Lender a certified Rent Roll and a schedule of security deposits held under Material Leases, each in form and substance reasonably acceptable to Lender. Within forty-five (45) days after the end of each calendar year, the Borrower shall also provide, or cause the Mortgage Borrowers to provide, to Lender (a) a schedule of any retail Material Leases that expired during such calendar year and a schedule of retail Material Leases scheduled to expire within the next calendar year and (b) to the extent the Mortgage Borrowers received notice thereof, a list of any retail tenants under Material Leases that filed bankruptcy, insolvency or reorganization proceedings during such calendar year. Within ninety (90) days after the end of each calendar year, the Borrower shall provide, or cause the Mortgage Borrowers to provide, to the extent provided to the Borrower or the Mortgage Borrowers and not subject to confidentiality restrictions, to Lender a statement of income and expenses for all retail space at each of the Properties and sales reports for retail tenants for such year.

            (v) MONTHLY REPORTING. Within thirty (30) days after the end of each calendar month, the Borrower shall provide, or cause Manager or the Mortgage Borrowers to provide, to Lender the following items determined on an accrual basis: (a) a calculation of the average daily rate, RevPAR and occupancy calculations and statistics for each of the Properties for the subject month;
(b) Smith Travel Research "STAR" reports then available; (c) monthly and year to date operating statements prepared for such calendar month and for the trailing twelve (12) month period then ended, noting Net Operating Income, Net Cash Flow and including budgeted and last year results for the same year-to-date period and other information necessary and sufficient under GAAP to fairly represent the results of operation of each of the Properties during such calendar month, all in form reasonably satisfactory to Lender; (d) reports for FF&E and Capital Expenditure projects completed during such calendar month (including a detailed explanation for any material deviations from budget) and setting forth that all disbursements and/or withdrawals, as applicable, from the Capital Improvement Reserve and the FF&E Reserve have been made with respect to items of Capital Improvement only (as opposed to items that, in accordance with GAAP, would be included as an Operating Expense); (e) monthly and year to date detailed reports of Operating Expenses for each of the Properties, including supporting documentation satisfactory to Lender in its sole discretion for each item of Extraordinary Expense (as such term is defined in the Cash Management Agreement for which Lender has approved a disbursement from the Cash Trap Reserve pursuant to the terms of Section 3.3(a)(v) of the Cash Management Agreement; (f) most recently available "OSI", or similar quality index scores (including detailed information regarding criteria and thresholds); (g) prior to Securitization (as such term is defined in each of the Mortgage Loan Agreements) of the last of the Mortgage Loans, market segmentation reports for the trailing twelve (12) month period for each of the Properties; and (h) a report setting forth (i) the date of termination by Property for each Franchise Agreement that has been terminated after the Closing Date and not replaced with an Approved Franchisor, (ii) the number of Properties for which a default has occurred and has continued beyond applicable notice and grace periods under the applicable Franchise Agreement (including the percentage of the original Aggregate Allocated Loan Amount represented by such Properties), (iii) a summary report establishing that the Borrower is diligently continuing to pursue reflagging efforts with respect to each such Property, and (iv) a summary report including
(a) the aggregate number of Properties for which the Mortgage Borrowers have entered into new Franchise Agreements as permitted by Sections 5.13(D)(i) and 5.13(D)(iv) together with the resulting Category of each such Property, and (b) the aggregate number of Properties for which any replacement (and, if more than one replacement has occurred to a single Property, the number of replacements with respect to such Property) of the applicable Franchise Agreements has occurred pursuant to the terms of Sections 5.13(D)(ii) and 5.13(D)(iii) together with the percentage of the Aggregate Outstanding Principal Balance represented by such Properties and including the resulting Category of each such Property. All of the above statements, reports and information shall be provided to Lender by email in Microsoft Excel format or other spreadsheet format reasonably acceptable to Lender (in the case of any statements, reports or information provided by third parties that are not Affiliates of the Borrower, to the extent same are available in such format). Along with such operating statements, each Borrower shall deliver to Lender a Compliance Certificate of the Borrower's chief executive officer or chief financial officer (or other officer with similar duties) satisfying the criteria set forth in Section 5.1(A)(viii) below.

            (vi) ADDITIONAL REPORTING. In addition to the foregoing, the Borrower shall, and shall cause the Mortgage Borrowers, Guarantor and Manager to, promptly provide to Lender such further documents and information concerning its operations, properties, ownership, and finances as Lender shall from time to time reasonably request upon prior written notice to the Borrower.

            (vii) GAAP; UNIFORM SYSTEM. The Borrower will, and will cause the Mortgage Borrowers, Guarantor and Manager to, maintain systems of accounting established and administered in accordance with sound business practices and sufficient in all respects to permit preparation of Financial Statements in conformity with GAAP and the Uniform System. All Financial Statements shall be prepared in accordance with GAAP and the Uniform System, consistently applied; provided, however, in the event of a conflict between the Uniform System and GAAP, GAAP will be followed.

            (viii) CERTIFICATIONS OF FINANCIAL STATEMENTS AND OTHER DOCUMENTS, COMPLIANCE CERTIFICATE. Together with the Financial Statements and other documents and information provided to Lender by or on behalf of the Borrower or Guarantor under this Section, the Borrower or Guarantor also shall deliver to Lender a certification to Lender, executed on behalf of the applicable Person by its chief executive officer or chief financial officer (or other officer with similar duties), stating that to their Knowledge after due inquiry such quarterly and annual Financial Statements and information fairly present the financial condition and results of operations of the Borrower, Guarantor and/or the Properties for the period(s) covered thereby, and do not omit to state any material information without which the same might reasonably be misleading, and all other non-financial documents submitted to Lender (whether monthly, quarterly or annually) are true, correct, accurate and complete in all material respects. In addition, where this Loan Agreement requires a "COMPLIANCE CERTIFICATE", the Person required to submit the same shall deliver a certificate duly executed on behalf of such Person by its chief executive officer or chief financial officer (or other officer with similar duties) stating that, to their Knowledge after due inquiry, there does not exist any Default or Event of Default under the Loan Documents (or if any exists, specifying the same in detail), and (b) the Borrower and Guarantor have complied with the applicable reporting requirements of this Section 5.1.

            (ix) FISCAL YEAR. The Borrower's, Guarantor's, and the Mortgage Borrowers' fiscal years each end on December 31, and no change shall be permitted with respect to any such fiscal year, without Lender's prior written consent.

      (B) ACCOUNTANTS' REPORTS. Promptly upon receipt thereof, the Borrower will deliver copies of all material reports submitted by independent public accountants in connection with each annual, interim or special audit of the Financial Statements or other business operations of the Borrower or the Mortgage Borrowers made by such accountants, including the comment letter submitted by such accountants to management in connection with the annual audit.

      (C) TAX RETURNS. Within thirty (30) days after filing the same, the Borrower shall deliver, and shall cause the Mortgage Borrowers to deliver, to Lender a copy of its Federal income tax returns (or the return of the applicable Person into which the Borrower's and/or the Mortgage Borrowers' Federal income tax returns are consolidated) certified on its behalf by its chief financial officer (or similar position) to be true and correct.

      (D) ANNUAL OPERATING BUDGET, CAPEX/FF&E BUDGETS. Prior to February 1 of each calendar year, the Borrower shall deliver, or cause the Mortgage Borrowers to deliver, to Lender for its review for the Properties a proposed Operating Budget and CapEx/FF&E Budget (in each case presented on a monthly and annual basis) for such calendar year. Each Operating Budget and CapEx/FF&E Budget shall be subject to Lender's approval which shall not be unreasonably withheld, conditioned or delayed. Provided that no Cash Trap Event or Event of Default exists, the Borrower may allow changes to be made to the Operating Budget and the CapEx/FF&E Budget from time to time as deemed reasonably necessary by the Mortgage Borrowers, provided no such modification (together with all prior modifications taken as a whole) shall alter any single line item (or the applicable Budget as a whole) by more than ten percent (10%) without

Lender's prior written approval, which approval shall not be unreasonably withheld; provided, however, notwithstanding the foregoing during a Cash Trap Event, increases to the Operating Budget for any Property (not to exceed ten percent (10%) of the Operating Budget for such Property as a whole) will be permitted without Lender's consent for actual verifiable increases in utilities, water and sewer assessments and charges and real property taxes for the applicable Property over the amounts therefor set forth in the Operating Budget for such Property for the prior period. Notice of any modifications to an Operating Budget and a CapEx/FF&E Budget shall be delivered to Lender at the time of delivery of the next financial reporting required pursuant to Section 5.1(A)(v). Lender acknowledges that it has approved the annual Operating Budget and the CapEx/FF&E Budget for the 2004 calendar year. The proposed Operating Budget shall identify and set forth the Mortgage Borrowers' reasonable estimate, after due consideration, of all revenue, costs, and expenses, and shall specify Operating Revenues and Operating Expenses on a line-item basis consistent with the form of Operating Budget delivered to Lender prior to Closing. If any of said budgets or plans requiring Lender's approval is not in form and substance reasonably satisfactory to Lender, Lender may disapprove the same and specify the reasons therefor in writing, and such budget or plan, as applicable, shall promptly be amended and resubmitted for approval, making such changes as are necessary to comply with the reasonable requirements of Lender. Until any such budget or plan for any year requiring Lender's approval is approved or deemed approved, subject to the terms of the Mortgage Loan Documents, the applicable budget or plan for the previous year shall remain in effect until the new budget or plan is approved or deemed approved. Lender's consent to any budget, plan or amendments thereto shall be deemed given, if the first correspondence from the Borrower to Lender requesting such approval is in an envelope marked "PRIORITY" and contains a bold-faced, conspicuous legend at the top of the first page thereof stating that "IF YOU FAIL TO RESPOND TO OR TO EXPRESSLY DENY THIS REQUEST FOR APPROVAL IN WRITING WITHIN FIFTEEN (15) DAYS, YOUR APPROVAL MAY BE DEEMED GIVEN", and is accompanied by the information and documents required above and any other information reasonably requested by Lender in writing prior to the expiration of such fifteen (15) day period in order to adequately review the same has been delivered and Lender fails to respond or to expressly deny such request for approval in writing within the fifteen (15) day period.

      (E)   MATERIAL NOTICES.

            (i) The Borrower shall promptly deliver, or cause to be delivered, copies of all notices given or received with respect to a default under any term or condition related to any Permitted Indebtedness of the Borrower, and shall notify Lender within five (5) Business Days of any potential or actual event of default with respect to any such Permitted Indebtedness.

            (ii) The Borrower shall promptly deliver to Lender copies of any and all material notices (including without limitation any notice alleging any default or breach which is reasonably expected to result in a termination) received with respect to any Material Agreement or any Lease, including, without limitation, any inspection report and any progress reports related to any Property Improvement Plan received from a Franchisor related to any of the Properties.

      (F) EVENTS OF DEFAULT, ETC. Promptly upon the Borrower obtaining knowledge of any of the following events or conditions, the Borrower shall deliver a certificate executed on its behalf by its chief financial officer or similar officer specifying the nature and period of existence of such condition or event and what action the Borrower or any Affiliate thereof has taken, is taking and proposes to take with respect thereto: (i) any condition or event that constitutes an Event of Default; (ii) any Material Adverse Effect; or (iii) any actual or alleged breach or default or assertion of (or written threat to assert) remedies under any Management Agreement, Franchise Agreement or Ground Lease.

      (G) LITIGATION. Promptly upon the Borrower obtaining knowledge of (1) the institution of any action, suit, proceeding, governmental investigation or arbitration against the Borrower, any of the Properties, or the Collateral, not previously disclosed in writing by the Borrower to Lender which would be reasonably likely to have a Material Adverse Effect or is not covered by insurance or (2) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting the Borrower, or the Mortgage Borrowers, or the Properties which, in each case, if adversely determined would reasonably be expected to have a Material Adverse Effect, the Borrower will give notice thereof to Lender and, upon request from Lender, provide such other information as may be reasonably available to it to enable Lender and its counsel to evaluate such matter.

      (H) INSURANCE. At least five (5) Business Days prior to the end of each insurance policy period of the Mortgage Borrowers, the Borrower shall cause to be delivered to Lender certificates, reports, and/or other information (all in form and substance reasonably satisfactory to Lender), (i) outlining all material insurance coverage maintained as of the date thereof by the Mortgage Borrowers, and all material insurance coverage planned to be maintained by the Mortgage Borrowers in the subsequent insurance policy period and (ii) evidencing payment in full of the premiums for such insurance policies.

      (I) OTHER INFORMATION. With reasonable promptness, the Borrower will deliver such other information and data with respect to such Person, the Mortgage Borrowers, their Affiliates, and the Properties as from time to time may be reasonably requested by Lender.

SECTION 5.2 EXISTENCE; QUALIFICATION. The Borrower will at all times preserve and keep in full force and effect its existence as a limited liability company and all rights and franchises material to its business, including its qualification to do business in each state where it is required by law to so qualify. Without limitation of the foregoing, the Borrower and Member, shall at all times be qualified to do business in each of the states where such qualification is required to continue the business of the Borrower as in effect on the Closing Date.

SECTION 5.3 PAYMENT OF IMPOSITIONS AND CLAIMS.

      (A) The Borrower will pay, or cause to be paid, all federal, state and local income taxes, sales taxes, excise taxes and all other taxes and assessments of the Borrower on its business, income or assets; in each instance before any penalty or fine is incurred with respect thereto.

      (B) The Borrower shall cause the Mortgage Borrowers to pay, discharge or remove any Imposition or Claim relating to the Properties owned by such Mortgage Borrowers in accordance with the terms of the applicable Mortgage Loan Agreements.

SECTION 5.4 MAINTENANCE OF INSURANCE.

      The Borrower shall cause the Mortgage Borrowers to continuously maintain the policies of insurance (all such policies, the "INSURANCE POLICIES") required pursuant to the terms of Section 5.4 of each of the Mortgage Loan Agreements, including meeting all insurer requirements thereunder (it being agreed that, following termination of any Mortgage Loan Agreement, the requirements of
Section 5.4 of the applicable Mortgage Loan Agreement shall be deemed to be the continuing obligations of the Borrower and the applicable Mortgage Borrowers for as long as the Loan is outstanding and this Agreement is in effect).

      The provisions of Section 5.4 of each of the Mortgage Loan Agreements are incorporated herein by reference. The Lender shall be named as an additional insured or loss payee under such policies to the extent that Mortgage Lender is required to be named as such under the Mortgage Loan Agreements. Upon request from Lender, Lender shall be entitled to receive copies of any insurance policies obtained by Mortgage Lender to the extent and at the time such policies are delivered to the Mortgage Lender by the Mortgage Borrowers. All Insurance Policies shall provide that the coverage shall not be modified without (30) days' advance written notice to Lender and shall provide that no claims shall be paid thereunder to a Person other than Mortgage Lender or Lender without ten
(10) days' advance written notice to Lender. The Borrower shall furnish Lender receipts for the payment of premiums on such Insurance Policies or other evidence of such payment reasonably satisfactory to Lender in the event that such premiums have not been paid by Lender pursuant to the Loan Agreement.

SECTION 5.5 OPERATION AND MAINTENANCE OF THE PROPERTIES; CASUALTY.

      (A) The Borrower shall, and shall cause the Mortgage Borrowers to, operate and maintain the Properties as is necessary to maintain hotel standards at least as high as those that currently apply to each Property, subject to ordinary wear and tear, as reasonably determined by the Mortgage Borrowers, and otherwise in compliance with the standards under the applicable Franchise Agreement and shall maintain or cause to be maintained in good repair, working order and condition all material property used in the business of each of the Mortgage Borrowers, including the applicable Property, and will make or cause to be made all appropriate repairs, renewals and replacements thereof. Without limitation of the foregoing, the Borrower shall, and shall cause the Mortgage Borrowers to, operate and maintain the Properties substantially in accordance with the applicable Operating Budget and the CapEx/FF&E Budget. All work required or permitted under this Loan Agreement shall be performed in a workmanlike manner and in compliance with all applicable laws.

      So long as no Event of Default has occurred and is continuing, the Borrower may and may permit the Mortgage Borrowers to, without Lender's consent, perform alterations to the Properties which do not constitute a Material Alteration. The Mortgage Borrowers shall not be permitted to perform any Material Alteration without Lender's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that Lender may, in its sole and absolute discretion, withhold consent to any Material Alteration which is likely to result in a decrease of Net Operating Income (taking into consideration all Material Alterations being undertaken at the Properties at such time) by 5% or more below that which was in effect prior to the commencement of the first such Material Alteration being undertaken at the time of determination for a period of sixty (60) days or longer; provided, further, however, the Mortgage Borrowers may be permitted to perform a Material Alteration without Lender's consent if (i) the delay caused by obtaining Lender's prior consent may result in injury or death at, or further destruction or deterioration of, the applicable Property, (ii) such Material Alteration is necessary to prevent the likelihood of injury or death at, or further destruction or deterioration of, the applicable Property, and (iii) the Borrower delivers notice to Lender within two (2) Business Days of commencement of such Material Alteration together with such supporting documentation as Lender may require with respect to such Material Alteration. Lender may, as a condition to giving its consent to a Material Alteration, require that the Borrower deliver to Lender evidence reasonably satisfactory to Lender that the Mortgage Borrowers have cash available for payment of the cost of such Material Alteration or, if the Borrower fails to deliver such evidence, cash, Dollar Equivalents or a Letter of Credit, in an amount equal to 125% of the cost of such Material Alteration as reasonably estimated by Lender, unless such amounts have previously been deposited with Mortgage Lender pursuant to the terms of the Mortgage Loan Documents. Cash deposited by the Borrower with Lender in connection with any Material Alteration pursuant to the foregoing sentence shall be held by Lender in a Sub-Account of the Lock Box Account and disbursed to the Borrower to pay for the cost of such Material Alteration as such work progresses subject to satisfaction of the conditions for disbursement of amounts from the Capital Improvements Reserve under Section 6.4 (including the requirements set forth under Section 6.6). Upon completion of the Material Alteration, the Borrower shall provide evidence reasonably satisfactory to Lender that (i) the Material Alteration was constructed in accordance with all material applicable laws and substantially in accordance with plans and specifications approved by Lender (which approval shall not be unreasonably withheld or delayed), (ii) all contractors, subcontractors, materialmen and professionals who provided work, materials or services in connection with the Material Alteration have been paid in full and have delivered unconditional releases of lien and (iii) all material licenses necessary for the use, operation and occupancy of the Material Alteration (other than those which depend on the performance of tenant improvement work) have been issued. The Borrower shall reimburse Lender upon demand for all reasonable out-of-pocket costs and expenses (including the reasonable fees of any architect, engineer or other professional engaged by Lender) incurred by Lender in reviewing plans and specifications or in making any determinations necessary to implement the provisions of this Section 5.5(A).

      (B) In the event of casualty or loss at any of the Properties, the Borrower shall give, or shall cause the Mortgage Borrowers to give, immediate written notice of the same to the insurance carrier and to Lender. The terms of the Mortgage Loan Documents will govern the application and distribution of insurance and condemnation proceeds until the applicable Mortgage Loan has been paid in full. Any insurance and/or condemnation proceeds payable with respect to any of the Properties securing a Mortgage Loan shall be paid directly to the applicable Mortgage Lender pursuant to the terms of the Mortgage Loan Documents until such Mortgage Loan has been paid in full and, thereafter, shall be paid to Lender pursuant to this Loan Agreement and the Cash Management Agreement. Upon application of any casualty or condemnation proceeds by any Mortgage Lender toward repayment of any Mortgage Loan, any remaining insurance or condemnation proceeds relating to the affected Property shall be disbursed into the Mezzanine Lockbox Account and, at Lender's election, applied to prepay the Loan without the imposition of any Prepayment Consideration on the Payment Date immediately following such election. If, in connection with any such casualty or condemnation to any

Property, the applicable Mortgage Borrowers shall obtain the release of such Property from the Lien of the related Mortgage securing the applicable Mortgage Loan in accordance with the terms and conditions of the applicable Mortgage Loan Agreement, on or prior to the date of such Property Release under the applicable Mortgage Loan Agreement, the Borrower shall be required to consummate a Collateral Release with respect to such Property in accordance with the terms and conditions of Section 11.4 hereof and shall be required to pay to Lender the Collateral Release Price for such Property (or if Lender shall have received any insurance or condemnation proceeds with respect to such Property as provided above, the amount, if any, by which the Collateral Release Price for such Property exceeds such insurance or condemnation proceeds received by Lender), which Collateral Release Price (or such balance) shall be applied toward repayment of the Loan on the next Payment Date without imposition of any Prepayment Consideration.

SECTION 5.6 INSPECTION. The Borrower shall, and shall cause the Mortgage Borrowers to, permit any authorized representatives designated by Lender to visit and inspect during normal business hours the Properties and its business, including its financial and accounting records, and to make copies and take extracts therefrom and to discuss its affairs, finances and business with its officers and independent public accountants (with the Borrower's representative(s) present), at such reasonable times during normal business hours and as often as may be reasonably requested. Unless an Event of Default has occurred and is continuing, Lender shall provide advance written notice to the Borrower or the Mortgage Borrower of at least three (3) Business Days prior to visiting or inspecting any of the Properties or the Borrower's offices.

SECTION 5.7 O&M PLAN. The Borrower shall cause the Mortgage Borrowers to comply fully with the O&M Plans pursuant to the terms of each of the Mortgage Loan Agreements and this Loan Agreement.

SECTION 5.8 INTENTIONALLY DELETED.

SECTION 5.9 COMPLIANCE WITH LAWS AND CONTRACTUAL OBLIGATIONS. The Borrower will, and will cause the Mortgage Borrowers to, (A) comply with the requirements of all present and future applicable laws, rules, regulations and orders of any governmental authority in all jurisdictions in which it is now doing business or may hereafter be doing business, other than those laws, rules, regulations and orders the noncompliance with which would not reasonably be expected to have, either individually or in the aggregate, a material adverse effect on the operation or value of any Property, (B) maintain all licenses and permits now held or hereafter acquired by the Borrower and the Mortgage Borrowers, the loss, suspension, or revocation of which, or failure to renew, could have a material adverse effect on the operation or value of any Property and (C) perform, observe, comply and fulfill all of its material obligations, covenants and conditions contained in any Contractual Obligation.

SECTION 5.10 FURTHER ASSURANCES. The Borrower shall, from time to time, execute and/or deliver such documents, instruments, agreements, financing statements, and perform such acts as Lender at any time may reasonably request to evidence, preserve and/or protect the Collateral at any time securing or intended to secure the Obligations and/or to better and more effectively carry out the purposes of this Loan Agreement and the other Loan Documents.

SECTION 5.11 PERFORMANCE OF AGREEMENTS AND LEASES. The Borrower shall, and shall cause the Mortgage Borrowers to, duly and punctually perform, observe and comply in all material respects with all of the terms, provisions, conditions, covenants and agreements on its or their part to be performed, observed and complied with (i) hereunder and under the other Loan Documents to which it is a party, (ii) under all Material Agreements and Leases and (iii) all other agreements entered into or assumed by such Person in connection with the Properties, and will not suffer or permit any material default or event of default (giving effect to any applicable notice requirements and cure periods) to exist under any of the foregoing except where the failure to perform, observe or comply with any agreement referred to in this clause (iii) would not reasonably be expected to have a material adverse effect on the operation or value of any Property.

SECTION 5.12 LEASES. (A) Without the prior written consent of Lender, which shall not be unreasonably withheld or delayed, the Borrower shall not, and shall not permit the Mortgage Borrowers, nor shall the Borrower authorize the Mortgage Borrower or any other Person to, (i) enter into any Material Lease; (ii) cancel or terminate any Material Lease (except to enforce any such Lease after a default thereunder); (iii) amend or modify any Material Lease (except for minor modifications and amendments entered into in the ordinary course of business, consistent with prudent property management practices, not materially and adversely affecting the economic terms of the Material Lease); (iv) approve any assignment, sublease or underlease of any Material Lease (except as required pursuant to the express terms of any existing Lease or Lease hereafter approved by Lender); or (v) cancel or modify any guaranty, or release any security deposit, letter of credit, or other item constituting security pertaining to any Material Lease (except as required pursuant to the express terms of any existing Lease or Lease hereafter approved by Lender).

      (B) Any request for approval of any Material Lease or assignment, termination, amendment or modification of any Material Lease shall be made to Lender in writing and together with such request the Borrower shall, or shall cause the Mortgage Borrowers to, furnish to Lender: (i) such biographical and financial information about the proposed tenant as Lender may reasonably require in conjunction with its review, (ii) a copy of the proposed form of Lease (or amendment or modification), and (iii) a summary of the material terms of such proposed Lease (or amendment or modification) including, without limitation, rental terms and the term of the proposed Lease and any options. Lender's approval of any Material Lease or assignment, termination, amendment or modification of any Material Lease, shall be deemed given, if the first correspondence from the Borrower to Lender requesting such approval is in an envelope marked "PRIORITY" and contains a bold-faced, conspicuous legend at the top of the first page thereof stating that "IF YOU FAIL TO RESPOND TO OR TO EXPRESSLY DENY THIS REQUEST FOR APPROVAL IN WRITING WITHIN FIFTEEN (15) DAYS, YOUR APPROVAL MAY BE DEEMED GIVEN", and is accompanied by the information and documents required above and any other information reasonably requested by Lender in writing prior to the expiration of such fifteen (15) day period in order to adequately review the same has been delivered and Lender fails to respond or to expressly deny such request for approval in writing within the fifteen (15) day period.

      Except for security deposits, no Material Lease executed after the Closing Date shall provide for payment of rent more than one month in advance, and the Mortgage Borrowers shall not under any circumstances be permitted to collect any such rent more than one month in advance. The Borrower, at Lender's request, shall, or shall cause the Mortgage Borrowers to, furnish Lender with executed copies of all Material Leases hereafter made.

SECTION 5.13 MANAGEMENT; FRANCHISE AGREEMENTS.

      (A) The Borrower shall cause the Properties to be managed in accordance with the Management Agreements including, without limitation, maintaining inventory in amounts and types customary for hotels comparable to each Property. The Borrower shall, and shall cause the Mortgage Borrowers to (i) perform and observe all of the material terms, covenants and conditions of the Management Agreements on the part of the Mortgage Borrowers to be performed and observed, and (ii) promptly notify Lender of any notice of any material default under the Management Agreements of which it is aware. If any Mortgage Borrower shall default in the performance or observance of any material term, covenant or condition of the applicable Management Agreement on the part of such Mortgage Borrower to be performed or observed, then, without limiting Lender's other rights or remedies under this Agreement or the other Loan Documents, and without waiving or releasing the Borrower or such Mortgage Borrower from any of their obligations hereunder or under the applicable Management Agreement, Lender shall have the right, upon prior written notice to the Borrower, but shall be under no obligation, to pay any sums and to perform any act as may be reasonably appropriate to cause such material conditions of the applicable Management Agreement on the part of such Mortgage Borrower to be performed or observed.

      (B) The Borrower shall not, and shall not permit the Mortgage Borrowers to, surrender, terminate, cancel, modify (other than non-material changes), renew or extend the Management Agreement, or enter into any other Management Agreement with Manager or any new Manager, or consent to the assignment by the Manager, of its interest under the Management Agreement, in each case without
(i) prior to a Securitization, the express consent of Lender, which consent shall not be unreasonably withheld, or (ii) after a Securitization, delivery of Rating Confirmations from each of the Rating Agencies. The Borrower shall cause, or shall cause the Mortgage Borrowers to cause, any new Manager with respect to any Property to execute and deliver a subordination of management agreement in substantially the form delivered in connection with the closing of the Mortgage Loans.

      (C) Lender shall have the right, subject to the rights of Mortgage Lender under the terms of the respective Mortgage Loan Agreements, to require the replacement of any Manager with a Person chosen by the Borrower and reasonably acceptable to Lender (unless such proposed Manager is an Acceptable Manager) and the applicable Franchisor (to the extent the applicable Franchisor has consent rights), upon the earliest to occur of any one or more of the following events: (i) upon the occurrence and during the continuance of an Event of Default; (ii) thirty (30) days after notice from Lender to the Borrower if Manager has engaged in fraud, gross negligence or willful misconduct arising from or in connection with its performance under the applicable Management Agreement; or (iii) upon a change of control of the current Manager.

      (D) The Borrower shall not, and shall not permit the Mortgage Borrowers not to terminate or enter into any Franchise Agreement without Lender's prior written consent, which may be granted or withheld in Lender's sole discretion. Notwithstanding the foregoing, the following changes to Franchise Agreements shall be permitted without Lender's prior written consent:

            (i) Replacement of any Franchise Agreement with a new Franchise Agreement in form substantially similar to a form previously approved by Lender with any Franchisor that would cause a Tier 3 Hotel to become either a Tier 2 Hotel or a Tier 1 Hotel, or that would cause a Tier 2 Hotel to become a Tier 1 Hotel;

            (ii) Replacement of any Franchise Agreement with a new Franchise Agreement in form substantially similar to a form previously approved by Lender with another Franchisor within the same Category, provided that the Borrower shall not cause or permit the Mortgage Borrowers to replace Franchise Agreements (in the aggregate) pursuant to this Section 5.13(D)(ii) with respect to more than the lesser of (x) two (2) Properties, or (y) Properties with Aggregate Allocated Loan Amounts (in the aggregate) of ten percent (10%) of the Aggregate Outstanding Principal Balance;

            (iii) Replacement of any Franchise Agreement at a Tier 2 Hotel with a new Franchise Agreement in form substantially similar to a form previously approved by Lender for Tier 3 Hotels, provided that the Borrower shall not cause or permit the Mortgage Borrowers to replace Franchise Agreements for more than one
                  (1) Property or for any Property with an Allocated Loan Amount greater than five percent (5%) of the outstanding principal balance of the Loan pursuant to this Section 5.13(D)(iii); and

            (iv) Entering into new Franchise Agreements (or amendments or addenda to existing Franchise Agreements) with the existing Franchisors for the applicable Properties for the same franchise brand, each in form substantially similar to the forms previously approved for the respective Properties by Lender, as required by the existing Franchisors under the respective Franchise Agreements in connection with the transfers of the applicable Properties and the direct and indirect ownership interests in the Mortgage Borrowers made by the Borrower Parties and their Affiliates in connection with the Closing of the Loan.

            In connection with the replacement of any Franchisors permitted hereunder, the Borrower shall cause the applicable Mortgage Borrower to, within ten (10) Business Days of the execution of such Franchise Agreement, deliver to Lender a Franchisor Letter from any replacement Franchisor in form and substance reasonably acceptable to Lender. In all cases, the Borrower shall (a) cause the hotel located on the applicable Property to be operated pursuant to the applicable Franchise Agreement; (b) promptly perform and observe in all material respects all of the covenants required to be performed and observed by it under the applicable Franchise Agreement (including the requirements of any Property Improvement Plan); (c) promptly notify Lender of any material default under the applicable Franchise Agreement of which it is aware; and (d) promptly enforce in a commercially reasonable manner the performance and observance of all of the material covenants required to be performed and observed by the Franchisor under the Franchise Agreement. In addition, the Borrower shall not, and shall not permit any Mortgage Borrower to, without Lender's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed: (x) increase or consent to the increase of the aggregate amount of any fees under any Franchise Agreement; or (y) otherwise materially modify, change, supplement, alter or amend, or waive or release any of its material rights and remedies under, any Franchise Agreement.

            Lender's consent to any replacement of any Franchise Agreement, or the termination, renewal, extension or modification of an existing Franchise Agreement, shall be deemed given, if the first correspondence from the Borrower to Lender requesting such consent is in an envelope marked "PRIORITY" and contains a bold-faced, conspicuous legend at the top of the first page thereof stating that "IF YOU FAIL TO RESPOND TO OR TO EXPRESSLY DENY THIS REQUEST FOR APPROVAL IN WRITING WITHIN FIFTEEN (15) DAYS, YOUR APPROVAL MAY BE DEEMED GIVEN", and is accompanied by the information and documents required above and any other information reasonably requested by Lender in writing prior to the expiration of such fifteen (15) day period in order to adequately review the same has been delivered and Lender fails to respond or to expressly deny such request for approval in writing within the fifteen (15) day period.

SECTION 5.14 MATERIAL AGREEMENTS. The Borrower shall not, and shall not permit the Mortgage Borrowers to, enter into or become obligated under any Material Agreement pertaining to any Property without Lender's prior written approval, which approval shall not be unreasonably withheld or conditioned; except that the following Material Agreements shall not require Lender approval: (i) any Lease that does not require Lender's approval under, and otherwise complies with, the provisions of Section 5.12 hereof, (ii) any Management Agreement that does not require Lender's approval under, and otherwise complies with, the provisions of Section 5.13 hereof (provided, however, that the foregoing shall not affect the Borrower's or Mortgage Borrowers' obligation to deliver Rating Confirmations with respect to any such Management Agreement if required under
Section 5.13), (iii) the existing Material Agreements described on SCHEDULE 5.14 attached hereto, (iv) any Franchise Agreement that does not require Lender's approval under, and otherwise complies with, the provisions of Section 5.13(E) or (v) any other agreement that may be terminated without cause and without payment of a penalty or premium, on not more than thirty (30) days' prior written notice.

SECTION 5.15 DEPOSITS; APPLICATION OF RECEIPTS. The Borrower will cause all Receipts from the Properties to be deposited into, and shall otherwise comply with, the applicable Accounts established from time to time under the Mortgage Loan Cash Management Agreements and/or the Cash Management Agreement. Subject to
Article VII hereof and the Cash Management Agreement, the Borrower shall promptly apply all Receipts to the payment of all current and past due Operating Expenses, and to the repayment of all sums currently due or past due under the Loan Documents, including all payments into the Reserves.

SECTION 5.16 ESTOPPEL CERTIFICATES.

      (A) Within ten (10) Business Days following a request by Lender, the Borrower shall provide to Lender a duly acknowledged written statement confirming (i) the amount of the outstanding principal balance of the Loan, (ii) the terms of payment and maturity date of the Note, (iii) the date to which interest has been paid, (iv) whether any offsets or defenses exist against the Obligations, and if any such offsets or defenses are alleged to exist, the nature thereof shall be set forth in detail and (v) that this Loan Agreement, the Note, the Pledge Agreement and the other Loan Documents are legal, valid and binding obligations of the Borrower and have not been modified or amended, or if modified or amended, describing such modification or amendments.

      (B) Within ten (10) Business Days following a written request by the Borrower, Lender shall provide to the Borrower a duly acknowledged written statement setting forth the amount of the outstanding principal balance of the Loan, the date to which interest has been paid, and whether Lender has provided the Borrower with written notice of any Event of Default. Compliance by Lender with the requirements of this Section shall be for informational purposes only and shall not be deemed to be a waiver of any rights or remedies of Lender hereunder or under any other Loan Document.

SECTION 5.17 INDEBTEDNESS. The Borrower will not, and will not permit the Mortgage Borrowers to, directly or indirectly create, incur, assume, guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness except for the following (collectively, "PERMITTED INDEBTEDNESS"):

      (A)   The Obligations;

      (B)   The Mortgage Loans;

      (C) (i) Unsecured trade payables not evidenced by a note and arising out of purchases of goods or services in the ordinary course of business and (ii) Indebtedness incurred in the financing of equipment or other personal property used at the Properties in the ordinary course of business, provided that (a) each such trade payable is payable not later than ninety (90) days after the original invoice date and is not overdue by more than thirty (30) days and (b) the aggregate amount of such trade payables and Indebtedness relating to financing of equipment and personal property referred to in clauses (i) and (ii) above outstanding does not, at any time, exceed five percent (5%) of the outstanding principal balance of the Loan; and

      (D) That certain unsecured loan in the original principal amount of $17,686,292, evidenced by a certain replacement promissory note dated as of November 15, 2002 given by Servico Centre Associates, Ltd., to Servico Palm Beach General Partner SPE, Inc., the outstanding principal balance of which on the Closing Date is $10,808,383 and which is subject to the terms of that certain Subordination and Standstill Agreement given by the holder of such note in favor of Lender and dated as of the Closing Date.

            In no event shall any Indebtedness other than the Mortgage Loans be secured, in whole or in part, by the Properties or any portion thereof or interest therein, nor shall any Indebtedness other than the Loan be secured, in whole or in part, by the Collateral or any portion thereof or interest therein.

SECTION 5.18 NO LIENS. The obligations of the Borrower under this Section are in addition to and not in limitation of its obligations under Article XI herein. The Borrower shall not, and shall not permit the Mortgage Borrowers to, create, incur, assume or permit to exist any Lien on or with respect to the Properties, any Collateral or any direct or indirect ownership interest in the Borrower or any Mortgage Loan Borrower, except Permitted Encumbrances.

SECTION 5.19 CONTINGENT OBLIGATIONS. Other than Permitted Indebtedness, neither the Borrower nor Member shall directly or indirectly create or become or be liable with respect to any Contingent Obligation.

SECTION 5.20 RESTRICTION ON FUNDAMENTAL CHANGES. Except as otherwise expressly permitted under this Loan Agreement, neither the Borrower nor Member shall, or shall permit any other Person to, (i) amend, modify or waive any term or provision of the Borrower's or Member's operating agreement or other organizational documents so as to violate or permit the violation of the single-purpose entity provisions set forth in Article IX, unless required by law; or (ii) liquidate, wind-up or dissolve the Borrower or Member.

SECTION 5.21 TRANSACTIONS WITH RELATED PERSONS. Except for fees and expenses payable to Manager under the Management Agreement, the Borrower shall not, and shall not permit the Mortgage Borrowers to, directly or indirectly enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Related Person of the Borrower or with any director, officer or employee of any Borrower Party, except transactions in the ordinary course of and pursuant to the reasonable requirements of the business of the Borrower, upon fair and reasonable terms and which are no less favorable to the Borrower than would be obtained in a comparable arm's length transaction with a Person that is not a Related Person of the Borrower. The Borrower shall not make any payment or permit any payment to be made to any Related Person of the Borrower when or as to any time when any Event of Default shall exist.

SECTION 5.22 BANKRUPTCY, RECEIVERS, SIMILAR MATTERS.

      (A) VOLUNTARY CASES. The Borrower Parties shall not commence any voluntary case under the Bankruptcy Code or under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect.

      (B) INVOLUNTARY CASES, RECEIVERS, ETC. The Borrower Parties shall not apply for, consent to, or aid, solicit, support, or otherwise act, cooperate or collude to cause the appointment of or taking possession by, a receiver, trustee or other custodian for all or a substantial part of the assets of the Borrower. As used in this Loan Agreement, an "INVOLUNTARY BORROWER BANKRUPTCY" means any involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, in which the Borrower is a debtor or any portion of the Properties or the Collateral is property of the estate therein. The Borrower shall not file a petition for, consent to the filing of a petition for, or aid, solicit, support, or otherwise act, cooperate or collude to cause the filing of a petition for an Involuntary Borrower Bankruptcy. In any Involuntary Borrower Bankruptcy, no Borrower Party shall, without the prior written consent of Lender, consent to the entry of any order, file any motion, or support any motion (irrespective of the subject of the motion), and no Borrower Party shall file or support any plan of reorganization. Each Borrower Party having any interest in any Involuntary Borrower Bankruptcy shall do all things reasonably requested by Lender to assist

Lender in obtaining such relief as Lender shall seek, and shall in all events vote as directed by Lender. Without limitation of the foregoing, each such Borrower Party shall do all things reasonably requested by Lender to support any motion for relief from stay or plan of reorganization proposed or supported by Lender.

SECTION 5.23 ERISA.

      (A) NO ERISA PLANS. Neither the Borrower nor Member will establish any Employee Benefit Plan, Pension Plan or Multiemployer Plan, or will commence making contributions to (or become obligated to make contributions to) any Employee Benefit Plan, Pension Plan or Multiemployer Plan.

      (B) COMPLIANCE WITH ERISA. The Borrower shall not: (i) engage in any non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the IRC; or (ii) except as may be necessary to comply with applicable laws, establish or amend any Employee Benefit Plan which establishment or amendment could result in liability to the Borrower or any ERISA Affiliate or increase the obligation of the Borrower, provided that the Borrower shall not be in default of this covenant if, in either case, any portion of the Loan has been, or will be, funded with plan assets of any employee benefit plan that either (x) is subject to Title I of ERISA or any plan that is covered by Section 4975 of the Code (unless the Lender is eligible to apply for one or more exemptions such that the Loan will not constitute a nonexempt prohibited transaction under
Section 406 of ERISA) or (y) could subject the Borrower or its Affiliates to an excise tax under Section 4975 of the IRC.

      (C) NO PLAN ASSETS. The Borrower shall not at any time during the term of this Loan Agreement become (1) an employee benefit plan defined in Section 3(3) of ERISA which is subject to ERISA, (2) a plan as defined in Section 4975(e)(1) of the IRC which is subject to Section 4975 of the IRC, (3) a "governmental plan" within the meaning of Section 3(32) of ERISA or (4) an entity any of whose underlying assets constitute "plan assets" of any such employee benefit plan, plan or governmental plan for purposes of Title I or ERISA, Section 4975 of the IRC or any state statutes applicable to the Borrower regulating investments of governmental plans.

SECTION 5.24 PRESS RELEASE. The Borrower shall not, and shall not permit any other Person within its control to, disclose the name of Lender or terms of this Loan Agreement or the Loan Documents in any press release without the prior written consent of Lender, which shall not be unreasonably withheld. Notwithstanding the foregoing to the contrary, the Borrower shall be permitted to make such filings and disclosures with respect to the Loan as are required by law.

SECTION 5.25 GROUND LEASES.

      (A) NO MODIFICATION. The Borrower shall not permit any Mortgage Borrower to modify or amend, or terminate or surrender any Ground Lease, in each case without the prior written consent of Lender, which consent may be withheld by Lender in its sole and absolute discretion. Any attempted or purported modification, amendment, or any surrender or termination of any Ground Lease without Lender's prior written consent shall be null and void and of no force or effect.

      (B) PERFORMANCE OF GROUND LEASES. The Borrower shall cause the Mortgage Borrowers to (i) fully perform as and when due each and all of its obligations under each Ground Lease in accordance with the terms of such Ground Lease, and shall not cause or suffer to occur any material breach or default in any of such obligations, (ii) keep and maintain each Ground Lease in full force and effect, and (iii) exercise any option to renew or extend any Ground Lease and give written confirmation thereof to Lender within thirty (30) days after such option is exercised.

      (C) NOTICE OF DEFAULT. If the Borrower or any of the Mortgage Borrowers shall receive any written notice that any Ground Lease Default has occurred, then the Borrower immediately shall notify Lender in writing of the same and immediately deliver to Lender a true and complete copy of each such notice. Further, the Borrower shall provide and shall cause the Mortgage Borrowers to provide, such documents and information as Lender shall reasonably request concerning the Ground Lease Default.

      (D) LENDER'S RIGHT TO CURE. If any Ground Lease Default shall occur and be continuing, or if any Ground Lessor asserts that a Ground Lease Default has occurred (whether or not the Borrower questions or denies such assertion), then, subject to the terms and conditions of the applicable Ground Lease, Lender, upon five (5) Business Days' prior written notice to the Borrower, unless Lender reasonably determines that a shorter period (or no period) of notice is necessary to protect Lender's interest in the Ground Lease, may (but shall not be obligated to) take any action that Lender deems reasonably necessary, including, without limitation, (i) performance or attempted performance of the applicable Mortgage Borrowers' obligations under the applicable Ground Lease,
(ii) curing or attempting to cure any actual or purported Ground Lease Default,
(iii) mitigating or attempting to mitigate any damages or consequences of the same and (iv) entry upon the applicable Ground Leased Property for any or all of such purposes. Upon Lender's request, the Borrower shall submit satisfactory evidence of payment or performance of any of its obligations under each Ground Lease. Lender may pay and expend such sums of money as Lender in its sole discretion deems necessary or desirable for any such purpose, and the Borrower shall pay to Lender within five (5) Business Days of the written demand of Lender all such sums so paid or expended by Lender, together with interest thereon from the date of expenditure at the Default Rate.

      (E) LEGAL ACTION. The Borrower shall not commence, or permit the Mortgage Borrowers to commence, any action or proceeding against any Ground Lessor or affecting or potentially affecting any Ground Lease or the Mortgage Borrowers' or Lender's interest therein, the effect of which could cause an event of default or termination of any such Ground Lease, without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed. The Borrower shall notify Lender immediately if any action or proceeding shall be commenced between any Ground Lessor and the Mortgage Borrowers, or affecting or potentially affecting any Ground Lease or the Mortgage Borrowers' or Lender's interest therein (including, without limitation, any case commenced by or against any Ground Lessor under the Bankruptcy Code). Lender shall have the option, exercisable upon notice from Lender to the Borrower, to participate in any such action or proceeding with counsel of Lender's choice. The Borrower shall cause the Mortgage Borrowers to cooperate with Lender, comply with the reasonable instructions of Lender, execute any and all powers, authorizations, consents or other documents reasonably required by Lender in connection therewith, and shall not settle

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

any such action or proceeding without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed.

      (F) ESTOPPEL CERTIFICATE. Subject to the terms and conditions of the applicable Ground Lease, from time to time, at Lender's request, the Borrower shall, or shall cause the Mortgage Borrowers to, use commercially reasonable efforts to obtain and deliver to Lender within the time period required under the applicable Ground Lease, an estoppel certificate from each Ground Lessor setting forth (A) (i) the identities of the original lessor and lessee under the applicable Ground Lease and each of their respective successors, (ii) that the Ground Lease has not been modified or, if it has been modified, the date of each modification (together with copies of each such modification), (iii) the rent payable under the Ground Lease, (iv) the dates to which all rent and other charges have been paid, (v) whether there are any alleged Ground Lease Defaults and, if so, setting forth the nature thereof in reasonable detail, and (vi) such other matters as Lender may reasonably request or (B) the matters required to be certified by the Ground Lessor under the applicable Ground Lease. The Borrower shall not be required to request an estoppel from any Ground Lessor more than two (2) times in any calendar year.

      (G) BANKRUPTCY.

            (i) If any Ground Lessor shall reject any Ground Lease under or pursuant to Section 365 of Title 11 of the Bankruptcy Code, the Borrower shall not permit the Mortgage Borrowers to elect to treat the Ground Lease as terminated but shall elect to remain in possession of the applicable Ground Leased Property and the leasehold estate under such Ground Lease.

            (ii) The Borrower acknowledges and agrees that in any case commenced by or against the Borrower or the Mortgage Borrowers under the Bankruptcy Code, Lender by reason of the liens and rights granted under the Pledge Agreement and the Loan Documents shall have a substantial and material interest in the treatment and preservation of such Mortgage Borrower's rights and obligations under such Ground Lease, and that the Borrower shall, in any such bankruptcy case, provide to Lender immediate and continuous reasonably adequate protection of such interests. The Borrower and Lender agree that such adequate protection shall include but shall not necessarily be limited to the following:

                  (a) The Borrower shall serve Lender with copies of all notices, pleadings and other documents relating to or affecting the Ground Lease or the applicable Property. Any notice, pleading or document served by the Borrower or the Mortgage Borrowers on any other party in the bankruptcy case shall be contemporaneously served by the Borrower on Lender, and any notice, pleading or document served upon or received by the Borrower or the Mortgage Borrowers from any other party in the bankruptcy case shall be served by the Borrower on Lender promptly upon receipt by the Borrower or the Mortgage Borrower.

                  (b) Upon written request of Lender, the Borrower shall cause the applicable Mortgage Borrower to assume the Ground Lease, and shall take such steps as are necessary to preserve such Mortgage Borrower's right to assume the Ground Lease, including without limitation using commercially reasonable efforts to obtain extensions of time to assume or reject the Ground Lease under Subsection 365(d) of the Bankruptcy Code to the extent it is applicable.

                  (c) If the Borrower, the Mortgage Borrowers or the applicable Ground Lessor seeks to reject any Ground Lease or have the Ground Lease deemed rejected, then prior to the hearing on such rejection Lender shall, subject to applicable law, be given no less than twenty (20) days' notice thereof.

            (iii) Rights of Mortgage Lender. The rights of Lender in connection with any bankruptcy proceeding of any Ground Lessor, Borrower or the Mortgage Borrowers under this Section 5.25(G) shall be subject and subordinate to the rights of Mortgage Lender in connection with any such bankruptcy proceeding as and to the extent provided in any intercreditor or similar agreement between Lender and Mortgage Lender.

SECTION 5.26 CONDOMINIUM PROPERTY.

      (A) NO MODIFICATION. The Borrower shall not permit the Condominium Borrower to modify or amend any material terms of, or terminate or amend any of the Condominium Property Documents, in each case, without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed.

      (B) PERFORMANCE OF MORTGAGED CONDOMINIUM PROPERTY DOCUMENTS. The Borrower shall cause the Condominium Borrower to fully and faithfully pay when due and payable all assessments, common charges and other charges payable by Condominium Borrower under the Condominium Property Documents and shall perform as and when due each of its material obligations under the Condominium Property Documents in substantial accordance with their respective terms, and shall not cause or suffer to occur any breach or default in any of such obligations. The Borrower shall cause the Condominium Borrower to keep and maintain each of the Condominium Property Documents in full force and effect.

      (C) NOTICE OF DEFAULT. If the Borrower or the Condominium Borrower shall receive any written notice of any Condominium Default, the Borrower immediately shall notify Lender of same and deliver to Lender a true and complete copy of each such notice, and provide such documents and information as Lender may reasonably request concerning such Condominium Default.

      (D) LENDER'S RIGHT TO CURE. If any Condominium Default shall occur and be continuing, or if any party to any Condominium Property Document asserts that a Condominium Default has occurred (whether or not the Borrower questions or denies such assertion), then, subject to the terms and conditions of the applicable Condominium Property Documents, after notice to the Borrower, Lender, upon five (5) Business Days' prior written notice to the Borrower, unless Lender reasonably determines that a shorter period (or no period) of notice is necessary to protect Lender's interest in the Ground Lease, may (but shall not be obligated to) take any action that Lender deems reasonably necessary to cure such Condominium Default, including, without limitation, (i) performance or attempted performance of the Condominium Borrower's obligations under the applicable Condominium Property Documents, (ii) curing or attempting to cure any actual or purported Condominium Default, (iii) mitigating or attempting to mitigate any damages or consequences of the same and (iv) entry upon the Condominium Property for any or all of such purposes. Upon Lender's request, the Borrower shall submit satisfactory evidence of payment or performance of any of its obligations under each of the

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

Condominium Property Documents. Lender may pay and expend such sums of money as Lender in its sole discretion deems necessary or desirable for any such purpose, and the Borrower shall pay to Lender within five (5) Business Days of the written demand of Lender all such sums so paid or expended by Lender pursuant to this Section 5.26, together with interest thereon from the date of expenditure at the Default Rate.

      (E) PRESERVATION OF CONDOMINIUM. The Borrower will do, and will cause the Condominium Borrower to do, all things necessary to preserve and to keep unimpaired its material rights, powers and privileges under the Condominium Property Documents and to prevent the termination or expiration of the Condominium Property Documents, or the withdrawal of the Condominium Property from a condominium form of ownership under applicable law, to the end that the Condominium Borrower may enjoy all of the material rights granted to it as a party to the Condominium Property Documents.

      (F) STATEMENTS, NOTICES. The Borrower will, within twenty (20) days after demand from Lender (which shall not be required more than two (2) times in any calendar year), obtain, or cause the Condominium Borrower to obtain, if and to the extent that the Condominium Borrower is entitled to the same under the Condominium Property Documents, and otherwise request from and make good faith efforts to obtain, from the Board of Managers and deliver to Lender a duly signed and acknowledged certificate (signed also by the Condominium Borrower) that the Condominium Property Documents are unmodified and in full force and effect (or, if the same have been modified in compliance with this Loan Agreement, that the Condominium Property Documents are in full force and effect as to modified and that there have been no other modifications), stating the dates to which the assessments, common charges and other charges payable under the Condominium Property Documents have been paid and stating whether to each certifying party's and the Condominium Borrower's Knowledge, the Condominium Borrower is in compliance with the Condominium Property Documents, or, if not, specifying each default or failure of compliance of which the certifying party has knowledge. The Borrower will, promptly upon receipt thereof by Condominium Borrower, furnish Lender with a copy of all notices and statements, however characterized, issued by the Board of Managers or relating to the Condominium Property Documents including without limitation, financial statements and projected budgets.

SECTION 5.27 LENDER'S EXPENSES. The Borrower shall pay, on demand by Lender, all reasonable out-of-pocket expenses, charges, costs and fees (including reasonable attorneys' fees and expenses) in connection with the negotiation, documentation, closing, administration, servicing, enforcement interpretation, and collection of the Loan and the Loan Documents, and in the preservation and protection of Lender's rights hereunder and thereunder. Without limitation the Borrower shall pay all costs and expenses, including reasonable attorneys' fees, incurred by Lender in any case or proceeding under the Bankruptcy Code (or any law succeeding or replacing any of the same). At the Closing, Lender is authorized to pay directly from the proceeds of the Loan any or all of the foregoing expenses then or theretofore incurred and approved by the Borrower.

SECTION 5.28 DISTRIBUTIONS. During the continuance of any Event of Default, and at any time that a Cash Trap Event is in effect, the Borrower shall not make any distributions of cash or other

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

property to any Borrower Party, or make any payments in lieu thereof, without Lender's prior written approval, which may be granted or withheld in Lender's sole discretion.

SECTION 5.29 CANCELLATION OF INDEBTEDNESS; SETTLEMENT OF CLAIMS. Unless otherwise specifically provided herein to the contrary, the Borrower shall not cancel any indebtedness from any Person owing to the Borrower, or settle any claims without Lender's prior written consent which shall not be unreasonably withheld.

SECTION 5.30 MODIFICATION OF MORTGAGE DOCUMENTS. The Borrower shall not consent to, nor permit the Mortgage Borrowers to agree to, any amendment, modification, waiver or restatement of any of the Mortgage Loan Documents without Lender's prior written consent, which will not be unreasonably withheld.

SECTION 5.31 PROHIBITED PERSONS. The Borrower covenants and agrees that no Borrower Party, nor any of their respective Affiliates, officers, directors, partners or members will knowingly: (i) conduct any business, nor engage in any transaction or dealing, with any Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person; or (ii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in EO13224. The Borrower further covenants and agrees to deliver (from time to time) to Lender any such certification or other evidence as may be requested by Lender in its sole and absolute discretion, confirming that: (i) neither any Borrower Party, nor their respective officers, directors, partners, members or Affiliates, is a Prohibited Person; and (ii) neither any Borrower Party, nor their respective officers, directors, partners, members or Affiliates, has to its Knowledge engaged in any business, transaction or dealings with a Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person.

                                   ARTICLE VI
                                    RESERVES

SECTION 6.1 SECURITY INTEREST IN RESERVES; OTHER MATTERS PERTAINING TO RESERVES.

      (A) The Borrower hereby pledges, assigns and grants to Lender a security interest in and to all of the Borrower's right, title and interest in and to the Account Collateral, including the Reserves, as security for payment and performance of all of the Obligations hereunder and under the Note and the other Loan Documents, subject, in each case, to the interests of the Mortgage Lender, if any, in the Account Collateral. The Reserves constitute Account Collateral and are subject to the security interest in favor of Lender created herein and all provisions of this Loan Agreement and the other Loan Documents pertaining to Account Collateral.

      (B) In addition to the rights and remedies provided in Article VII and elsewhere herein, upon the occurrence and during the continuance of any Event of Default, Lender shall have all rights and remedies pertaining to the Reserves then held by or on behalf of Lender as are provided for in any of the Loan Documents or under any applicable law. Without limiting the foregoing, upon and at all times after the occurrence and during the continuance of an Event of Default, Lender in its sole and absolute discretion, may use the Reserves (or any portion thereof)

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then held by or on behalf of Lender for any purpose, including but not limited to any combination of the following: (i) payment of any of the Obligations including the Prepayment Consideration (if any) applicable upon such payment in such order as Lender may determine in its sole discretion; provided, however, that such application of funds shall not cure or be deemed to cure any Default;
(ii) reimbursement of Lender for any actual losses or expenses (including, without limitation, reasonable legal fees) suffered or incurred as a result of such Event of Default; (iii) payment for the work or obligation for which such Reserves were reserved or were required to be reserved; and (iv) application of the Reserves in connection with the exercise of any and all rights and remedies available to Lender at law or in equity or under this Loan Agreement or pursuant to any of the other Loan Documents. Nothing contained in this Loan Agreement shall obligate Lender to apply all or any portion of the funds contained in the Reserves during the continuance of an Event of Default to payment of the Loan or in any specific order of priority.

SECTION 6.2 FUNDS DEPOSITED WITH LENDER. (A) Except only as expressly provided otherwise herein, all funds of the Borrower which are deposited with Lock Box Account Bank as Reserves hereunder shall be held by Lock Box Account Bank in one or more Permitted Investments, such Permitted Investments, prior to an Event of Default, to be as directed by Borrower. All interest which accrues on the Reserves shall be taxable to the Borrower and shall be added to and disbursed in the same manner and under the same conditions as the principal sum on which said interest accrued. Additional provisions pertaining to investments are set forth in Article VII. After repayment of all of the Obligations, all funds held as Reserves will be promptly returned to the Borrower.

            (B) The Borrower shall cause the Mortgage Borrowers to deposit with Mortgage Lender the amounts necessary to fund each of the Reserves as set forth in each of the Mortgage Loan Agreements and the Mortgage Loan Cash Management Agreements.

SECTION 6.3 FF&E RESERVE. Funds held in the FF&E Reserve may be withdrawn by the Borrower or the Mortgage Borrowers, subject in all instances to the terms of the Mortgage Loan Cash Management Agreements, only in accordance with the approved CapEx/FF&E Budget relating to the Properties. Upon and at all times after the occurrence and during the continuance of an Event of Default, no draws will be permitted from the FF&E Reserve other than for normal repairs, replacements, maintenance expenses, and otherwise in accordance with the terms of the Management Agreements, subject, in each instance, to Manager's compliance with the FF&E reporting requirements set forth in Section 5.1(A)(v)(d).

SECTION 6.4 CAPITAL IMPROVEMENT RESERVE; REQUIRED CAPITAL IMPROVEMENTS. The Borrower shall cause the Mortgage Borrowers to promptly commence and diligently prosecute to completion the Required Capital Improvements within the time periods for each Required Capital Improvement set forth on Schedule 6.5 to each of the Mortgage Loan Agreements. Funds held in the Capital Improvement Reserve shall be disbursed to the Mortgage Borrowers only in accordance with Section 6.7 of each of the Mortgage Loan Agreements.

SECTION 6.5 HAZARDOUS MATERIALS REMEDIATION RESERVE. The Borrower shall cause the funds contained in the Hazardous Materials Remediation Reserve to be utilized by the Mortgage Borrowers solely for performance of the Environmental Work in accordance with the

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Environmental Reports, and shall not be used by the Borrower or the Mortgage
Borrowers for purposes for which any other Reserve is established. Subject to the Mortgage Borrowers' satisfaction of the applicable conditions of Section 6.7 of each of the Mortgage Loan Agreements, the Borrower and the Mortgage Borrowers shall be entitled to draw upon the Hazardous Materials Remediation Reserve to pay for costs that have been incurred by the Borrower, or the Mortgage Borrowers, for such Environmental Work, provided that the Borrower delivers to Lender such evidence as may be reasonably satisfactory to Lender that, after payment of such draw, the funds remaining in the Hazardous Materials Remediation Reserve shall be sufficient to pay for the remainder of such Environmental Work. Subject to the foregoing conditions, the Borrower or the Mortgage Borrowers shall be entitled to draw any remaining balance in the Hazardous Materials Remediation Reserve when all such Environmental Work is complete, and is paid for, to Lender's reasonable satisfaction.

SECTION 6.6 CONDITIONS TO DISBURSEMENTS FROM HAZARDOUS MATERIALS REMEDIATION RESERVE, CAPITAL IMPROVEMENT RESERVE AND PERFORMANCE OF WORK.

      (A) Lender reserves the right, at its option and as a condition to any disbursement from a Work Reserve, to approve (which shall not be unreasonably withheld, delayed or conditioned) (i) all drawings and plans and specifications, if any, for any Work which require aggregate payments in amounts exceeding the greater of (x) five percent (5%) of the Aggregate Allocated Loan Amount with respect to the applicable Property or (y) $250,000 and (ii) all contracts and work orders with materialmen, mechanics, suppliers, subcontractors, contractors and other parties providing labor or materials in connection with any Work which require aggregate payments in amounts exceeding the greater of (x) five percent (5%) of the Aggregate Allocated Loan Amount with respect to the applicable Property or (y) $250,000. Upon Lender's reasonable request, the Borrower shall cause the Mortgage Borrowers to assign, or cause to be assigned, (to the extent assignable) any drawings, plans and specifications, contracts or subcontracts to Lender. Drawings, plans and specifications, contracts and work orders approved by Lender shall not be changed in any material respect without Lender's prior written consent, which shall not be unreasonably withheld, delayed or conditioned. The Borrower shall have delivered a certificate to Lender from an Architect certifying that the Work has been completed in a good and workmanlike manner in accordance with all applicable laws for any item in excess of the greater of (x) five percent (5%) of the Aggregate Allocated Loan Amount with respect to the applicable Property or (y) $250,000. Lender may retain its own architect or engineer ("LENDER'S CONSULTANT") to review any plans and specifications for any item in excess of the greater of (x) five percent (5%) of the Aggregate Allocated Loan Amount with respect to the applicable Property or
(y) $250,000, and to periodically inspect any Work, in each case at the Borrower's sole cost and expense.

      (B) PERFORMANCE OF WORK. If Lender determines in its reasonable discretion that any Work is not being performed in a workmanlike or timely manner or that any Work has not been completed in a workmanlike manner, Lender shall have the option to withhold disbursement for such unsatisfactory work and so notify the Borrower with reasonable detail regarding the basis for Lender's dissatisfaction and, after the expiration of forty-five (45) days from the giving of such notice by Lender to the Borrower of such unsatisfactory work without the cure thereof (or, if such unsatisfactory work is susceptible of a cure but cannot reasonably be cured within said forty-five (45) day period and provided that the Borrower shall have commenced to cure such

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

unsatisfactory work within said forty-five (45) day period and thereafter diligently and expeditiously proceeds to cure the same, after the expiration of such longer period as is reasonably necessary for the Borrower in the exercise of due diligence to cure such unsatisfactory work, up to a maximum of an additional sixty (60) days, subject to Force Majeure, without the cure thereof), Lender may, subject to Mortgage Lender's rights under the Mortgage Loan Documents, proceed under existing contracts or contract with third parties to complete such Work, as the case may be, and apply amounts contained in the applicable Work Reserve then held by or on behalf of Lender toward the labor and materials necessary to complete the same, without providing any additional prior notice to the Borrower, and exercise any and all other remedies available to Lender upon and during the continuance of an Event of Default hereunder.

            In order to facilitate Lender's completion or making of any Work pursuant to this Section 6.6, the Borrower shall cause the Mortgage Borrowers to grant Lender the right to enter onto each Property during normal business hours after the expiration of the notice specified above and perform, subject to the rights of tenants, any and all work and labor necessary to complete the applicable Work and/or employ watchmen to protect the Property from damage. All sums so expended by Lender shall be deemed to have been advanced under the Loan to the Borrower and secured by the Pledge Agreement. For this purpose, the Borrower constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to complete or undertake the applicable Work in the name of the Borrower pursuant to this Section 6.6(B). Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked. Upon the occurrence and during the continuance of an Event of Default, the Borrower empowers said attorney-in-fact as follows: (i) to use any funds in the applicable Work Reserve then held by or on behalf of Lender for the purpose of making or completing any Work; (ii) to make such additions, changes and corrections to any Work as shall be reasonably necessary or desirable to complete the same; (iii) to employ such contractors, subcontractors, agents, architects and inspectors as shall be required for such purposes; (iv) to pay, settle or compromise all existing bills and claims which are or may become Liens against any Property, or as may be necessary or desirable for the completion of any Work, or for clearance of title; (v) to execute all applications and certificates in the name of the applicable Mortgage Borrower which may be required by any of the contract documents; (vi) in its reasonable discretion, to prosecute and defend all actions or proceedings in connection with any Property or the rehabilitation and repair of such Property; and (vii) to do any and every act which the Borrower might do in its own behalf to fulfill the terms of this Loan Agreement.

            Nothing in this Section shall: (i) make Lender responsible for making or completing any Work; (ii) require Lender to expend funds in addition to the amounts on deposit in the applicable Work Reserve to make or complete any Work; (iii) obligate Lender to proceed with any Work; or (iv) obligate Lender to demand from the Borrower additional sums to make or complete any Work.

            The Borrower shall, and shall cause the Mortgage Borrowers to, permit Lender and Lender's agents and representatives (including, without limitation, Lender's engineer, architect or inspector) or third parties performing any Work pursuant to this Section 6.6 to enter onto any Property during normal business hours upon reasonable notice (subject to the rights of tenants under their Leases) to inspect the progress of any Work and all materials being used in connection therewith, to examine all plans and shop drawings relating thereto which are or may

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be kept at any Property, and to complete any Work made pursuant to this Section
6.6(B). The Borrower shall, and shall cause the Mortgage Borrowers to, use commercially reasonable efforts to cause all contractors and subcontractors to cooperate with Lender or Lender's representatives or such other persons described above in connection with inspections described in this Section 6.6(B) or the completion of the Work pursuant to this Section 6.6(B).

      (C) INDEMNIFICATION. The Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations, out-of-pocket costs and expenses (including, without limitation, litigation costs and reasonable attorneys fees and expenses) arising from or in any way connected with the performance of the Work, except to the extent caused by the bad faith, willful misconduct or gross negligence of Lender. The Borrower shall assign, and shall cause to be assigned, to Lender all rights and claims the Mortgage Borrowers may have against all Persons supplying labor or materials in connection with the Work; provided, however, that Lender may not pursue any such right or claim or pursue any other action with respect to such rights and claims unless an Event of Default has occurred and remains uncured.

SECTION 6.7 CASH TRAP RESERVE. (i) If, at any time prior to the repayment of any Mortgage Loan in full, a Cash Trap Event shall occur with respect to such Mortgage Loan, then for so long as such Cash Trap Event continues to exist, all Excess Cash Flow from the Properties securing such Mortgage Loan (except as otherwise expressly provided below) shall be deposited with the applicable Mortgage Lender (or its Servicer or agent) and held by such Mortgage Lender in accordance with the applicable Mortgage Loan Cash Management Agreement or, if not so held by such Mortgage Lender, shall be deposited with Lender and held in the Lock Box Account and, in each case disbursed in accordance with the terms of the applicable Mortgage Loan Cash Management Agreement.

SECTION 6.8 SUBSTITUTE CASH MANAGEMENT AGREEMENT. If any Mortgage Loan shall have been satisfied prior to the payment in full of the Loan, the Borrower shall, and shall cause the applicable Mortgage Borrowers whose interests remain pledged pursuant to the Pledge Agreement to, enter into a substitute Cash Management Agreement and related lockbox agreements and pledge agreements with substantially the same terms as the agreements entered into as of the date hereof in connection with such Mortgage Loan (including, the provisions in the applicable Mortgage Loan Agreement relating to all Reserves and Collateral Accounts, including under Section 5.4, Article VI and Article VII of such Mortgage Loan Agreement) within five (5) days after the satisfaction of such Mortgage Loan, all of which agreements shall be for the benefit of Lender rather than the applicable Mortgage Lender. Such substitute agreements shall provide that all Receipts from the Properties that secured such Mortgage Loan shall be deposited directly into the Deposit Account for disbursement in accordance with the terms of such substitute Cash Management Agreement and this Agreement. Notwithstanding the foregoing, the substitute Cash Management Agreement shall provide that the aggregate amortization payments that were being made prior to the satisfaction of the applicable Mortgage Loan shall continue to be paid and 100% of such payments shall be distributed to Lender.

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                                   ARTICLE VII
                            LOCK BOX; CASH MANAGEMENT

SECTION 7.1 ESTABLISHMENT OF LOCK BOX ACCOUNT.

            LOCK BOX ACCOUNTS. On or before the Closing Date, pursuant to the terms of the Cash Management Agreement, an Eligible Account shall be established in the name of Lender, as secured party hereunder, to serve as the "Lock Box Account" (said account, and any account replacing the same in accordance with this Loan Agreement and the Cash Management Agreement, the "LOCK BOX ACCOUNT"; and the depositary institution in which the Lock Box Account is maintained, the "LOCK BOX ACCOUNT BANK"). The Lock Box Account shall be under the sole dominion and control of Lender (which dominion and control may be exercised by Servicer); and except as expressly provided hereunder and/or in the Cash Management Agreement, the Borrower shall not have the right to control or direct the investment or payment of funds therein during the continuance of an Event of Default. The Borrower shall direct that all Receipts with respect to the Properties which the Mortgage Borrowers or the Borrower are entitled to receive from any Mortgage Lender pursuant to any Mortgage Loan Cash Management Agreement or otherwise, after all sums which are then due and payable have been paid to such Mortgage Lender pursuant to the terms of the applicable Mortgage Loan Documents, to be transferred by wire transfer (or transfer via the ACH system) on each Business Day by the applicable Mortgage Loan Lock-Box Account Bank to the Lock Box Account. Lender may elect to change any financial institution in which the Lock Box Account shall be maintained if such institution is no longer an Eligible Bank, upon not less than five (5) Business Days' notice to the Borrower. The Lock Box Account shall be deemed to contain such sub-accounts as Lender may designate ("SUB-ACCOUNTS"), which may be maintained as separate ledger accounts and need not be separate Eligible Accounts. The Sub-Accounts shall include the following as more particularly described in the Cash Management Agreement:

            (i) "DEBT SERVICE SUB-ACCOUNT" means the Sub-Account of the Lock Box Account established for the purposes of reserving for payments of principal and interest and other amounts due under the Loan Documents (but without duplication of amounts covered under item (ii) below); and

            (ii) "RESERVE SUB-ACCOUNTS" means the Sub-Accounts of the Lock Box Account established for the purpose of holding funds in the Reserves including:
(a) the "Imposition and Insurance Reserve Sub-Account"; (b) the "Hazardous Materials Remediation Reserve Sub-Account"; (c) the "Cash Trap Reserve Sub-Account"; and (d) the Minimum Balance Sub-Account.

SECTION 7.2 APPLICATION OF FUNDS IN LOCK BOX ACCOUNT. Funds in the Lock Box Account shall be allocated to the Sub-Accounts or the other Accounts (or paid, as the case may be) in accordance with the Cash Management Agreement.

SECTION 7.3 APPLICATION OF FUNDS AFTER EVENT OF DEFAULT. If any Event of Default shall occur and be continuing, then notwithstanding anything to the contrary in this Section or elsewhere, Lender shall have all rights and remedies available under applicable law and under the Loan Documents. Without limitation of the foregoing, for so long as an Event of Default

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exists, Lender may apply any and all funds in the Deposit Account, the Lock Box
Account, and/or any Sub-Accounts against all or any portion of any of the Obligations, in any order.

SECTION 7.4 MORTGAGE LOAN LOCK BOX. If the lock box and cash management arrangements with respect to any Mortgage Loan under the applicable Mortgage Loan Documents in effect as of the Closing Date are terminated, or if any Mortgage Loan shall be repaid in full, while any portion of the Obligations remain outstanding, the Borrower will immediately cause the applicable Mortgage Borrowers to comply with the requirements of Section 6.8 and Section 7.1 hereof. In addition, upon the occurrence of any such event the Borrower shall cause the Mortgage Borrowers whose interests remain pledged pursuant to the Pledge Agreement to direct the applicable Mortgage Lender to release all funds held in the applicable Mortgage Loan Lock Box or any of the reserves established pursuant to the applicable Mortgage Loan Cash Management Agreement or the other Mortgage Loan Documents evidencing and securing such Mortgage Loan, to be deposited with Lock Box Account Bank to be held in the applicable Reserves in accordance with the terms hereof and the Cash Management Agreement.

                                  ARTICLE VIII
                          DEFAULT, RIGHTS AND REMEDIES

SECTION 8.1 EVENT OF DEFAULT.

      "EVENT OF DEFAULT" means the occurrence or existence of any one or more of the following:

      (A) SCHEDULED PAYMENTS. Failure of the Borrower to pay any scheduled payment amount when the same is due under this Loan Agreement, the Note, or any other Loan Documents (whether such amount is interest, principal, Reserves, or otherwise), or to pay for any Insurance Policies required pursuant to Section
5.4 hereof; or

      (B) OTHER PAYMENTS. Failure of the Borrower to pay any amount from time to time owing under this Loan Agreement, the Note, or any other Loan Documents (other than amounts subject to the preceding paragraph) within ten (10) days after written notice to the Borrower; or

      (C) BREACH OF REPORTING PROVISIONS. Failure of any Borrower Party to perform or comply with any term or condition contained in Section 5.1 which continues for a period of ten (10) days after written notice to the Borrower (except that no notice or grace period shall be granted for any breach under Section 5.1(H)); or

      (D) BREACH OF PROVISIONS REGARDING INSURANCE, TRANSFERS, LIENS, SINGLE PURPOSE. Breach or default under any of Section 5.4, 5.12, 5.17, 5.18, 5.19, 5.20, Article IX, or Section 11.1 (provided that in the case of an involuntary Lien under Section 5.18 or 11.1, the same shall not constitute an Event of Default if (i) within forty-five (45) days after the filing thereof, the Borrower shall cause the same to be removed of record by payment, bonding or otherwise, or (ii) same is being contested in good faith by the Borrower or the applicable Mortgage Borrowers in accordance with Section 5.3(B) of the applicable Mortgage Loan Agreement); or

      (E) BREACH OF WARRANTY. Any representation, warranty, certification or other statement made by the Borrower, Guarantor or any Affiliate thereof in any Loan Document or in

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any statement or certificate at any time given in writing pursuant to or in connection with any Loan Document is false in any material respect as of the date made; or

      (F) OTHER DEFAULTS UNDER LOAN DOCUMENTS. A default shall occur in the performance of or compliance with any term contained in this Loan Agreement or the other Loan Documents and such default is not fully cured within thirty (30) days after receipt by the Borrower of written notice from Lender of such default (other than occurrences described in other provisions of this Section 8.1 for which a different grace or cure period is specified or which constitute immediate Events of Default); provided however that if (i) the default is capable of cure but with diligence cannot be cured within such period of thirty
(30) days, (ii) the Borrower (or the applicable Borrower Party) has commenced the cure within such thirty (30) day period and has pursued such cure diligently, and (iii) the Borrower delivers to Lender promptly following written demand (which demand may be made from time to time by Lender) evidence reasonably satisfactory to Lender of the foregoing, then such period shall be extended for so long as is reasonably necessary for the Borrower in the exercise of due diligence to cure such default, but in no event beyond one hundred and twenty (120) days after the original notice of default; or

      (G) INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. (i) A court enters a decree or order for relief with respect to any Borrower Party, in an Involuntary Borrower Bankruptcy, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law unless dismissed within ninety (90) days; (ii) the occurrence and continuance of any of the following events for ninety (90) days unless dismissed or discharged within such time: (x) an Involuntary Borrower Bankruptcy is commenced, (y) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Borrower Party or over all or a substantial part of its property, is entered, or (z) an interim receiver, trustee or other custodian is appointed without the consent of any Borrower Party, for all or a substantial part of the property of such Person; or

      (H) VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. (i) An order for relief is entered with respect to any Borrower Party, or any Borrower Party commences a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for any Borrower Party or for all or a substantial part of the property of any Borrower Party; (ii) any Borrower Party makes any assignment for the benefit of creditors; or (iii) the Board of Directors or other governing body of any Borrower Party adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this subsection 8.1(H); or

      (I) BANKRUPTCY INVOLVING OWNERSHIP INTERESTS OR PROPERTIES. Other than as described in either of Subsections 8.1(G) or 8.1(H), all or any portion of the Collateral becomes property of the estate or subject to the automatic stay in any case or proceeding under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect (provided that if the same occurs in the context of an involuntary proceeding, it shall not constitute an Event of Default if it is dismissed or discharged within ninety (90) days following its occurrence); or

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      (J) SOLVENCY. Any Borrower Party ceases to be solvent or admits in writing its present or prospective inability to pay its debts as they become due; or

      (K) JUDGMENT AND ATTACHMENTS. Any lien, money judgment, writ or warrant of attachment, or similar process is entered or filed against any Borrower Party or any of its assets, which claim is not fully covered by insurance (other than with respect to the amount of commercially reasonable deductibles permitted hereunder), would have a Material Adverse Effect and remains undischarged, unvacated, unbonded or unstayed for a period of forty-five (45) days; or

      (L) INJUNCTION. The Borrower is enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business and such order continues for more than thirty (30) days; or

      (M) INVALIDITY OF LOAN DOCUMENTS. This Loan Agreement, the Pledge Agreement or any of the Loan Documents for any reason ceases to be in full force and effect or ceases to be a legally valid, binding and enforceable obligation of the Borrower or any Lien securing the Obligations shall, in whole or in part, cease to be a perfected first priority Lien, subject to the Permitted Encumbrances (except in any of the foregoing cases in accordance with the terms hereof or under any other Loan Document) and the Borrower does not take all actions requested by Lender to correct such defect within ten (10) days after the written request by Lender to take such action, or any Person under the control of the Borrower or Guarantor who is a party thereto, other than Lender, denies that it has any further liability (as distinguished from denial of the existence of a Default or Event of Default) under any Loan Documents to which it is party, or gives notice to such effect; or

      (N) CROSS-DEFAULT WITH OTHER LOAN DOCUMENTS. A default beyond any applicable grace periods shall occur under any of the other Loan Documents; or

      (O) DEFAULT UNDER MANAGEMENT AGREEMENTS OR FRANCHISE AGREEMENTS. (i) An Uncured Franchise Default occurs; or (ii) any breach or default shall occur in the material obligations of the Mortgage Borrowers under any of the Management Agreements, and such breach or default either is of such a nature or continues for such a period of time beyond applicable notice and cure periods, if any, that Manager shall have the right to exercise material remedies as a consequence thereof; or

      (P) GROUND LEASE/CONDOMINIUM PROPERTY. Any default by any of the Mortgage Borrowers beyond any applicable grace period shall occur under any Ground Lease or any Condominium Property Document or any actual or attempted surrender, termination, modification or amendment of any Ground Lease or any Condominium Property Document without Lender's prior written consent; or

      (Q) MORTGAGE LOAN DOCUMENTS. Any "Event of Default" (as defined in the respective Mortgage Loan Agreements) or any other default beyond any applicable notice and grace period under any Mortgage Loan Agreement or any of the Mortgage Loan Documents shall occur.

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            If more than one of the foregoing paragraphs shall describe the same condition or event, then Lender shall have the right to select which paragraph or paragraphs shall apply. In any such case, Lender shall have the right (but not the obligation) to designate the paragraph or paragraphs which provide for non-written notice (or for no notice) or for a shorter time to cure (or for no time to cure).

SECTION 8.2 ACCELERATION AND REMEDIES.

      (A) Upon the occurrence and during the continuance of any Event of Default described in any of Subsections 8.1(G), 8.1(H), or 8.1(I), the unpaid principal amount of and accrued interest and fees on the Loan and all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other requirements of any kind, all of which are hereby expressly waived by the Borrower. Upon and at any time after the occurrence of any other Event of Default, at the option of Lender, which may be exercised without notice or demand to anyone, all or any portion of the Loan and other Obligations shall immediately become due and payable.

      (B) Upon the occurrence and during the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against the Borrower under this Loan Agreement or any of the other Loan Documents, or at law or in equity, may be exercised by Lender at any time and from time to time, whether or not all or any of the Obligations shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Collateral. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, if an Event of Default is continuing (i) to the fullest extent permitted by law, Lender shall not be subject to any "one action" or "election of remedies" law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Collateral and the Pledge Agreement have been foreclosed, sold and/or otherwise realized upon in satisfaction of the Obligations or the Obligations have been paid in full.

      (C) Lender shall have the right from time to time to partially foreclose upon the Collateral in any manner and for any amounts secured by the Collateral then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event the Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose upon the Collateral to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose upon the Collateral to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Collateral as Lender may elect. Notwithstanding one or more partial foreclosures, the Collateral shall remain subject to the Pledge Agreement to secure payment of sums secured by the Collateral and not previously recovered.

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      (D) During the continuance of an Event of Default, Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. The Borrower shall execute and deliver to Lender from time to time, within ten (10) days after the request of Lender, a severance agreement and such other documents as Lender shall reasonably request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. The Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents reasonably necessary to effect the aforesaid severance if the Borrower fails to do so within ten (10) days of Lender's written request, the Borrower ratifying all that its said attorney shall do by virtue thereof.

      (E) Any amounts recovered from the Properties or any other collateral for the Loan after an Event of Default may be applied by Lender toward the payment of any interest and/or principal of the Loan and/or any other amounts due under the Loan Documents in such order, priority and proportions as Lender in its sole discretion shall determine.

      (F) The rights, powers and remedies of Lender under this Loan Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against the Borrower pursuant to this Loan Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to the Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by the Borrower or to impair any remedy, right or power consequent thereon.

SECTION 8.3 PERFORMANCE BY LENDER.

      (A) Upon the occurrence and during the continuance of an Event of Default, if the Borrower shall fail to perform, or cause to be performed, any material covenant, duty or agreement contained in any of the Loan Documents (subject to applicable notice and cure periods), Lender may perform or attempt to perform such covenant, duty or agreement on behalf of the Borrower including making protective advances on behalf of the Borrower, or, in its sole discretion, causing the obligations of the Borrower to be satisfied with the proceeds of any Reserve held by or on behalf of Lender. In such event, the Borrower shall, at the request of Lender, promptly pay to Lender, or reimburse, as applicable, any of the Reserves, any actual amount reasonably expended or disbursed by Lender in such performance or attempted performance, together with interest thereon at the Default Rate (including reimbursement of any applicable Reserves), from the date of such expenditure or disbursement, until paid. Any amounts advanced or expended by Lender to perform or attempt to perform any such matter shall be added to and included within the indebtedness evidenced by the applicable Note and shall be secured by all of the Collateral securing the applicable Loan. Notwithstanding the foregoing, it is expressly agreed that Lender shall not have any liability or responsibility for the performance

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of any obligation of the Borrower under this Loan Agreement or any other Loan
Document, and it is further expressly agreed that no such performance by Lender shall cure any Event of Default hereunder.

      (B) The Borrower, on behalf of the Mortgage Borrowers, hereby agrees that Lender shall have the right to cure defaults by the Mortgage Borrowers under the Mortgage Loan Documents whenever, in Lender's reasonable judgment (after taking into consideration all cure periods provided to Lender under any intercreditor agreement with Mortgage Lender), the existence of such default by the Mortgage Borrowers is reasonably likely to have a material adverse effect on the Borrower, any Mortgage Borrower, the Collateral or any Property. Lender shall endeavor, in good faith, to notify the Borrower prior to taking any such cure action, but shall have no liability to the Borrower or the Mortgage Borrowers for failing to do so. From and after the occurrence of a default under the Mortgage Loan Documents, the Borrower shall cooperate in all commercially reasonable respects with, and shall cause the Mortgage Borrowers to cooperate in all commercially reasonable respects with (and not to impede or interfere with in any respect), Lender's efforts to cure (or cause the cure of) all monetary and non-monetary defaults under the Mortgage Loan Documents, including, without limitation, causing the payment, removal or bonding over of all Liens, claims or judgments, or entering upon the Properties (or any portion thereof) to cure (or cause the cure of ) any non-monetary default under the Mortgage Loan Documents. In addition, after the occurrence of a default under the Mortgage Loan Documents, the Borrower agrees that it will cause the Mortgage Borrowers to coordinate with Lender with respect to all communications (written or oral) with the applicable Mortgage Lender (or any person or entity servicing the applicable Mortgage Loan).

      (C) Any funds expended by or on behalf of Lender to effect a cure of any Mortgage Loan as contemplated in this Section shall constitute protective advances under the Loan. If Lender so elects to cure (or attempts to cure) any default under any Mortgage Loan, the amount of such expenditures made by or on behalf of Lender shall be added to the Obligations, shall accrue interest at the Default Rate, and shall be secured by the Collateral.

      (D) Lender may cease or suspend any and all performance required of Lender under the Loan Documents upon and at any time after the occurrence and during the continuance of any Event of Default.

SECTION 8.4 EVIDENCE OF COMPLIANCE. Promptly following request by Lender, the Borrower shall provide such documents and instruments as shall be reasonably satisfactory to Lender to evidence compliance with any material provision of the Loan Documents applicable to the Borrower.

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                                   ARTICLE IX
               SINGLE-PURPOSE, BANKRUPTCY-REMOTE REPRESENTATIONS,
                            WARRANTIES AND COVENANTS

SECTION 9.1 APPLICABLE TO THE BORROWER. The Borrower hereby represents, warrants and covenants as of the Closing Date and until such time as all Obligations are paid in full, that absent express advance written waiver from Lender, which may be withheld in Lender's sole discretion, that the Borrower:

      (A) does not own and will not own any assets other than the Collateral (including incidental personal property necessary for the operation thereof and proceeds therefrom) or direct or indirect ownership interests in the Mortgage Borrowers, and other direct or indirect wholly owned subsidiaries of the Borrower established solely for the purpose of holding liquor licenses with respect to one or more of the Properties (collectively, the "OWNERSHIP INTERESTS") or such incidental assets as are necessary to enable it to discharge its obligations with respect to the Mortgage Borrowers, the Collateral or the Properties;

      (B) is not engaged and will not engage in any business, directly or indirectly, other than the ownership, management and operation of the Collateral or the Ownership Interests;

      (C) will not enter into any contract or agreement with any partner, member, shareholder, trustee, beneficiary, principal or Affiliate of the Borrower or Member except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than such Affiliate;

      (D) has not incurred any debt that remains outstanding as of Closing and will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) the Obligations and (ii) Permitted Indebtedness;

      (E) has not made any loans or advances to any Person that remains outstanding as of Closing and will not make any loan or advances to any Person (including any of its Affiliates), and has not acquired and will not acquire obligations or securities (other than the Ownership Interests) of any of its Affiliates other than the other Borrower Parties;

      (F) is and reasonably expects to remain solvent and pay its own liabilities, indebtedness, and obligations of any kind from its own separate assets as the same shall become due;

      (G) has done or caused to be done and will do or will cause to be done, all things necessary to preserve its existence, and will not, nor will any member or principal further amend, modify or otherwise change its articles of organization, operating agreement, or other organizational documents, as modified, amended, restated or supplemented as of the date hereof, in any manner with respect to the matters set forth in this Article IX;

      (H) has at all times continuously maintained its existence and has at all times been qualified to do business, and shall continue to maintain its existence and be qualified to do business in all states necessary to carry on its business;

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      (I) has at all times conducted and operated and will conduct and operate its business as presently contemplated with respect to the ownership of the Collateral;

      (J) has at all times maintained and will maintain books and records and bank accounts (other than bank accounts established hereunder, or established by Manager with respect to the operations of the Properties pursuant to the Management Agreement) separate from those of its partners, members, shareholders, trustees, beneficiaries, principals, Affiliates, and any other Person and will maintain separate financial statements except that it may also be included in consolidated financial statements of its Affiliates;

      (K) has at all times held itself out to the public as, and will at all times hold itself out to the public as, a legal entity separate and distinct from any other Person (including any of its partners, members, shareholders, trustees, beneficiaries, principals and Affiliates, and any Affiliates of any of the same), and not as a department or division of any Person and has at all times corrected and will correct any known misunderstandings regarding its existence as a separate legal entity;

      (L) has at all times paid and will pay the salaries of its own employees, if any;

      (M) has at all times allocated and will allocate fairly and reasonably any overhead for shared office space;

      (N) has at all times used and will use its own stationery, invoices and checks;

      (O) has at all times filed and will file its own tax returns with respect to itself (or consolidated tax returns, if applicable) as may be required under applicable law;

      (P) has and reasonably expects to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

      (Q) has not at any time sought, acquiesced in, or suffered or permitted and will not seek, acquiesce in, or suffer or permit its liquidation, dissolution or winding up, in whole or in part;

      (R) has not at any time entered and will not enter into any transaction of merger or consolidation, or acquire by purchase or otherwise all or substantially all of the business or assets of, or any stock or beneficial ownership (other than Ownership Interests) of, any Person;

      (S) has not at any time commingled or permitted to be commingled and will not commingle or permit to be commingled its funds or other assets with those of any other Person;

      (T) has at all times maintained and will maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

      (U) has not at any time held, and will not hold, itself out to be responsible for the debts or obligations (other than the Obligations) of any other Person;

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      (V) has not at any time guaranteed or otherwise become liable in connection with any obligation of any other Person that remains outstanding, and will not guarantee or otherwise become liable on or in connection with any obligation (other than the Obligations) of any other Person that remains outstanding;

      (W) except for funds deposited into the Accounts in accordance with the Loan Documents, shall not hold title to its assets other than in its name; and

      (X) has at all times complied and shall comply with all of the assumptions, statements, certifications, representations, warranties and covenants regarding or made by it contained in or appended to the nonconsolidation opinion delivered pursuant hereto.

SECTION 9.2 APPLICABLE TO THE BORROWER AND MEMBER. In addition to their respective obligations under Section 9.1, each of the Borrower and Member hereby represent, warrant and covenant as of the Closing Date and until such time as all Obligations are paid and satisfied in full, that absent express advance written waiver from Lender, which may be withheld in Lender's sole discretion:

      (A) Borrower shall at all times act only as the direct or indirect parent of each of the Mortgage Borrowers and the Beverage Companies with all of the rights, powers, obligations and liabilities thereof under the respective organizational documents of such Mortgage Borrower or Beverage Company and has at all times taken and shall take any and all actions and will do any and all things necessary or appropriate to the accomplishment of the same and will not engage in any other business;

      (B) the Borrower shall not, without the prior unanimous written consent of the Borrower's board of managers including the Independent Directors, institute proceedings for itself to be adjudicated bankrupt or insolvent; consent to the institution of bankruptcy or insolvency proceedings against itself; file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy; consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) for itself or a substantial part of its property; make any assignment for the benefit of creditors; or admit in writing its inability to pay its debts generally as they become due;

      (C) Member shall not institute proceedings for itself or the Borrower to be adjudicated bankrupt or insolvent; consent to the institution of a bankruptcy or insolvency proceeding against it or the Borrower; file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy; consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) for itself or the Borrower; or a substantial part of its or the Borrower's property; make any assignment for the benefit of creditors; or admit in writing its inability to pay its debts generally as they become due;

      (D) The Borrower shall promptly elect and at all times maintain at least two (2) Independent Directors on its board of managers, who shall be selected by the Borrower and be reasonably acceptable to Lender.

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                                    ARTICLE X
                RESTRUCTURING LOAN, SECONDARY MARKET TRANSACTIONS

SECTION 10.1 SECONDARY MARKET TRANSACTIONS GENERALLY. Lender shall have the right to engage in one or more Secondary Market Transactions with respect to the Loan, and to structure and restructure all or any part of the Loan, including without limitation in multiple tranches, as a wraparound loan, or for inclusion in a REMIC or other Securitization. Without limitation, Lender shall have the right, at Lender's sole cost (other than the Borrower Parties' internal costs and expenses and the costs and expenses of the Borrower Parties' counsel), to cause the Note and any Pledge Agreement to be split into one or more loans evidenced by multiple notes and secured by multiple pledge agreements in whatever proportion Lender determines, and thereafter to engage in Secondary Market Transactions with respect to all or any part of the indebtedness and loan documentation. Each of the Borrower Parties acknowledge that it is the intention of the parties that all or a portion of the Loan will be securitized and that all or a portion of the Loan will be rated by one or more Rating Agencies. Each of the Borrower Parties further acknowledge that additional structural modifications may be required to satisfy issues raised by any Rating Agencies. As used herein, "SECONDARY MARKET TRANSACTION" means any of (i) the sale, assignment, or other transfer of all or any portion of the Obligations or the Loan Documents or any interest therein to one or more investors, (ii) the sale, assignment, or other transfer of one or more participation interests in the Obligations or Loan Documents to one or more investors, (iii) the transfer or deposit of all or any portion of the Obligations or Loan Documents to or with one or more trusts or other entities which may sell certificates or other instruments to investors evidencing an ownership interest in the assets of such trust or the right to receive income or proceeds therefrom or (iv) any other Securitization backed in whole or in part by the Loan or any interest therein.

SECTION 10.2 COOPERATION; LIMITATIONS. The Borrower Parties shall use all reasonable efforts and cooperate reasonably and in good faith with Lender in effecting any such restructuring or Secondary Market Transactions at Lender's sole cost (other than, with respect to the first successful Secondary Market Transaction only (or if the Loan shall be hereafter split into multiple loans, the first successful Secondary Market Transaction with respect to each of such loans), the Borrower Parties' internal costs and expenses and the costs and expenses of the Borrower Parties' counsel). Notwithstanding the foregoing or anything to the contrary contained in this Article X, it is acknowledged and agreed that in no event shall Lender be responsible for payment of any Borrower Party's (or its Affiliate's) internal costs and expenses in connection with any Secondary Market Transaction. Such cooperation shall include without limitation, executing and delivering such reasonable amendments to the Loan Documents and the organizational documents of the Borrower as Lender or any Interested Party (as defined below) may request, provided however that, no such amendment shall modify (i) the weighted average interest rate payable under the Note (or notes);
(ii) the stated maturity date of the Note, (iii) the amortization of the principal amount of the Note, (iv) any other material economic terms of the Obligations, (v) the non-recourse provisions of the Loan or (vi) any provision, the effect of which would increase the Borrower's obligations or decrease the Borrower's rights under the Loan Documents except to a de minimis extent. The Borrower Parties shall not be required to provide additional collateral to effect any such restructuring or Secondary Market Transaction after the Closing Date. The Borrower shall not be required to pay any third party (other than, with respect to the first successful Secondary Market Transaction only (or if the Loan shall

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hereafter be split into multiple loans, the first successful Secondary Market
Transaction with respect to each of such loans) the Borrower Parties' internal costs and expenses and the costs and expenses of the Borrower Parties' counsel) costs and expenses incurred by Lender in connection with any such Secondary Market Transaction unless otherwise expressly payable by the Borrower Parties under this Loan Agreement or the other Loan Documents.

SECTION 10.3 INFORMATION. The Borrower Parties, at Lender's cost and expense (other than with respect to the first successful Secondary Market Transaction only (or if the Loan shall be hereafter split into multiple loans, the first successful Secondary Market Transaction with respect to each of such loans) the Borrower Parties' internal costs and expenses and the costs and expenses of the Borrower Parties' counsel), shall provide such access to personnel and such information and documents relating to the Borrower Parties, Manager, the Properties and Collateral and the business and operations of all of the foregoing and such opinions of counsel (including nonconsolidation opinions) as any Rating Agency may request or as Lender or any other Interested Party may reasonably request in connection with any such Secondary Market Transaction including, without limitation, updated financial information, appraisals, market studies, environmental reviews (Phase I's and, if appropriate, Phase II's), mold inspection, property condition reports and other due diligence investigations together with appropriate verification of such updated information and reports through letters of auditors and consultants and, as of the closing date of the Secondary Market Transaction, updated representations and warranties made in the Loan Documents and such additional representations and warranties as any Rating Agency may request or any purchaser, transferee, assignee, trustee, servicer or potential investor (the Rating Agencies and all of the foregoing parties, collectively, "INTERESTED PARTIES") may reasonably request, to the extent such updated representations and warranties are true. On or prior to the date of closing of any Secondary Market Transaction, the Borrower, at Lender's cost and expense (other than with respect to the first successful Secondary Market Transaction only (or if the Loan shall be hereafter split into multiple loans, the first successful Secondary Market Transaction with respect to each of such loans), the Borrower Parties' internal costs and expenses and the costs and expenses of the Borrower Parties' counsel), shall, if required by any Rating Agency or reasonably required by Lender, provide revisions or "bringdowns" to any opinions delivered at Closing (including nonconsolidation opinions), or if required by the Rating Agencies, new versions of such opinions, which opinions shall be consistent, in substance, with the opinions covered by the original opinions addressed to Lender, any trustee under any Securitization backed in whole or in part by the Loan, any Rating Agency that assigns a rating to any securities in connection therewith and any investor purchasing securities therein. Lender shall be permitted to share all such information with the investment banking firms, Rating Agencies, accounting firms, law firms, other third party advisory firms, potential investors, servicers and other service providers and other parties directly involved in any proposed Secondary Market Transaction. The Borrower understands that any such information may be incorporated into any offering circular, prospectus, prospectus supplement, private placement memorandum or other offering documents for any Secondary Market Transaction. Lender and the Rating Agencies shall be entitled to rely upon such information. Without limiting the foregoing, the Borrower and Guarantor shall each provide in connection with each (i) preliminary and final private placement memorandum or (ii) a preliminary and final prospectus or prospectus supplement, as applicable, prepared in connection with any Secondary Market Transaction (the documents referred to in the foregoing clauses (i) and (ii), collectively, the "DISCLOSURE DOCUMENTS"), an agreement reasonably satisfactory to the Borrower and

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Guarantor certifying that the Borrower and Guarantor have examined such
Disclosure Documents specified by Lender and, that the sections of such Disclosure Document describing the Borrower, Guarantor, the Properties and Manager do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not materially misleading. The Borrower and Guarantor shall each indemnify, defend, protect and hold harmless Lender, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MERRILL LYNCH"), and their respective Affiliates, directors, employees, agents and each Person, if any, who controls Lender, Merrill Lynch or any such Affiliate within the meaning of Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934, and any other placement agent or underwriter with respect to any Securitization or Secondary Market Transaction from and against any losses, claims, damages and liabilities that arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Disclosure Document as to the Borrower, Guarantor, Manager and the Properties or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such information or necessary in order to make the statements in such information not materially misleading; provided, however, the Borrower shall not be required to indemnify Merrill Lynch for any liabilities arising out of untrue statements or omissions that were identified to Lender in writing or are set forth in any third party report not prepared by the Borrower or its Affiliates unless such reports are caused to be incorrect or misleading based upon information provided by the Borrower or its Affiliates. Lender may publicize the existence of the Obligations in connection with Lender's Secondary Market Transaction activities or otherwise.

SECTION 10.4 ADDITIONAL PROVISIONS. In any Secondary Market Transaction, Lender may transfer its obligations under this Loan Agreement and under the other Loan Documents (or may transfer the portion thereof corresponding to the transferred portion of the Obligations), and thereafter Lender shall be relieved of any obligations hereunder and under the other Loan Documents arising after the date of said transfer with respect to the transferred interest. Each transferee investor shall become a "Lender" hereunder.

                                   ARTICLE XI
           RESTRICTIONS ON LIENS, TRANSFERS; ASSUMABILITY; RELEASE OF
                                   PROPERTIES

SECTION 11.1 RESTRICTIONS ON TRANSFER AND ENCUMBRANCE. Except for a Transfer or a Permitted Assumption expressly permitted under this Article XI, the Borrower shall not cause or suffer to occur or exist, directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, any sale, transfer, mortgage, pledge, Lien or encumbrance (other than the Permitted Encumbrances) of
(i) all or any part of the Collateral, any Properties or any interest therein, or (ii) any direct or indirect ownership or beneficial interest in the Borrower or the Mortgage Borrowers, irrespective of the number of tiers of ownership, without Lender's consent.

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SECTION 11.2 TRANSFERS OF BENEFICIAL INTERESTS IN THE BORROWER. The following voluntary or involuntary sales, encumbrances, conveyances, transfers and pledges (each, a "TRANSFER") of a direct, indirect or beneficial interest in the Borrower shall be permitted without Lender's consent ("PERMITTED OWNERSHIP INTEREST TRANSFERS"):

      (A) A Transfer of no more than forty-nine percent (49%) of the direct or indirect ownership interests in such Borrower (in the aggregate), provided that, following such Transfer, Guarantor maintains control of such Borrower.

      (B) A Transfer or a series of Transfers that result in the proposed transferee, together with Affiliates of such transferee, owning in the aggregate (directly or indirectly) more than forty-nine percent (49%) of the economic and beneficial interests in such Borrower (where, prior to such Transfer, such proposed transferee and its Affiliates owned in the aggregate (directly or indirectly) forty-nine percent (49%) or less of such interests in that Borrower) and, provided that such Transfer shall not be a Permitted Ownership Interest Transfer unless Lender receives, prior to such Transfer, both (x) evidence reasonably satisfactory to Lender (which shall include a legal non-consolidation opinion reasonably acceptable to Lender and the Rating Agencies) that the single purpose nature and bankruptcy remoteness of such Borrower (and its members and general partners, as applicable) following such Transfer or Transfers will be the same as prior to such Transfer or Transfers and (y) a Rating Agency Confirmation.

      (C) For so long as Guarantor's (or its successor's) stock is traded through the "over-the-counter market" or through any recognized stock exchange, any Transfer of all or any portion of the issued and outstanding capital stock of Guarantor, or the issuance of additional capital stock of Guarantor (including common or preferred shares) through the "over-the-counter market" or through any recognized stock exchange.

            For purposes of this Section 11.2, "control" shall have the meaning given thereto in the definition of "Affiliate" in Section 1.1 and a "change of control" of any Person shall include the Transfer of legal or equitable ownership interests in such Person which after giving effect to such Transfer results in any transferee or pledgee of such interests holding more than a 49% legal or equitable ownership interest or security interest in such Person.

SECTION 11.3 ASSUMABILITY/SUBSTITUTE MEZZANINE LOANS.

      (A) The Borrower shall have the right to request that Lender consent to
(i) a transfer of all of the Collateral to another Person (the "TRANSFEREE BORROWER") and the assumption by the Transferee Borrower of all of the Borrower's obligations under the Loan Documents, (ii) replacement of Guarantor with new guarantors and indemnitors who shall assume all of the obligations of the Guarantors arising from and after such date and release of the Borrower and Guarantor from obligations arising from and after such date and (iii) the replacement of the Mortgage Borrowers with new owners of the Properties, all in connection with a transfer of each of the Properties and an assumption of each of the Mortgage Loans completed in accordance with Section 11.3 of each of the Mortgage Loan Agreements (collectively, an "ASSUMPTION"), provided such assumption does not constitute a Partial Mortgage Loan Assumption, subject to the conditions set forth in paragraphs (B) and (C) of this Section. Together with such written application, the Borrower will pay to Lender a review fee of $10,000. The Borrower also shall

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pay on demand all of the reasonable out-of-pocket costs and expenses incurred by
Lender, including reasonable attorneys' fees and expenses, and the fees and expenses of Rating Agencies, if any, and other outside entities, in connection with considering any proposed Assumption, whether or not the same is permitted or occurs.

      (B) Lender shall not withhold its consent to an Assumption (any such Assumption consented to by Lender, a "PERMITTED ASSUMPTION") provided and upon the conditions that:

            (i) No Event of Default shall have occurred and be continuing at the time of such Assumption;

            (ii) The Borrower shall have submitted to Lender true, correct and complete copies of any and all information and documents reasonably requested by Lender concerning the Transferee Borrower, replacement guarantors and indemnitors and all of such information and documents shall be reasonably acceptable to Lender;

            (iii) Evidence reasonably satisfactory to Lender shall have been provided showing that the Transferee Borrower and such of its Affiliates as shall reasonably be designated by Lender comply and will comply with Article IX, as those provisions may be modified by Lender taking into account the ownership structure of Transferee Borrower and its Affiliates;

            (iv) The Borrower shall have obtained (and delivered to Lender) a Rating Confirmation with respect to the Assumption, the Transferee Borrower, the new guarantors and indemnitors and all related transactions, if required in connection with any Securitization of any Mortgage Loan;

            (v) The Borrower shall have paid all of Lender's reasonable out-of-pocket costs and expenses in connection with considering the Assumption, and shall have paid the amount reasonably requested by Lender as a deposit against Lender's reasonable costs and expenses in connection with effecting the Assumption;

            (vi) The Borrower, the Transferee Borrower, and the replacement guarantors and indemnitors shall have indicated in writing in form and substance reasonably satisfactory to Lender their readiness and ability to satisfy the conditions set forth in Subsection (C) below;

            (vii) (a) The Transferee Borrower shall be a Permitted Transferee or an Affiliate of a Permitted Transferee or (b) the identity, experience and financial condition of the Transferee Borrower shall otherwise be satisfactory to Lender in its reasonable discretion;

            (viii) The identity and financial condition of the replacement guarantors and indemnitors shall be satisfactory to Lender; and

            (ix) The Borrower shall have delivered to Lender evidence reasonably satisfactory to Lender that the consent of each of the Mortgage Lenders has been obtained and each of the other terms and conditions applicable to the transfer of the Properties and assumption of each of the Mortgage Loans under Section
11.3 of the respective Mortgage Loan Agreements have been satisfied.

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      (C) If Lender consents to the proposed Assumption, the Transferee Borrower and/or the Borrower, as the case may be, shall promptly and as a condition to the Assumption deliver the following to Lender:

            (i) The Borrower, the Transferee Borrower, the original and replacement guarantors and indemnitors shall execute and deliver any and all documents reasonably required by Lender to evidence the Transfer and Assumption of the Loan, in form and substance reasonably required by Lender and similar to those received at Closing;

            (ii) Counsel to the Transferee Borrower and replacement guarantors and indemnitors shall deliver to Lender opinions in form and substance reasonably satisfactory to Lender as to such matters as Lender shall reasonably require in connection with such Assumption, which may include opinions as to substantially the same matters as were required in connection with the origination of the Loan including, without limitation, a bankruptcy non-consolidation opinion;

            (iii) The Borrower shall cause to be delivered to Lender, an endorsement (relating to the change in the identity of the Borrower and execution and delivery of the Assumption documents) to Lender's policy of title insurance in form and substance acceptable to Lender, in Lender's reasonable discretion; and

            (iv) The Borrower shall deliver to Lender a payment in the amount of all remaining unpaid reasonable costs incurred by Lender in connection with the Assumption, including but not limited to Lender's reasonable attorneys' fees and expenses, all recording fees, and all fees payable to the title company in connection with the Transfer and Assumption.

      (D) In connection with any Partial Mortgage Loan Assumption, at Lender's election (exercised in it sole discretion), the Borrower shall either (i) make a partial prepayment of the Loan in the amount of the Release Price for each of the Properties that are the subject of such Partial Mortgage Loan Assumption (such Properties, the "TRANSFERRED PROPERTIES"), together with any Prepayment Premium due thereon and any other amounts payable hereunder, and effect a Collateral Release with respect to such Transferred Properties in accordance with Section 11.4, or (ii) complete a Mezzanine Loan Substitution in accordance with the terms and conditions below.

      As used herein, a "MEZZANINE LOAN SUBSTITUTION" means the severance and splitting of the Loan, the Note, the Pledge Agreement, and the Collateral into two loans (respectively, the "SUBSTITUTE LOAN" and the "REMAINING LOAN") evidenced by separate notes and secured by separate pledge agreements such that following such severance and splitting, the Borrower and a new borrower meeting the requirements for a Transferee Borrower in paragraph (B) of this Section 11.3 (the "SUBSTITUTE BORROWER"), shall be the obligors under the Remaining Note (as hereinafter defined) and the Substitute Note (as hereinafter defined), respectively, and the Remaining Note shall be secured by, among other things, a pledge of the Ownership Interests in the Mortgage Borrowers that own (or lease) the remaining Properties that are not the subject of such Partial Mortgage Loan Assumption and the Substitute Note shall be secured, in part, by a pledge of the Ownership Interests in the Mortgage Borrowers that own (or lease) the Transferred Properties.

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            A Mezzanine Loan Substitution shall be subject to the following conditions:

            (i) All of the conditions in paragraph (B)(i) through (v), and (vii) through (ix) shall have been satisfied to Lender's reasonable satisfaction;

            (ii) The Borrower, the Substitute Borrower, the original and additional guarantors and indemnitors shall execute and deliver any and all documents reasonably required by Lender to evidence and secure the Substitute Loan and to modify and amend the Remaining Loan to effect the Mezzanine Loan Substitution, each substantially in the form of the applicable Loan Documents received at Closing and otherwise in form and substance reasonably acceptable to Lender, and such other certificates, documents or instruments as Lender may reasonably request, including all necessary documents to amend and restate the Note and issue two substitute promissory notes therefor: one note having a principal balance equal to the aggregate Allocated Loan Amount with respect to each of the Transferred Properties (the "SUBSTITUTE NOTE") executed and delivered by the Substitute Borrower, and one note having a principal balance equal to the remaining portion of the Loan then outstanding (the "REMAINING NOTE") executed and delivered by the Borrower. The Substitute Note and the Remaining Note shall have identical terms as the original Note except for the principal balance;

            (iii) Counsel to each of the Borrower and the Substitute Borrower and the original and additional guarantors and indemnitors shall deliver to Lender opinions in form and substance reasonably satisfactory to Lender as to such matters as Lender shall reasonably require in connection with such Mezzanine Loan Substitution, including opinions as to substantially the same matters as were required in connection with the origination of the Loan including, without limitation, bankruptcy non-consolidation opinions;

            (iv) The Borrower and the Substitute Borrower shall cause to be delivered to Lender (1) a new policy of title insurance with respect to the Substitute Loan in form (and with endorsements) substantially the same as the title insurance policy delivered at Closing with respect to the Loan and (2) endorsements to Lender's existing policy of title insurance with respect to the Loan amending such policy to reflect the Mezzanine Loan Substitution, in form and substance reasonably acceptable to Lender;

            (v) The Borrower shall pay any and all reasonable costs and expenses incurred by Lender in connection with the Mezzanine Loan Substitution, including but not limited to Lender's reasonable attorneys' fees and expenses, all recording fees, and all fees payable to the title company in connection with the Mezzanine Loan Substitution; and

            (vi) The Borrower and the Substitute Borrower shall deliver to Lender evidence reasonably satisfactory to Lender that each of the Borrower and the Substitute Borrower is validly existing and in good standing under the laws of the state where it is organized and, to the extent required by applicable law, qualified to do business in the state where its property is located; and each of the Borrower and the Substitute Borrower shall maintain such existence during the time thereafter when the Remaining Note and the Substitute Note shall be outstanding.

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SECTION 11.4 RELEASE OF COLLATERAL. On one or more occasions, Lender shall permit the Borrower to cause the Mortgage Borrowers to transfer a Property and the Borrower may obtain the release of a portion of the Collateral (each, a "COLLATERAL RELEASE") relating only to the Borrower's direct or indirect interest in the Mortgage Borrower and its respective Property that is the subject of such Property Release completed in accordance with Section 11.4 of the applicable Mortgage Loan Agreement, simultaneous with such Property Release, subject to the satisfaction of the following conditions:

      (A) Lender shall have received from the Borrower at least fifteen (15) days prior written notice of the date proposed for such release (the "RELEASE DATE") which notice is revocable;

      (B) No Event of Default shall have occurred and be continuing as of the date of such notice and the Release Date;

      (C) Lender shall have received on the date proposed for such Collateral Release 125% of the Allocated Loan Amount for the Property that is the subject of the Property Release (the "COLLATERAL RELEASE Price") together with the applicable Prepayment Consideration;

      (D) If required by any Rating Agency, the Borrower at its sole cost and expense shall have delivered to Lender one or more endorsements to the Title Policies insuring that, after giving effect to such Collateral Release, (i) the Liens insured under the Title Policies are first priority Liens on the remaining Collateral, and (ii) that the Title Policies remain in full force and effect and unaffected by such Collateral Release;

      (E) The Borrower shall pay all reasonable out-of-pocket costs and expenses (including, without limitation, title search costs and endorsement premiums and reasonable attorney's fees and disbursements) incurred by Lender, Servicer, and any custodian employed by Lender or Servicer, in connection with the Collateral Release; and

      (F) Immediately following such Collateral Release, the Collateral that has been released will be owned by a Person other than the Borrower.

      Upon satisfaction of the above conditions, Lender shall effectuate the following: the security interest of Lender in and to that portion of the Collateral and the other Loan Documents relating to the Released Property shall be released and Lender will execute and deliver any agreements reasonably requested by the Borrower to effectuate such release. The Borrower acknowledges that it has, in most cases, pledged equity interests in multiple Mortgage Borrowers and that, in several cases, the Mortgage Borrowers own more than one Property. Accordingly, the Borrower acknowledges that, until such time as all Properties owned by a particular Mortgage Borrower have been released, the Collateral relating to such Mortgage Borrower shall not be released and, notwithstanding that no Collateral Release shall have occurred (until the last Property owned by such Mortgage Borrower is being released), a condition to the Borrower permitting any Mortgage Borrower to obtain any Property Release shall be the payment to Lender of the applicable Collateral Release Price and satisfaction of the other conditions set forth in this Section 11.4. In addition, promptly after consummation of any such Collateral Release and Lender's receipt of the Collateral Release Price, any and all Reserves designated as

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applicable to each Property that is the subject of the Property Release then held by or on behalf of Lender, if any, shall be returned to the Borrower.

SECTION 11.5 SALE OF BUILDING EQUIPMENT. Notwithstanding anything to the contrary contained herein, provided no Event of Default exists, the Borrower may permit the Mortgage Borrowers to transfer or dispose of building equipment which is being replaced or which is no longer necessary in connection with the operation of the Properties, provided that such transfer or disposal will not have a Material Adverse Effect on the value of any individual Property or the Properties taken as a whole, will not materially impair the utility of any individual Property or the Properties, taken as a whole, and will not result in a reduction or abatement of, or right of offset against, the rents payable under any Lease, in either case as a result thereof.

SECTION 11.6 IMMATERIAL TRANSFERS AND EASEMENTS, ETC. Provided no Event of Default exists, the Borrower may permit the Mortgage Borrowers to, without the consent of Lender, (i) make immaterial transfers of portions of the Properties to Governmental Authorities for dedication for public use, and (ii) grant easements, restrictions, covenants, reservations and rights of way with respect to any Property in the ordinary course of business for access, water and sewer lines, telephone and telegraph lines, electric lines or other utilities or for other similar purposes, provided that no such transfer, conveyance or encumbrance set forth in the foregoing clauses (i) and (ii) shall materially impair the utility and operation of the Properties or have a Material Adverse Effect on the value of the Properties taken as a whole.

                                   ARTICLE XII
                        RECOURSE; LIMITATIONS ON RECOURSE

SECTION 12.1 LIMITATIONS ON RECOURSE. Subject to the provisions of this Article, and notwithstanding any provision of the Loan Documents other than this Article, the personal liability of the Borrower to pay any and all Obligations including but not limited to the principal of and interest on the debt evidenced by the Note and any other agreement evidencing the Borrower's obligations under the Note shall be limited to (i) the Collateral and (ii) the rents, profits, issues, products and income of the Collateral.

Notwithstanding anything to the contrary in this Loan Agreement, the Pledge Agreement or any of the Loan Documents, Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Obligations secured by the Collateral or to require that all collateral shall continue to secure all of the Obligations owing to Lender in accordance with the Loan Documents.

SECTION 12.2 PARTIAL RECOURSE. Notwithstanding Section 12.1, the Borrower (but not its members, partners, employees, shareholders agents, directors or officers (the "EXCULPATED PARTIES")) and Guarantor shall be personally liable to the extent of any liability, loss, damage, cost or expense (including, without limitation, reasonable attorneys' fees and expenses) suffered or incurred by Lender resulting from any and all of the following: (i) fraud of any of the Borrower Parties or their agents or employees; (ii) any material misrepresentation made by the Borrower or any Borrower Party in this Loan Agreement or any other Loan Document; (iii) insurance proceeds, condemnation awards, or other sums or payments attributable to the

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Properties which are not applied in accordance with the provisions of the Loan
Documents; (iv) all rents, profits, issues, products and income of the Properties received or collected by or on behalf of the Borrower or any Borrower Party or Manager and not deposited into the Lock Box Account in accordance with
Article VII and the Cash Management Agreement; (v) failure to turn over to Lender or any Mortgage Lender, after an Event of Default, or misappropriation of any tenant security deposits or rents collected in advance (other than by any Mortgage Lender, the servicer of any Mortgage Loan, Lender or Servicer); (vi) failure to notify Lender of any change in the principal place of business address of the Borrower or of any change in the name of the Borrower or if the Borrower takes any other action which could make the information set forth in the Financing Statements relating to the Loan materially misleading; (vii) failure by the Borrower or any indemnitor or guarantor to comply with the covenants, obligations, liabilities, warranties and representations contained in the Environmental Indemnity or otherwise pertaining to environmental matters;
(viii) material waste with respect to any of the Properties; (ix) all liabilities and expenses under the indemnification provisions of Section 10.3;
(x) any uncured default under Section 11.1; (xi) any material uncured default under Article IX; and (xii) any distributions made in violation of Section 5.28 (to the extent of any such distribution) including amounts improperly paid or distributed, directly or indirectly, by Manager in circumvention of such restrictions. Notwithstanding the preceding sentence or Section 12.1, the Loan shall be fully recourse to the Borrower and Guarantor upon the happening of any of the following: (i) any Borrower Party's defense of any efforts by Lender to collect or enforce the Obligations following maturity of the Loan or acceleration of the Loan on account of an Event of Default under Section 8.1(A), or any other defense of any efforts by Lender to collect or enforce the Obligations without a good faith basis following any other Event of Default, and
(ii) any condition or event described in any of Subsections 8.1(G), 8.1(H), or 8.1(I) (except that the Borrower and Guarantor shall not be liable under this Section 12.2 in connection with any Involuntary Borrower Bankruptcy unless such involuntary proceeding is solicited, procured, consented to or acquiesced in by the Borrower, Guarantor or any Affiliate of either of them).

SECTION 12.3 MISCELLANEOUS. No provision of this Article shall (i) affect the enforcement of the Environmental Indemnity, the Guaranty or any guaranty or similar agreement executed in connection with the Loan, (ii) release or reduce the debt evidenced by the Note, (iii) impair the lien of the Pledge Agreement or any other security document, (iv) impair the rights of Lender to enforce any provisions of the Loan Documents, or (v) limit Lender's ability to obtain a deficiency judgment or judgment on the Note or otherwise against the Borrower Party but not any Exculpated Party to the extent necessary to obtain any amount for which such Borrower Party may be liable in accordance with this Article or any other Loan Document.

                                  ARTICLE XIII
                 WAIVERS OF DEFENSES OF GUARANTORS AND SURETIES

SECTION 13.1 WAIVERS. To the extent that the Borrower (in this Article, a "WAIVING PARTY") is deemed for any reason to be a guarantor or surety of or for any other Borrower Party or Affiliate or to have rights or obligations in the nature of the rights or obligations of a guarantor or surety (whether by reason of execution of a guaranty, provision of security for the obligations of another, or otherwise) then this Article shall apply. This Article shall not affect the rights of the Waiving Party other than to waive or limit rights and defenses that Waiving Party would have (i)

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in its capacity as a guarantor or surety or (ii) in its capacity as one having rights or obligations in the nature of a guarantor or surety.

      Waiving Party hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of receivership or bankruptcy of any of the other Borrower Parties, protest or notice with respect to any of the obligations of any of the other Borrower Parties, setoffs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance, the benefits of all statutes of limitation, and all other demands whatsoever (and shall not require that the same be made on any of the other Borrower Parties as a condition precedent to the obligations of Waiving Party), and covenants that the Loan Documents will not be discharged, except by complete payment and performance of the obligations evidenced and secured thereby, except only as limited by the express contractual provisions of the Loan Documents. Waiving Party further waives all notices that the principal amount, or any portion thereof, and/or any interest on any instrument or document evidencing all or any part of the obligations of any of the other Borrower Parties to Lender is due, notices of any and all proceedings to collect from any of the other Borrower Parties or any endorser or any other guarantor of all or any part of their obligations, or from any other person or entity, and, to the extent permitted by law, notices of exchange, sale, surrender or other handling of any security or collateral given to Lender to secure payment of all or any part of the obligations of any of the other Borrower Parties.

      Except only to the extent provided otherwise in the express contractual provisions of the Loan Documents, Waiving Party hereby agrees that all of its obligations under the Loan Documents shall remain in full force and effect, without defense, offset or counterclaim of any kind, notwithstanding that any right of Waiving Party against any of the other Borrower Parties or defense of Waiving Party against Lender may be impaired, destroyed, or otherwise affected by reason of any action or inaction on the part of Lender. Waiving Party waives all rights and defenses arising out of an election of remedies by the Lender, even though that election of remedies, may have destroyed the Waiving Party's rights of subrogation and reimbursement against the other Borrower Parties.

      Lender is hereby authorized, without notice or demand, from time to time,
(a) to renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, all or any part of the obligations of any of the other Borrower Parties; (b) to accept partial payments on all or any part of the obligations of any of the other Borrower Parties; (c) to take and hold security or collateral for the payment of all or any part of the obligations of any of the other Borrower Parties; (d) to exchange, enforce, waive and release any such security or collateral for such obligations; (e) to apply such security or collateral and direct the order or manner of sale thereof as in its discretion it may determine; (f) to settle, release, exchange, enforce, waive, compromise or collect or otherwise liquidate all or any part of such obligations and any security or collateral for such obligations. Any of the foregoing may be done in any manner, and Waiving Party agrees that the same shall not affect or impair the obligations of Waiving Party under the Loan Documents.

      Waiving Party hereby assumes responsibility for keeping itself informed of the financial condition of all of the other Borrower Parties and any and all endorsers and/or other guarantors of all or any part of the obligations of the other Borrower Parties, and of all other circumstances

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bearing upon the risk of nonpayment of such obligations, and Waiving Party hereby agrees that Lender shall have no duty to advise Waiving Party of information known to it regarding such condition or any such circumstances.

      Waiving Party agrees that neither Lender nor any person or entity acting for or on behalf of Lender shall be under any obligation to marshal any assets in favor of Waiving Party or against or in payment of any or all of the obligations secured hereby. Waiving Party further agrees that, to the extent that any of the other Borrower Parties or any other guarantor of all or any part of the obligations of the other Borrower Parties makes a payment or payments to Lender, or Lender receives any proceeds of collateral for any of the obligations of the other Borrower Parties, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid or refunded, then, to the extent of such payment or repayment, the part of such obligations which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the time immediately preceding such initial payment, reduction or satisfaction.

      Waiving Party (i) shall have no right of subrogation with respect to the obligations of the other Borrower Parties; (ii) waives any right to enforce any remedy that Lender now has or may hereafter have against any of the other Borrower Parties any endorser or any guarantor of all or any part of such obligations or any other person; and (iii) waives any benefit of, and any right to participate in, any security or collateral given to Lender to secure the payment or performance of all or any part of such obligations or any other liability of the other parties to Lender.

      Waiving Party agrees that any and all claims that it may have against any of the other Borrower Parties, any endorser or any other guarantor of all or any part of the obligations of the other Borrower Parties, or against any of their respective properties, shall be subordinate and subject in right of payment to the prior payment in full of all obligations secured hereby. Notwithstanding any right of any of the Waiving Party to ask, demand, sue for, take or receive any payment from the other Borrower Parties, all rights, liens and security interests of Waiving Party, whether now or hereafter arising and howsoever existing, in any assets of any of the other Borrower Parties (whether constituting part of the security or collateral given to Lender to secure payment of all or any part of the obligations of the other Borrower Parties or otherwise) shall be and hereby are subordinated to the rights of Lender in those assets.

                                   ARTICLE XIV
                                  MISCELLANEOUS

SECTION 14.1 EXPENSES AND ATTORNEYS' FEES. Whether or not the transactions contemplated hereby shall be consummated, the Borrower agrees to promptly pay all reasonable fees, costs and expenses incurred by Lender in connection with any matters contemplated by or arising out of this Loan Agreement, including the following, and all such fees, costs and expenses shall be part of the Obligations, payable on demand: (A) reasonable fees, costs and expenses (including reasonable attorneys' fees, and other professionals retained by Lender) incurred in connection with the examination, review, due diligence investigation, documentation and closing of the financing arrangements evidenced by the Loan Documents; (B) subject to Section 10.2, reasonable fees, costs and expenses (including reasonable attorneys' fees and other professionals retained by Lender) incurred in connection with the administration of the Loan Documents and

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the Loan and any amendments, modifications and waivers relating thereto; (C)
subject to Section 10.2, reasonable fees, costs and expenses (including reasonable attorneys' fees) incurred in connection with the review, documentation, negotiation, closing and administration of any subordination or intercreditor agreements; and (D) reasonable fees, costs and expenses (including reasonable attorneys' fees and fees of other professionals retained by Lender) incurred in any action to enforce or interpret this Loan Agreement or the other Loan Documents or to collect any payments due from the Borrower under this Loan Agreement, the Note or any other Loan Document or incurred in connection with any refinancing or restructuring of the credit arrangements provided under this Loan Agreement, whether in the nature of a "workout" or in connection with any insolvency or bankruptcy proceedings or otherwise. Any costs and expenses due and payable to Lender after the Closing Date may be paid to Lender pursuant to the Cash Management Agreement.

SECTION 14.2 INDEMNITY. In addition to the payment of expenses as required elsewhere herein, whether or not the transactions contemplated hereby shall be consummated, the Borrower agrees to indemnify, defend, protect, pay and hold Lender, Servicer and their successors and assigns (including, without limitation, the trustee and/or the trust under any trust agreement executed in connection with any Securitization backed in whole or in part by the Loan and any other Person which may hereafter be the holder of the Note or any interest therein), and the officers, directors, stockholders, partners, members, employees, agents, Affiliates and attorneys of Lender and such successors and assigns (collectively called the "INDEMNITEES") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, Tax Liabilities, broker's or finders fees, reasonable costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of outside counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that are imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of (A) the negotiation, execution, delivery, performance, administration, ownership, or enforcement of any of the Loan Documents; (B) any of the transactions contemplated by the Loan Documents; (C) any breach by the Borrower of any material representation, warranty, covenant, or other agreement contained in any of the Loan Documents;
(D) Lender's agreement to make the Loan hereunder; (E) any claim brought by any third party arising out of any condition or occurrence at or pertaining to the Properties; (F) any design, construction, operation, repair, maintenance, use, non-use or condition of the Properties or Improvements, including claims or penalties arising from violation of any applicable laws or insurance requirements, as well as any claim based on any patent or latent defect, whether or not discoverable by Lender; (G) any performance of any labor or services or the furnishing of any materials or other property in respect of the Properties, the Collateral, or any part thereof; (H) any contest referred to in Section 5.3(B) hereof; (I) any obligation or undertaking relating to the performance or discharge of any of the terms, covenants and conditions of the landlord contained in the Leases; or (J) the use or intended use of the proceeds of any of the Loan (the foregoing liabilities herein collectively referred to as the "INDEMNIFIED LIABILITIES"); provided that the Borrower shall not have an obligation to an Indemnitee hereunder with respect to Indemnified Liabilities arising from the fraud, gross negligence or willful misconduct of such Indemnitee as determined by a court of competent jurisdiction. The obligations and liabilities of the Borrower under this Section 14.2 shall survive the term of the Loan and the exercise by Lender of any of its rights or

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remedies under the Loan Documents, including the acquisition of the Properties or the Collateral by foreclosure or a conveyance in lieu of foreclosure.

SECTION 14.3 AMENDMENTS AND WAIVERS. Except as otherwise provided herein, no amendment, modification, termination or waiver of any provision of this Loan Agreement, the Note or any other Loan Document, or consent to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender and any other party to be charged. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrower in any case shall entitle the Borrower or other Person to any other or further notice or demand in similar or other circumstances.

SECTION 14.4 RETENTION OF THE BORROWER'S DOCUMENTS. Lender may, in accordance with Lender's customary practices, destroy or otherwise dispose of all documents, schedules, invoices or other papers, delivered by the Borrower to Lender (other than the Note) unless the Borrower requests in writing that same be returned. Upon such request and at the Borrower's expense, Lender shall return such papers when Lender's actual or anticipated need for same has terminated.

SECTION 14.5 NOTICES. Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given shall be in writing and addressed to the respective party as set forth below. Notices shall be effective
(i) three (3) days after the date such notice is mailed, (ii) on the next Business Day if sent by a nationally recognized overnight courier service, (iii) on the date of delivery by personal delivery and (iv) on the date of transmission if sent by telefax during business hours on a Business Day (otherwise on the next Business Day).

Notices shall be addressed as follows:

If to the Borrower or any Borrower Party:

c/o Lodgian
3445 Peachtree Road NE
Suite 700
Atlanta, Georgia 30326
Attention: General Counsel
Facsimile: (404) 364-0088

With a copy to:

Morris, Manning & Martin, LLP
3343 Peachtree Road, NE
1600 Atlanta Financial Center
Atlanta, Georgia 30326
Attention: Thomas Gryboski, Esq.
Facsimile: (404) 365-9532

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If to Lender:

c/o Merrill Lynch & Co.
Four World Financial Center
New York, New York 10080
Attention: Robert Spinna
Facsimile: (212) 738-1013

With a copy to:

Sidley Austin Brown & Wood LLP
787 Seventh Avenue
New York, New York 10019
Attention: Robert L. Boyd, Esq.
Facsimile: (212) 839-5599

Any party may change the address at which it is to receive notices to another address in the United States at which business is conducted (and not a post-office box or other similar receptacle), by giving notice of such change of address in accordance with the foregoing. This provision shall not invalidate or impose additional requirements for the delivery or effectiveness of any notice
(i) given in accordance with applicable statutes or rules of court, or (ii) by service of process in accordance with applicable law. If there is any assignment or transfer of Lender's interest in the Loan, then the new Lenders may give notice to the parties in accordance with this Section, specifying the addresses at which the new Lenders shall receive notice, and they shall be entitled to notice at such address in accordance with this Section.

SECTION 14.6 SURVIVAL OF WARRANTIES AND CERTAIN AGREEMENTS. All agreements, representations and warranties made herein shall survive the execution and delivery of this Loan Agreement, the making of the Loan hereunder and the execution and delivery of the Note. Notwithstanding anything in this Loan Agreement or implied by law to the contrary, the agreements of the Borrower to indemnify or release Lender or Persons related to Lender, or to pay Lender's costs, expenses, or taxes shall survive the payment of the Loan and the termination of this Loan Agreement.

SECTION 14.7 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of Lender in the exercise of any power, right or privilege hereunder or under the Note or any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Loan Agreement, the Note and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 14.8 MARSHALING; PAYMENTS SET ASIDE. Lender shall not be under any obligation to marshal any assets in favor of any Person or against or in payment of any or all of the Obligations. To the extent that any Person makes a payment or payments to Lender, or Lender enforces its remedies or exercises its rights of set off, and such payment or payments or the

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proceeds of such enforcement or set off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, if any, and rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set off had not occurred.

SECTION 14.9 SEVERABILITY. The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Loan Agreement, the Note or other Loan Documents shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Loan Agreement, the Note or other Loan Documents or of such provision or obligation in any other jurisdiction.

SECTION 14.10 HEADINGS. Section and subsection headings in this Loan Agreement are included herein for convenience of reference only and shall not constitute a part of this Loan Agreement for any other purpose or be given any substantive effect.

SECTION 14.11 APPLICABLE LAW. THIS LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS WERE NEGOTIATED IN THE STATE OF NEW YORK, AND EXECUTED AND DELIVERED IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN WERE DISBURSED FROM NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THE STATE OF NEW YORK AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

SECTION 14.12 SUCCESSORS AND ASSIGNS. This Loan Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that the Borrower may not assign its rights or obligations hereunder or under any of the other Loan Documents except as expressly provided in Article XI.

SECTION 14.13 SOPHISTICATED PARTIES, REASONABLE TERMS, NO FIDUCIARY RELATIONSHIP. The Borrower, on behalf of itself and all Borrower Parties, represents, warrants and acknowledges that (i) they are sophisticated real estate investors, familiar with transactions of this kind, and (ii) they have entered into this Loan Agreement and the other Loan Documents after conducting their own assessment of the alternatives available to them in the market, and after lengthy negotiations in which they have been represented by legal counsel of their choice. The Borrower, on behalf of itself and all Borrower Parties, also acknowledges and agrees that the rights of Lender under this Loan Agreement and the other Loan Documents are reasonable and appropriate, taking into consideration all of the facts and circumstances including without limitation the quantity of the Loan, the nature of the Properties, and the risks incurred by Lender in this transaction. No

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provision in this Loan Agreement or in any of the other Loan Documents and no course of dealing between the parties shall be deemed to create (i) any partnership or joint venture between Lender and the Borrower or any other Person, or (ii) any fiduciary or similar duty by Lender to the Borrower or any other Person. The relationship between Lender and the Borrower is exclusively the relationship of a creditor and a debtor, and all relationships between Lender and the Borrower are ancillary to such creditor/debtor relationship.

SECTION 14.14 REASONABLENESS OF DETERMINATIONS. In any instance where any consent, approval, determination or other action by Lender is, pursuant to the Loan Documents or applicable law, required to be done reasonably or required not to be unreasonably withheld, then Lender's action shall be presumed to be reasonable, and the Borrower shall bear the burden of proof of showing that the same was not reasonable. In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where, by law or under this Loan Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, neither Lender nor its agents shall be liable for any monetary damages, and the Borrower's sole remedy shall be limited to commencing an action seeking injunctive relief or declaratory judgment. Any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

SECTION 14.15 LIMITATION OF LIABILITY. Neither Lender, nor any Affiliate, officer, director, employee, attorney, or agent of Lender, shall have any liability with respect to, and the Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by the Borrower Parties in connection with, arising out of, or in any way related to, this Loan Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Loan Agreement or any of the other Loan Documents, other than the gross negligence or willful misconduct of Lender. The Borrower hereby waives, releases, and agrees not to sue Lender or any of Lender's Affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Loan Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Loan Agreement or any of the transactions contemplated hereby, except to the extent the same is caused by the gross negligence or willful misconduct of Lender.

SECTION 14.16 NO DUTY. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by Lender shall have the right to act exclusively in the interest of Lender and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Borrower or Affiliates thereof, or any other Person.

SECTION 14.17 ENTIRE AGREEMENT. This Loan Agreement, the Note, and the other Loan Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties to the Loan Documents.

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SECTION 14.18 CONSTRUCTION; SUPREMACY OF LOAN AGREEMENT. The Borrower and Lender
acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Loan Agreement and the other Loan Documents with its legal counsel and that this Loan Agreement and the other Loan Documents shall be construed as if jointly drafted by the Borrower and Lender. If any term, condition or provision of this Loan Agreement shall be inconsistent with any term, condition or provision of any other Loan Document, then this Loan Agreement shall control.

SECTION 14.19 CONSENT TO JURISDICTION. THE BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK OR WITHIN THE COUNTY AND STATE IN WHICH THE COLLATERAL IS LOCATED AND IRREVOCABLY AGREES THAT, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. THE BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH THE COLLATERAL, GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, THE NOTE, SUCH OTHER LOAN DOCUMENTS OR SUCH OBLIGATION. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

SECTION 14.20 WAIVER OF JURY TRIAL. EACH OF THE BORROWER AND LENDER HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS LOAN AGREEMENT, ANY OF THE LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN ANY BORROWER PARTY AND LENDER RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION AND THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. EACH OF THE BORROWER PARTIES AND LENDER ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF IT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE BORROWER AND LENDER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS LOAN AGREEMENT, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS LOAN AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THE FUTURE. EACH OF THE BORROWER AND LENDER FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS

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WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN
WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS LOAN AGREEMENT, THE LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOAN. IN THE EVENT OF LITIGATION, THIS LOAN AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

SECTION 14.21 COUNTERPARTS; EFFECTIVENESS. This Loan Agreement and other Loan Documents and any amendments or supplements thereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. This Loan Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

SECTION 14.22 SERVICER. Lender shall have the right from time to time to designate and appoint a Servicer and special servicer, and to change or replace any Servicer or special servicer. Provided that the Borrower has been notified of such Servicer's role, all rights of the Lender hereunder may be exercised by Servicer on behalf of Lender and provided the Borrower shall not be required to deal with more than one such servicing entity at any time. Lender shall notify the Borrower in writing as to the identity of the Servicer and any special servicer.

SECTION 14.23 OBLIGATIONS OF BORROWER PARTIES. The Borrower Parties other than the Borrower are parties to this Loan Agreement only with regard to the representations, warranties, and covenants specifically applicable to them.

SECTION 14.24 ADDITIONAL INSPECTIONS; REPORTS. Notwithstanding anything contained in this Loan Agreement to the contrary, if for any reason whatsoever Lender suspects that any conditions exist or may exist at any Property which might have a Material Adverse Effect, Lender shall have the right, at the Borrower's sole reasonable cost and expense, to cause such inspections and reports to be prepared and performed with respect to any Property as Lender shall reasonably determine.

                        [SIGNATURES FOLLOW ON NEXT PAGE]

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            IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Loan Agreement as of the date first written above.

                                    BORROWER:

                                    LODGIAN MEZZANINE FLOATING, LLC,
                                    a Delaware limited liability company

                                    By: ________________________________________
                                        Name: Daniel E. Ellis
                                        Title: Vice President and Secretary

                                    LENDER:

                                    MERRILL LYNCH MORTGAGE LENDING, INC.

                                    By: ________________________________________
                                        Name:
                                        Title:

                         LIST OF EXHIBITS AND SCHEDULES

Exhibit A            -   Properties
Exhibit B            -   Environmental Reports
Exhibit C            -   Franchise Agreements
Exhibit D            -   Allocated Loan Amount/Aggregate Allocated Loan Amount
Exhibit E            -   Management Agreements
Exhibit F            -   Mortgage Borrowers
Exhibit G            -   Property Improvement Plan
Exhibit H            -   [Reserved]
Exhibit I            -   Acceptable Franchisors
Exhibit J            -   [Reserved]
Exhibit K            -   Zoning Reports

Schedule 2.4         -   Scheduled Mezzanine Principal Payments
Schedule 3.1(A)      -   List of Loan Documents
Schedule 4.1(C)      -   Organizational Chart for Borrower Parties
Schedule 4.2         -   Consents
Schedule 4.5         -   Condemnation Proceedings
Schedule 4.5(A)      -   Rights to Purchase/Rights of First Offer
Schedule 4.7(B)      -   Rent Roll
Schedule 4.7(E)      -   Franchise Defaults
Schedule 4.14        -   ERISA Plans
Schedule 4.16        -   Litigation
Schedule 4.26        -   Collective Bargaining Agreements
Schedule 5.14        -   Material Agreements

                                    EXHIBIT A

                                   PROPERTIES

      CHAIN/NAME                    CITY                          ST
                                 Pool 1

Marriott                         Denver (Aurora)                  CO
Courtyard by Marriott            Atlanta                          GA
Doubletree Club                  Philadelphia                     PA
Holiday Inn Select               Strongsville                     OH
Crowne Plaza                     Macon                            GA
Holiday Inn                      Marietta (hotel & suites)        GA
Holiday Inn                      Lancaster                        PA
Clarion                          North Charleston                 SC

                                 Pool 2

Crowne Plaza                     Albany                           NY
Holiday Inn                      Baltimore - BWI Airport          MD
                                 (Linthicum)
Residence Inn                    Dedham                           MA
Courtyard by Marriott            Tulsa                            OK
Courtyard by Marriott            Lafayette                        LA
Holiday Inn- Greentree           Pittsburgh                       PA
Marriott Fairfield Inn           Augusta                          GA
Holiday Inn                      York                             PA
Holiday Inn                      East Hartford                    CT

                                 Pool 3

Holiday Inn                      Baltimore, Inner Harbor          MD
Crowne Plaza                     West Palm Beach                  FL
Holiday Inn                      Glen Burnie                      MD
Courtyard by Marriott            Bentonville                      AR
Holiday Inn                      Towson (Cromwell Bridge)         MD
Holiday Inn                      Arden Hills/St. Paul             MN
Courtyard by Marriott            Florence                         KY
Holiday Inn Sunspree             Myrtle Beach (Surfside Beach)    SC

Marriott Fairfield Inn           Merrimack                        NH

                                    Exhibit A

      CHAIN/NAME                    CITY                          ST
                                 Pool 4

Crowne Plaza                     Houston                         TX
Hilton Inn                       Columbia                        MD
Hilton Inn                       Troy (Northfield)               MI
Holiday Inn Select               Dallas (DFW Airport) (Irving)   TX
Residence Inn                    Little Rock                     AR
Holiday Inn                      Frederick                       MD
Courtyard by Marriott            Paducah                         KY
Courtyard by Marriott            Abilene                         TX
Holiday Inn                      Fairmont                        WV

                                    EXHIBIT B

                              ENVIRONMENTAL REPORTS

                                    Exhibit B

                                    EXHIBIT C

                              FRANCHISE AGREEMENTS

                                    Exhibit C

                                    EXHIBIT D

ALLOCATED LOAN AMOUNT                                AGGREGATE ALLOCATED
                                                        LOAN AMOUNT

                                    Exhibit D

                                    EXHIBIT E

                              MANAGEMENT AGREEMENTS

                                    Exhibit E

                                    EXHIBIT F

                               MORTGAGE BORROWERS

Pool 1

Lodgian Hotels Fixed I, LLC
Macon Hotel Associates, L.L.C.
Servico Northwoods, Inc.
Impac Hotels I, L.L.C.
Lodgian Denver LLC

Pool 2

AMI Operating Partners, L.P.
Albany Hotel, Inc.
APICO Inns of Green Tree, Inc.
Lodgian Tulsa LLC
Lodgian Augusta LLC
Lodgian Lafayette LLC
Dedham Lodging Associates I, Limited Partnership
Lodgian Hotels Fixed II, Inc.

Pool 3

Minneapolis Motel Enterprises, Inc.
Servico Centre Associates, Ltd.
Lodgian Hotels Fixed III, LLC
Lodgian AMI, Inc.

Pool 4

NH Motel Enterprises, Inc.
Servico Columbia, Inc.
Lodgian Fairmont LLC
Little Rock Lodging Associates I, Limited Partnership
Lodgian Hotels Fixed IV, L.P.
Servico Houston, Inc.

                                    Exhibit F

                                    EXHIBIT G

                            PROPERTY IMPROVEMENT PLAN

                                    Exhibit G

                                    EXHIBIT H

                                   [RESERVED]

                                    Exhibit H

                                    EXHIBIT I

                             ACCEPTABLE FRANCHISORS

                                    Exhibit I

                                    EXHIBIT J

                                   [RESERVED]

                                    Exhibit J

                                    EXHIBIT K

                                 ZONING REPORTS

                                    Exhibit K

                                  SCHEDULE 2.4

                     SCHEDULED MEZZANINE PRINCIPAL PAYMENTS

                                  Schedule 2.4

                                 SCHEDULE 3.1(A)

                             LIST OF LOAN DOCUMENTS

1. Loan Agreement

2. Note

3. Pledge Agreement

4. Guaranty

5. Environmental Indemnity

6. Financing Statements

7. Cash Management Agreement

8. Assignments of Management Agreements

9. Post Closing Agreement

                                 Schedule 3.1(A)

                                 SCHEDULE 4.1(C)

                    ORGANIZATIONAL CHART FOR BORROWER PARTIES

                                 Schedule 4.1(C)

                                  SCHEDULE 4.2

                                    CONSENTS

                                      NONE.

                                  Schedule 4.2

                                  SCHEDULE 4.5

                            CONDEMNATION PROCEEDINGS

                                  Schedule 4.5

                                 SCHEDULE 4.5(A)

                    RIGHTS TO PURCHASE/RIGHTS OF FIRST OFFER

                                 Schedule 4.5(A)

                                 SCHEDULE 4.7(B)

                                    RENT ROLL

                                 Schedule 4.7(B)

                                 SCHEDULE 4.7(E)

                               FRANCHISE DEFAULTS

            HOTEL                 CITY, STATE            REASON FOR DEFAULT

                                    T/B/D

                                  SCHEDULE 4.14

                                   ERISA PLANS

      1.    Lodgian, Inc. 401(k) Plan.

      2.    Lodgian, Inc. Employee Health & Welfare Plan.

      3.    Multiemployer Plans covering employees of the following unions:

            Hotel, Motel & Restaurant Employees & Bartenders - Local 471 (Albany, NY) (pension, welfare)

            Hotel Employees & Restaurant Employees Local 274 (Philadelphia, PA) (pension, welfare)

            Hotel Employees & Restaurant Employees Local 17 (St. Paul, MN) (pension, welfare)

            Hotel Employees & Restaurant Employees Local 24 (Northfield, MI) (pension, welfare)

            International Union of Operating Engineers - Local 547 - A, B, C, E, H, (Northfield, MI) (pension, welfare)

                                  Schedule 4.14

                                  SCHEDULE 4.16

                                   LITIGATION

                                      NONE

                                  Schedule 4.16

                                  SCHEDULE 4.26

                        COLLECTIVE BARGAINING AGREEMENTS

                                      NONE

                                  Schedule 4.26

                                  SCHEDULE 5.14

                               MATERIAL AGREEMENTS

Agreement between PFG Broadline and Lodgian, Inc. dated July 1, 2003.

Agreement between Harbor Linen and Lodgian, Inc. dated March 1, 2002.

Various agreements between the Borrowers and On Command Video Corporation.

Group booking contract between Albany Hotel, Inc, and Southwest Airlines dated